UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO. 1
                                       TO
                                    FORM SB-2

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                 CYTOMEDIX, INC.
                 (Name of small business issuer in its charter)

        DELAWARE                          8731                    23-3011702
 (State or jurisdiction of     (Primary Standard Industrial     (IRS Employer
Incorporation or organization)  Classification Code Number)  Identification No.)


                           1523 S. BOWMAN RD., SUITE A
                              LITTLE ROCK, AR 72211
                                  (501)219-2111
              (Address and telephone number of principal executive
                    offices and principal place of business)

                                WILLIAM ALLENDER
                             CHIEF FINANCIAL OFFICER
                         1523 SOUTH BOWMAN ROAD, SUITE A
                           LITTLE ROCK, ARKANSAS 72211
                                 (501) 219-2111
            (Name, address and telephone number of agent for service)

                                 WITH COPIES TO:
                                A. HEATH ABSHURE
                             WILLIAMS & ANDERSON PLC
                          111 CENTER STREET, 22ND FLOOR
                           LITTLE ROCK, ARKANSAS 72201
                                 (501) 372-0800

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                                          CALCULATION OF REGISTRATION FEE

----------------------- --------------------- -------------------- --------------------- --------------------
Title of each class     Amount to be          Proposed maximum     Proposed maximum      Amount of
of securities to be     registered(1)(2)      offering price per   aggregate offering    Registration Fee
registered                                    share (3)            price (3)
----------------------- --------------------- -------------------- --------------------- --------------------
Common Stock, $.001     25,606,551 Shares     $2.07 per share      $53,005,560.57        $6,715.80
per value
----------------------- --------------------- -------------------- --------------------- --------------------




(1) Shares of common stock offered by selling shareholders. Includes 3,320,000 shares of common stock issuable upon conversion of Series C Preferred Stock, and 13,012,826 shares issuable upon the exercises of certain warrants.


(2) Pursuant to Rule 416, this registration statement includes such indeterminable number of additional shares of common stock issuable pursuant to the anti-dilution provisions of the Series C Convertible Preferred Stock, Series C-1 Warrants, Series C-2 Warrants, and certain other warrants in the event the number of outstanding shares is increased by stock split, stock dividend and similar transactions.

(3) Based upon the closing price per share of Cytomedix common stock as reported on the OTC Bulletin Board on May 7, 2004. The proposed offering price per share (and thus the proposed maximum aggregate offering price) for the selling shareholders was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine. Subject to completion

                                 CYTOMEDIX, INC.

               25,606,551 SHARES OF COMMON STOCK, $.0001 PAR VALUE
                         OFFERED BY SELLING SHAREHOLDERS

      This prospectus relates to 25,606,551 shares of Cytomedix common stock, of which:

      9,273,725 are shares of Cytomedix common stock that are outstanding currently and may be sold from time to time by certain selling shareholders;

      665,563 are shares of Cytomedix common stock that may in the future be issued to certain selling shareholders upon exercise of Cytomedix's outstanding Series A Warrants;

      477,263 are shares of Cytomedix common stock that may in the future be issued to certain selling shareholders upon exercise of Cytomedix's outstanding Series B Warrants;


      1,680,000 are shares of Cytomedix common stock that may in the future be issued to certain selling shareholders upon exercise of Cytomedix's outstanding Series C-1 Warrants;

      1,680,000 are shares of Cytomedix common stock that may in the future be issued to certain selling shareholders upon exercise of Cytomedix's outstanding Series C-2 Warrants;


      3,320,000 are shares of Cytomedix common stock that may in the future be issued to certain selling shareholders upon conversion of Cytomedix's outstanding Series C Preferred Stock;

      8,510,000 are shares of Cytomedix common stock that may in the future be issued to certain selling shareholders upon the exercise of other warrants to purchase shares of Cytomedix's common stock.

      The shares covered by this prospectus may be sold from time to time by the selling shareholders listed on page 11. The selling shareholders will act independently in determining the timing, manner, and size of each sale. The selling shareholders may also sell the common stock under Rule 144. We will not receive any of the proceeds from the sale of the common stock being offered by the selling shareholders.


      Our common stock is currently traded in the over-the-counter market and is quoted on the OTC Bulletin Board under the symbol CYME. On May 7, 2004, the closing sale price of our common stock was $2.07. There can be no assurance that our common stock will ever be traded on a national exchange or will continue to be quoted on the OTC Bulletin Board.

      AN INVESTMENT IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER THE RISK FACTORS BEGINNING ON PAGE 6 BEFORE PURCHASING SHARES OF OUR COMMON STOCK.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

      The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these shares until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

      The date of this prospectus is ______________________.

      THIS PROSPECTUS IS SUBJECT TO COMPLETION.


                                                 TABLE OF CONTENTS

PROSPECTUS SUMMARY                                                                                               1

RISK FACTORS                                                                                                     6

A.        WE HAVE LIMITED WORKING CAPITAL.                                                                       6

B.        WE HAVE A HISTORY OF LOSSES.                                                                           6

C.        WE HAVE A SHORT OPERATING HISTORY AND LIMITED OPERATING EXPERIENCE.                                    6

D.        OUR INTELLECTUAL PROPERTY ASSETS ARE CRITICAL TO OUR SUCCESS.                                          7

E.        THE AUTOLOGEL(TM)SYSTEM IS SUBJECT TO GOVERNMENTAL REGULATION.                                         7

F.        OUR SUCCESS COULD BE ADVERSELY AFFECTED IF OUR CUSTOMERS CANNOT                                        7
          OBTAIN REIMBURSEMENT.

G.        THE SUCCESS OF THE AUTOLOGEL(TM)SYSTEM IS DEPENDENT UPON ACCEPTANCE BY THE MEDICAL COMMUNITY.          8

H.        WE MAY BE UNABLE TO ATTRACT AND RETAIN KEY PERSONNEL.                                                  8

I.        LEGISLATIVE AND ADMINISTRATIVE ACTION MAY AFFECT US ADVERSELY.                                         8

J.        WE COULD BE AFFECTED ADVERSELY BY MALPRACTICE CLAIMS.                                                  9

K.        THE AUTOLOGEL(TM)SYSTEM HAS EXISTING COMPETITION IN THE MARKETPLACE.                                   9

L.        OUR COMMON STOCK IS TRADED IN THE OVER-THE-COUNTER MARKET,                                             9
          AND IT MAY NEVER BE LISTED ON A NATIONAL EXCHANGE.

M.        THE PRICE OF OUR COMMON STOCK COULD BE AFFECTED ADVERSELY BY SALES OF COMMON STOCK.                    9


N.        THE PRICE OF OUR COMMON STOCK IS LIKELY TO BE VOLATILE AND SUBJECT                                     9
          TO SWINGS BASED ON SALES AND OTHER MARKET CONDITIONS.

O.        PURCHASES OF OUR COMMON STOCK ARE SUBJECT TO THE SEC'S PENNY STOCK RULES.                             10

P.        THERE IS A RISK OF DILUTION.                                                                          10

Q.        WE ARE SUBJECT TO ANTI-TAKEOVER PROVISIONS AND LAWS.                                                  10

USE OF PROCEEDS                                                                                                 11

DETERMINATION OF OFFERING PRICE                                                                                 11

SELLING SHAREHOLDERS                                                                                            11

PLAN OF DISTRIBUTION                                                                                            21

LEGAL PROCEEDINGS                                                                                               21






DIRECTORS, EXECUTIVE OFFICERS, PROMOTORS AND CONTROL PERSONS                                                    23

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT                                                  27

DESCRIPTION OF SECURITIES                                                                                       31

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES                                             34
ACT LIABILITIES

DESCRIPTION OF BUSINESS                                                                                         34

A. CORPORATE HISTORY                                                                                            34

B. BUSINESS AND OPERATIONS                                                                                      35

C. SALES AND MARKETING AND A NATIONAL REIMBURSEMENT CODE                                                        36

D. COMPETITION                                                                                                  39

E. DISTRIBUTION                                                                                                 40

F. INTELLECTUAL PROPERTY RIGHTS                                                                                 40

G. GOVERNMENT APPROVAL                                                                                          43

H. GOVERNMENT REGULATION                                                                                        44

I. ENVIRONMENTAL LAWS                                                                                           46

J. RESEARCH AND DEVELOPMENT                                                                                     46

K. EMPLOYEES                                                                                                    46

MANAGEMENT'S DISCUSSION AND ANALYSIS                                                                            47

DESCRIPTION OF PROPERTY                                                                                         54

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                                                  54

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS                                                         57

EXECUTIVE COMPENSATION                                                                                          58

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE                            65

LEGAL MATTERS                                                                                                   65

EXPERTS                                                                                                         65

ADDITIONAL INFORMATION                                                                                          65

FINANCIAL STATEMENTS                                                                                           F-1



                               PROSPECTUS SUMMARY

      This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the more detailed information regarding Cytomedix, the risks of purchasing our common stock discussed under "Risk Factors," and our financial statements and accompanying notes.

                                    CYTOMEDIX

      We are a biotechnology company engaged primarily in researching, developing, licensing and distributing autologous cellular therapies, therapies that use the patient's own body products, for the treatment of chronic non-healing wounds. This includes our propriety platelet-rich plasma gel, AutoloGel(TM), and related product therapies. To create AutoloGel(TM), the patient's own plasma, platelets and other essential blood components are separated through centrifugation. These components are combined with several reagents which results in the formation of a gel that is applied topically to a wound under the direction of a physician.

      We are currently marketing the AutoloGel(TM) System into the chronic wound care market through the sale of disposable kits that provide a single treatment of AutoloGel(TM). In addition, we provide each customer with a specially-calibrated, table-top centrifuge used solely for the preparation of AutoloGel(TM). Each kit contains the disposables necessary to produce AutoloGel(TM) and grants a single-use license of our intellectual property necessary to produce AutoloGel(TM).


      We employ nine full-time employees. Our corporate headquarters is located at 1523 South Bowman, Suite A, Little Rock, Arkansas 72211. Our telephone number is (501) 219-2111 and our website is located at www.cytomedix.com. The information on our website is not a part of this prospectus.


      On August 7, 2001, we filed bankruptcy under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court of the Northern District of Illinois, Eastern Division. On July 11, 2002, our Plan of Reorganization became effective, and we emerged from bankruptcy. Since emerging from bankruptcy, we have elected new directors and have appointed a new management team. We have also adopted a new business plan emphasizing:

      o Successful completion of clinical trials to obtain FDA approval for the Autologel(TM) System's use for the treatment of non-healing diabetic foot ulcers and, ultimately, reimbursement approvals from various third-party payors;

      o Engagement of independent distributors and sales representatives to penetrate existing markets for the Autologel(TM) System; and

      o Aggressive protection of our intellectual property rights to protect our proprietary technology and maximize potential royalty and licensing revenue.


                    THE OFFERING BY THE SELLING SHAREHOLDERS


      The selling shareholders identified in this prospectus are selling up to 25,606,551 shares of our common stock. The selling shareholders acquired these shares, or will acquire these shares upon exercise of warrants or conversation of preferred stock, in transactions exempt from the registration requirements of the Securities Act of 1993. We will not receive any of the proceeds from the sale of the common stock offered by the selling shareholders.

      This prospectus relates to the registration for resale of up to 25,606,551 shares of common stock that were issued, or are issuable, in connection with the following transactions:

                                 2002 OFFERING


      In connection with our bankruptcy reorganization, we initiated a private offering of our common stock and warrants to purchase our common stock to accredited investors only. For each $1.00 invested in the 2002 Offering, investors received one share of common stock, 1/4 of a Series A Warrant (exercisable for two years at $1.00 per share of common stock) and 3/20 of a Series B Warrant (exercisable for three years at $1.50 per share of common stock). In connection with the 2002 Offering, we issued to investors 3,469,252 shares of common stock, Series A Warrants to purchase 867,313 shares of common stock, and Series B Warrants to purchase 520,388 shares of common stock. The number of shares of common stock issuable upon exercise of the Series A and Series B Warrants is subject to adjustment for stock splits, stock dividends, and similar transactions. We also issued 153,963 shares of common stock to broker-dealers as compensation in connection with the 2002 Offering. The common stock issuable upon exercise of the Series A and Series B Warrants is expected to be issued pursuant to exemptions provided by Section 4(2) of the Securities Act.


      This prospectus covers the resale of the common stock issued to investors in the 2002 Offering, the common stock issuable upon exercise of the Series A Warrants and the Series B Warrants, and the common stock issued to broker-dealers (or their designees) as compensation in connection with the 2002 Offering.

                                 2003 OFFERING

      On June 4, 2003, we initiated a private offering of our common stock to accredited investors only. In the 2003 Offering, we issued to investors 1,999,200 shares of common stock at a price of $1.25 per share. We also issued 40,776 shares of common stock to broker-dealers as compensation in connection with the 2003 Offering. This prospectus covers the resale of the common stock issued to investors in the 2003 Offering, and the common stock issued to broker-dealers (or their designees) as compensation in connection with the 2003 Offering.

                             2004 SERIES C OFFERING

      On March 26, 2004, we completed a private offering to accredited investors only of Series C Preferred Stock, Series C-1 Warrants, and Series C-2 Warrants raising gross proceeds of $2.8 million. The 2004 Series C Offering, and certain documents material to the 2004 Series C Offering, were disclosed in the Form 8-K filed with the SEC on March 29, 2004. In the 2004 Series C Offering, we issued and sold 280 shares of our new Series C convertible preferred stock, accompanied by Series C-1 Warrants to purchase a total of 1.4 million shares of our common stock and Series C-2 Warrants to purchase 1.4 million shares of our common stock. The Series C-1 Warrants and Series C-2 Warrants had an exercise price of $1.50 and a term of five years. The purchase price of each share of Series C preferred stock was $10,000.

      Each share of Series C convertible preferred stock is convertible into 10,000 shares of our common stock based on an initial conversion price of $1.00 per share. However, as is provided in the Certificate of Designation of the Relative Rights and Preferences of the Series C Convertible Preferred Stock, the holders of the Series C convertible preferred stock are prohibited from converting their Series C convertible preferred stock if the number of shares of common stock to be issued upon such conversion, when added to all other shares of our common stock owned by the holder at that time, would result in the holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 9.999% of the then-issued and outstanding shares of common stock. Similarly, holders of the Series C-1 Warrants and the Series C-2 Warrants may not exercise their warrants if such exercise would result in the holder beneficially owning more that 9.999% of the then-issued and outstanding shares of common stock, including the shares issuable upon exercise of the warrant.

      Two business days after the effective date of the registration statement of which this prospectus is a part, 50% of the outstanding Series C convertible preferred stock will automatically convert into common stock. The number of shares of common stock issuable upon conversion of the Series C convertible preferred stock, and the number of shares of common stock issuable upon exercise of the Series C-1 and Series C-2 Warrants, is subject to adjustment for stock splits, stock dividends and similar transactions, and for certain dilutive issuances of additional securities.

      In connection with the 2004 Series C Offering, we issued placement agent warrants to purchase 280,000 shares of common stock at an exercise price of $1.00 per share to Burnham Hill Partners, a division of Pali Capital, Inc., and to certain designees of Burnham Hill Partners. Burnham Hill Partners served as who acted as placement agent in connection with the 2004 Series C Offering, and the warrants were issued as partial consideration for its services. The placement agent warrants are immediately exercisable and expire on March 25, 2009. The number of shares of common stock issuable upon exercise of the placement agent warrants is subject to adjustment for stock splits, stock dividends and similar transactions, and for certain dilutive issuances of additional securities.

      The common stock to be issued upon conversion of the Series C convertible preferred stock, as well as the common stock to be issued upon exercise of the Series C-1 Warrants, Series C-2 warrants, and the placement agent warrants, is expected to be issued pursuant to exemptions afforded by Section 4(2) of the Securities Act of 1933. This prospectus covers the resale of the common stock issuable upon conversion of the Series C convertible preferred stock, exercise of the Series C-1 Warrants, exercise of the Series C-2 Warrants, and the exercise of the placement agent warrants.

                               2004 UNIT OFFERING

      On May 1, 2004, we completed a private placement to accredited investors only of 4,500 Units for gross proceeds of $4,500,000 consisting of cash and negotiable term promissory notes. Each Unit consisted of 1,000 shares of common stock and a five-year warrant to purchase an additional 1,000 shares of common stock at an exercise price of $1.50 per share. We received $2,612,500 in cash proceeds, and promissory notes for an additional $1,887,500.

      The holders of warrants issued in the Series 2004 Unit Offering may not exercise such warrants if the exercise would result in the holder beneficially owning more than 9.999% of the issued and outstanding common stock, including the shares issuable upon exercise of the warrants. The number of shares of common stock issuable upon exercise of the warrants is subject to adjustment for stock splits, stock dividends and similar transactions, and for certain dilutive issuances of additional securities. The common stock to be issued upon exercise of the warrants is expected to be issued pursuant to exemptions afforded by
Section 4(2) of the Securities Act.

      As of May 1, 2004, we have issued and delivered 2,612.5 Units to investors in the 2004 Unit Offering. The remaining 1,887.5 Units that have been issued are held in escrow and will be delivered as payments are received under the promissory notes received from certain investors in the 2004 Unit Offering. This prospectus covers the resale of the common stock issued in the 2004 Unit Offering, as well as the common stock issuable upon exercise of the warrants issued in the 2004 Unit Offering.

                               OTHER TRANSACTIONS

      In connection with the 2004 Series C Offering, we entered into a consulting agreement with Burnham Hill Partners, pursuant to which Burnham Hill Partners agreed to act as consultant to us for six months in return for consideration of $5,000 per month and consulting warrants to purchase 100,000 shares of our common stock. The consulting warrants have an exercise price of $1.00 and a term of five years. The number of shares of common stock issuable upon exercise of the consulting warrants is subject to adjustment for stock splits, stock dividends and similar transactions, and for certain dilutive issuances of additional securities. The common stock underlying the warrants is expected to be issued pursuant to exemptions afforded by Section 4(2) of the Securities Act. This prospectus covers the resale of the common stock issuable upon exercise of the consulting warrants issued to Burnham Hill Partners (or its designees).

      Effective February 24, 2004, we issued to BDR Consulting, Inc., a related party, warrants to purchase 200,000 shares of our common stock. The warrants have a ten-year term and an exercise price of $1.50 per share of common stock. These warrants were issued as partial consideration for the services provided by BDR Consulting under its consulting agreement dated July 16, 2002. The number of shares of common stock issuable upon exercise of the warrants is subject to adjustment for stock splits, stock dividends and similar transactions. The common stock underlying the warrants is expected to be issued pursuant to exemptions afforded by Section 4(2) of the Securities Act. This prospectus covers the resale of the common stock issuable upon exercise of the consulting warrants issued to BDR Consulting, Inc.

      Effective January 2, 2004, we entered into a Confidential Release and Settlement Agreement with Mr. Kent Smith, our former president and Chief Executive Officer. Mr. Smith consented to the expiration of all vested and unvested options or other stock-based incentives that had been awarded to him. In return, we granted Mr. Smith warrants to purchase 175,000 shares of common stock at an exercise price of $1.50. The warrants expire on January 2, 2007. The number of shares of common stock issuable upon exercise of the warrants is subject to adjustment for stock splits, stock dividends and similar transactions The common stock underlying the warrants is expected to be issued pursuant to exemptions afforded by Section 4(2) of the Securities Act. This prospectus covers the resale of the common stock issuable upon exercise of the warrants issued to Mr. Smith in connection with the Confidential Release and Settlement Agreement.


      In October 2003, we entered into a Services Agreement with FEQ Investments, Inc. In accordance with the Services Agreement, and as partial consideration for the services provided by FEQ Investments, we issued warrants to purchase 775,000 shares of common stock at an exercise price of $1.00 per share. In connection with consulting services provided regarding the 2004 Unit Offering, we issued FEQ Investments additional consulting warrants to purchase 450,000 shares of common stock at an exercise price of $1.00 per share. The initial warrants issued to FEQ Investment expire on October 1, 2006. The subsequent consulting warrants issued to FEQ Investments expire on April 1, 2009. The number of shares of common stock issuable upon exercise of the warrants is subject to adjustment for stock splits, stock dividends and similar transactions. The common stock underlying the warrants is expected to be issued pursuant to exemptions afforded by Section 4(2) of the Securities Act. This prospectus covers the resale of the common stock issuable upon exercise of the consulting warrants issued to FEQ Investments.


      In October 2003, we entered into a consulting agreement with The Carmen Group, Inc., a related party, to expire on October 1, 2004. Upon the signing of the consulting agreement, and as partial consideration for the services to be provided by The Carmen Group, we agreed to issue a fully-vested and irrevocable warrant to purchase 100,000 shares of common stock at an exercise price of $1.25. No later than September 30, 2004, we are obligated to issue The Carmen Group an additional warrant to purchase 100,000 shares of common stock exercisable at $2.00 per share. In the event the consulting agreement is terminated prior to October 1, 2004, we have the option of paying The Carmen Group a lump sum equal to $10,000 for each month that the consulting agreement has been in effect, or immediately issuing the additional warrant to purchase 100,000 shares of common stock at $2.00 per share. The number of shares of common stock issuable upon exercise of the warrants is subject to adjustment for stock splits, stock dividends and similar transactions. The common stock underlying the warrants is expected to be issued pursuant to exemptions afforded by Section 4(2) of the Securities Act. This prospectus covers the resale of the common stock issuable upon exercise of the warrants issued to The Carmen Group.

      In October 2003, we entered into a Services Agreement with IVC Group. Under the terms of the Services Agreement, as partial consideration for the consulting services provided by IVC Group, we issued warrants to purchase 400,000 shares of common stock at an exercise price of $1.00 per share. The warrants expire on October 1, 2006. The number of shares of common stock issuable upon exercise of the warrants is subject to adjustment for stock splits, stock dividends and similar transactions. The common stock underlying the warrants is expected to be issued pursuant to exemptions afforded by Section 4(2) of the Securities Act. This prospectus covers the resale of the common stock issuable upon exercise of the warrants issued to IVC Group.

      In October 2003, we entered into a Services Agreement with Stern & Co. Under the terms of the Services Agreement, as partial consideration for the consulting services provided by Stern & Co., we issued warrants to purchase 100,000 shares of common stock at an exercise price of $1.25 per share. The warrants expire on October 1, 2006. The number of shares of common stock issuable upon exercise of the warrants is subject to adjustment for stock splits, stock dividends and similar transactions. The common stock underlying the warrants is expected to be issued pursuant to exemptions afforded by Section 4(2) of the Securities Act. This prospectus covers the resale of the common stock issuable upon exercise of the warrants issued to Stern & Co.

      On August 27, 2003, we entered into an agreement with The Research Works, Inc., whereby The Research Works prepared an equity report on the company. This report is published on the Research Works website and is updated periodically. We authorized and issued 40,000 shares of common stock to The Research Works as partial consideration for services rendered. This prospectus covers the resale of the common stock issued to The Research Works.

      On April 1, 2003, we entered into a consulting agreement with Ms. Nadine Smith. Under the terms of the agreement, as partial consideration for the services provided by Ms. Smith, we issued warrants to purchase 1,000,000 shares of common stock at an exercise price of $1.00 per share. The warrants expire on April 1, 2010. The number of shares of common stock issuable upon exercise of the warrants is subject to adjustment for stock splits, stock dividends and similar transactions. The common stock underlying the warrants is expected to be issued pursuant to exemptions afforded by Section 4(2) of the Securities Act. This prospectus covers the resale of the common stock issuable upon exercise of the warrants issued to Ms. Smith.

      On July 29, 2002, we entered into a Financial Services Agreement with HMA Advisors, Inc. Under the terms of the Financial Services Agreement, as partial consideration for the services provided by HMA Advisors, we issued warrants to purchase 600,000 shares of common stock at an exercise price of $1.00 per share. The warrants expire on August 1, 2007. The common stock underlying the warrants is expected to be issued pursuant to exemptions afforded by Section 4(2) of the Securities Act. This prospectus covers the resale of the common stock issuable upon exercise of the warrants issued to HMA Advisors.


Securities Being Offered                 Up to 25,606,551 shares of common stock
--------------------------------------------------------------------------------
Offering                                 Price The selling shareholders will
                                         sell the shares at prevailing market
                                         prices or at privately negotiated
                                         prices.
--------------------------------------------------------------------------------
Terms                                    of the Offering The selling
                                         shareholders will determine when and
                                         how they will sell the common stock
                                         offered in this prospectus.
--------------------------------------------------------------------------------
Termination                              of the Offering The offering will
                                         conclude when all of the 25,606,551
                                         shares of common stock have been sold
                                         or may be sold without registration or
                                         restriction pursuant to Rule 144.
--------------------------------------------------------------------------------
Use                                      of Proceeds We will not receive any
                                         proceeds from the sale of common stock
                                         by the selling shareholders.
--------------------------------------------------------------------------------


                           FORWARD-LOOKING INFORMATION

         When used in this prospectus, the words "believes," "plans," "anticipates," "will likely result," "will continue," "projects," "expects," and similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including those risks defined above, which could cause actual results to differ materially from those projected.

         We caution readers not to place undue reliance on any forward-looking statements, which are based on certain assumptions and expectations which may or may not be valid or actually occur, and which involve certain risks, including these risks defined below. Sales and other revenues may not commence and/or continue as anticipated due to delays or otherwise. As a result, our actual results for future periods could differ materially from those anticipated or projected.

                                  RISK FACTORS

      The securities offered under this prospectus are highly speculative and involve high risk. You should purchase them only if you can afford to lose your entire investment. Prior to investing in Cytomedix, a prospective investor should consider carefully the following risk factors which may affect our business and financial condition. Our business and results of operations could be seriously harmed by the following risk, which may cause actual results to differ materially from those expressed or implied by any forward-looking statement included in this prospectus. The risks described below are not to be deemed an exhaustive list of all potential risks.

                        WE HAVE LIMITED WORKING CAPITAL.

      Because we have been in bankruptcy, we will not be obtaining extensive debt financing. All working capital required to implement our business plan will be obtained through revenues and offerings of our securities. No assurance can be given that we will have revenues sufficient to support and sustain our operations through 2005 or any future period.

      We may need to obtain additional funds to support its future operational expenses and capital requirements. We may need to generate increased revenues or may need to raise additional funds through securities offerings or otherwise. No assurance can be given that we will be able to increase revenues or that we will successfully offer and sell securities. Even if such transactions are possible, there is no assurance that they will be on reasonable terms or that they will enable us to satisfy our capital requirements. If additional funds are raised through the issuance of securities, the percentage ownership of existing stockholders will be reduced, stockholders may experience additional dilution and such securities may have rights, preferences and privileges senior to those of our common stock.

      If we do not have adequate working capital or if adequate working capital is not available on acceptable terms when needed, we may have to delay the completion of our current business plan or significantly reduce the scope of our business plan. We could be forced to delay or abandon our plans for the clinical trials, FDA approval, and the government regulatory and reimbursement approval processes necessary for third-party payor reimbursement. We could have to postpone the hiring of new personnel or engagement of sales representatives and distributors. In an extreme situation, we could be forced to cease operations.

                          WE HAVE A HISTORY OF LOSSES.

      We have a history of losses and expect to incur substantial losses and negative operating cash flows for the foreseeable future. We may never achieve or maintain profitability. We are not currently profitable and expect to continue to incur net losses in the foreseeable future. We also expect to experience negative cash flow for the foreseeable future. We will need to generate significant revenues to achieve and maintain profitability. We cannot guarantee that we will be able to generate these revenues, and we may never achieve profitability in the future.

       WE HAVE A SHORT OPERATING HISTORY AND LIMITED OPERATING EXPERIENCE.

      We are subject to the uncertainties and complexities affecting a development stage biotechnology company. We emerged from bankruptcy in July 2002, and only recently have we begun to implement our current business plan. Thus, we have a very limited operating history and limited experience in conducting operations pursuant to the current business plan. If we fail to implement successfully our current business plan and strategy, it could adversely affect our business, operating results, and financial condition.

      While we are seeing positive signs and are optimistic regarding our business plan, there can be no assurance that we will be successful in implementing the business plan. Even if implemented, there can be no assurance that the business plan will be effective in generating revenues. Continued operating losses, together with the risks associated with our inability to gain new customers may have a material adverse effect on our liquidity. We may also be forced to respond to unforeseen difficulties, such as decreasing demand for our products and services, regulatory requirements and unanticipated market pressures.

          OUR INTELLECTUAL PROPERTY ASSETS ARE CRITICAL TO OUR SUCCESS.

      We regard our patents, trademarks, trade secrets, and other intellectual property assets as critical to our success. We rely on a combination of patents, trademarks, and trade secret and copyright laws, as well as confidentiality procedures, contractual provisions, and other similar measures, to establish and protect our intellectual property assets. We attempt to prevent disclosure of our trade secrets through a number of means, including restricting access to sensitive information and requiring our employees, consultants, and other persons with access to our sensitive information to sign confidentiality agreements. Despite these efforts, we may not be able to prevent misappropriation of our technology or deter others from developing similar technology in the future. Furthermore, policing the unauthorized use of our intellectual property assets is difficult and expensive. Litigation has been necessary in the past and will be necessary in the future in order to enforce our intellectual property assets. Litigation could result in substantial costs and diversion of resources. We cannot guarantee that we will be successful in any litigation matter relating to our intellectual property assets.

         THE AUTOLOGEL(TM) SYSTEM IS SUBJECT TO GOVERNMENTAL REGULATION.

      Our products and services may be subject to extensive regulation by numerous regulatory authorities both in the United States and in foreign countries. This includes the U.S. Food and Drug Administration (FDA), state regulatory agencies, and various types of regulatory authorities in foreign countries. The FDA regulates drugs, medical devices and biologics that move in interstate commerce and requires that such products receive pre-marketing approval based on evidence of safety and efficacy. The requirements of regulatory agencies in foreign countries are similar to those of the FDA. In addition, any change in current regulatory interpretations or positions of state regulatory officials where the AutoloGel(TM) System is sold or used, could materially and adversely affect our ability to sell products in those states.

      As we expand and offer additional products in the United States and in foreign countries, we may require approvals from regulatory authorities prior to selling any of our products into the market. We have no assurance that we will be able to obtain all necessary approvals from applicable regulatory authorities. Failure to obtain the required approvals would have a material adverse impact on our business and financial condition.

         OUR SUCCESS COULD BE ADVERSELY AFFECTED IF OUR CUSTOMERS CANNOT
                             OBTAIN REIMBURSEMENT.

      AutoloGel(TM) is provided to health care providers. Some of these providers, in turn, seek reimbursement from third party payors such as Medicare, Medicaid, and other private insurers. Many foreign countries also have comprehensive government-managed health care programs that provide reimbursement for health care products. Under such health care programs, reimbursement is often a determining factor in predicting a product's success, with some physicians and patients strongly favoring only those products for which they will be reimbursed. To date, the AutoloGel(TM) System has been approved for Medicaid reimbursement in certain circumstances by the Illinois Department of Public Aid (Medicaid) and the State of Minnesota Department of Human Services (Medicaid). We have no assurance that any state agencies, or agencies in foreign countries will approve the AutoloGel(TM) System for Medicaid or other reimbursement, or that any state agency or foreign countries that approve reimbursement will continue to do so.


      One focus of our new business plan is to obtain a national reimbursement product code for the AutoloGel(TM) System. The results of the clinical trial that we are conducting, if favorable, will facilitate our ability to obtain a reimbursement product code. Before we may obtain a national reimbursement product code, we may also be required to provide other safety, medical effectiveness and cost effectiveness information regarding the AutoloGel(TM) System. The clinical trial is a prospective, randomized, controlled, multi-site trial that has been approved by the FDA under an Investigational Device Exemption. Assuming favorable results from the clinical trial, we will provide the necessary information to the Center for Medicare and Medicaid Services, formerly known as the Healthcare Financing Agency, and ask for a national reimbursement product code. In addition, a 1992 HCFA ruling prohibiting the reimbursement of growth factor products for chronic wounds may have to be dismissed in order to secure a national reimbursement product code.

      If the results of those clinical trials are favorable, it will greatly benefit, but not guarantee, our ability to obtain reimbursement approval from governmental agencies and private insurers. If the results from the clinical trials are not favorable, we cannot guarantee that third-party payors will elect to reimburse treatments using our products or processes. In any event, we cannot guarantee that any reimbursement obtained will be continued for any amount of time, or that the level of reimbursement granted will be sufficient to cover the cost of the product or process to the physician or to the patient. Our inability to obtain reimbursement approval from governmental agencies and private insurers may significantly limit our revenues.

   THE SUCCESS OF THE AUTOLOGEL(TM) SYSTEM IS DEPENDENT ON ACCEPTANCE BY THE
                               MEDICAL COMMUNITY.

      The commercial success of our products will depend upon the medical community and patients accepting our products as safe and effective. If the medical community and patients do not ultimately accept our products as safe and effective, we may be unable to sell the products.

              WE MAY BE UNABLE TO ATTRACT AND RETAIN KEY PERSONNEL.

      Our success depends on our ability to attract, retain and motivate highly-skilled management and employees. It also depends on our ability to locate and engage independent sales representatives and distributors with expertise and contacts in the wound care market. We have a team of highly-qualified officers, consultants and independent sales representatives, but we cannot assure that we will be able to successfully integrate these officers, consultants and independent sales representatives into our operations, retain any or all of them or be successful in recruiting additional personnel as needed. Our inability to do so will materially and adversely affect our business prospects, operating results and financial condition.

      Our ability to maintain and provide additional services to our existing customers depends upon our ability to hire and retain business development and scientific and technical personnel with the skills necessary to keep pace with continuing changes in our industry. Competition for such personnel is intense. We compete with pharmaceutical, biotechnology and health care companies. Our inability to retain additional qualified personnel may lead to higher recruiting and compensation costs. These increased costs may reduce our profit margins or make retaining new personnel impractical.

         LEGISLATIVE AND ADMINISTRATIVE ACTION MAY AFFECT US ADVERSELY.

      Political, economic and regulatory influences are subjecting the health care industry in the United States to fundamental change. We cannot predict what other legislation relating to our business or to the health care industry may be enacted, including legislation relating to third-party reimbursement, or what effect such legislation may have on our business, prospects, operating results and financial condition. We expect federal and state legislators to continue to review and assess alternative health care delivery and payment systems, and possibly adopt legislation affecting fundamental changes in the health care delivery system. Such laws may contain provisions altering the operating environment for our targeted customers, including hospitals and managed care organizations.

      Health care industry participants may react to such legislation by curtailing or deferring expenditures and initiatives, including those relating to our products. Future legislation could result in modifications to the existing public and private health care insurance systems that would have a material adverse effect on the reimbursement policies discussed above.

              WE COULD BE AFFECTED ADVERSELY BY MALPRACTICE CLAIMS.

      Due to the nature of our product and business, we are subject to an inherent risk of professional malpractice and other claims. We do not control or direct the practice of medicine by physicians or health care providers who use our products. We do not assume responsibility for compliance with regulatory and other requirements directly applicable to physicians. However, we cannot guarantee that claims, suits or complaints relating to the use of the AutoloGel(TM) System will not be asserted against us in the future.

      The production, marketing and sale and use of the AutoloGel(TM) System carry the risk that product liability claims will be asserted against us. These risks cannot be eliminated, and we could be held liable for any damages that might result from adverse reactions or infectious disease transmission. This liability could materially and adversely affect our business, prospects, operating results and financial condition.

      We currently maintain professional and product liability insurance coverage, but we cannot guarantee that the coverage limits of this insurance would be adequate to protect us against all potential claims. We may not be able to obtain or maintain professional and product liability insurance in the future on acceptable terms or with adequate coverage against potential liabilities.

      THE AUTOLOGEL(TM) SYSTEM HAS EXISTING COMPETITION IN THE MARKETPLACE.

      We face competition from pharmaceutical companies, biopharmaceutical companies and other competitors. Many of our competitors (and potential competitors) are much larger than us, with greater capital resources, larger marketing staffs and more experience. We cannot guarantee that we will be able to compete effectively against these companies in the future. If we are unable to participate and compete in the cellular therapy market, our financial condition will be materially and adversely affected.

      Recently developed technologies, or technologies that may be developed in the future, may be the basis for developments which will compete with our products. Other companies have developed or are developing products which may be in direct competition with the AutoloGel(TM) System. We may not be the first to the market with any newly developed products. Further, we may not be successful in marketing our products against those developed and offering by our competitors.

   OUR COMMON STOCK IS TRADED IN THE OVER-THE-COUNTER MARKET, AND IT MAY NEVER
                       BE LISTED ON A NATIONAL EXCHANGE.

      Our common stock is currently traded in the over-the-counter market and quoted on the Over-The-Counter Bulletin Board under the symbol "CYME." Our common stock may never be listed on a national securities exchange. This means that it may be hard or impossible to find a willing buyer for our common stock in the future.

          THE PRICE OF OUR COMMON STOCK COULD BE AFFECTED ADVERSELY BY
                             SALES OF COMMON STOCK.

      To date, there has been very limited trading volume in our common stock. As long as this condition continues, it could be difficult or impossible to sell a significant number of shares of common stock at any particular time at the market prices prevailing immediately before such shares are offered. In addition, sales of substantial amounts of common stock could lower the prevailing market price of our common stock. This would limit or perhaps prevent our ability to raise capital through the sale of securities.

  THE PRICE OF OUR COMMON STOCK IS LIKELY TO BE VOLATILE AND SUBJECT TO SWINGS
                  BASED ON SALES AND OTHER MARKET CONDITIONS.

      The market price of our common stock is likely to be highly volatile. In addition to market volatility unrelated to our operating performance, the relatively low trading volume of our common stock increases the likelihood and severity of volume fluctuations. These volume fluctuations could result in an increase in the volatility of our common stock price. Factors that could cause such volatility in the price of our common stock may include: (a) actual or anticipated fluctuations in our quarterly operating results; (b) announcements of technological innovations or new sales; (c) changes in financial estimates by securities analysts; (d) governmental regulations; (e) developments in our efforts to protect our intellectual property assets; (f) conditions or trends in the health care industry; (g) changes in the market valuations of other comparable companies; (h) general market conditions; and (i) timing of sales of large positions in our common stock by existing shareholders.

             PURCHASES OF OUR COMMON STOCK ARE SUBJECT TO THE SEC'S
                               PENNY STOCK RULES.

      Generally, any non-NASDAQ equity security that has a market price of less than $5.00 per share is defined as a Penny Stock. Penny Stocks are subject to special rules and regulations under the Securities Exchange Act of 1934. These rules require additional disclosure by broker-dealers in connection with any trades involving Penny Stock. Our common stock is currently defined as a Penny Stock, and we are uncertain if the market price of our common stock will ever be above $5.00 per share. As a result of our common stock being characterized as a Penny Stock, the market liquidity for our common stock may be adversely affected by the Penny Stock rules and regulations. This could restrict an investor's ability to sell the common stock in a secondary market.

      The rules governing Penny Stock require the delivery, prior to any Penny Stock transaction, of a disclosure schedule explaining the Penny Stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell Penny Stocks to persons other than established customers and accredited investors (generally defined as an investor with a net worth in excess of $1,000,000 or annual income exceeding $200,000, $300,000 together with a spouse). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the Penny Stock and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Such information must be provided to the customer orally or in writing prior to effecting the transaction and in writing before or with the customer confirmation. Monthly statements must be sent disclosing recent price information for the Penny Stock held in the account and information on the limited market in Penny Stock. The additional burdens imposed on broker-dealers may discourage them from effecting transactions in our common stock, which could severely limit the liquidity of the common stock and the ability of shareholders to sell our common stock in the secondary market.

                          THERE IS A RISK OF DILUTION.


      As of June 17, 2004, there are outstanding 16,639,965 shares of common stock with an additional 1,687,500 common shares issuable subject to secured subscription agreements. As of June 17, 2004, there are outstanding 1,475,471 shares of Series A convertible preferred stock, 1,380,419 shares of Series B convertible preferred stock, and 276 shares of Series C convertible preferred stock. These shares of preferred stock could be converted into approximately 3,711,963 shares of common stock; one-half of the outstanding Series C convertible preferred stock will be converted into common stock automatically upon the effectiveness of the registration statement of which this prospectus is a part. This mandatory conversion alone will result in the issuance of at least 1,380,000 shares of common stock. Also, there are currently outstanding warrants or options to purchase 8,510,000 shares of common stock at exercise prices of $1.00 to $1.50.


      Furthermore, we may issue additional common stock or rights to acquire common stock through future private or public offerings. The issuance of additional common stock or rights to acquire common stock could trigger certain anti-dilutive adjustments in the Series C convertible preferred stock, the Series C-1 Warrants, the Series C-2 Warrants, and the warrants issued in connection with the 2004 Unit Offering. Our future issuance of common stock will dilute the tangible book value of each share of common stock. We are unable to predict the effect, if any, that market sales of these shares, or the availability of those shares for future sale, will have on the prevailing market price of the common stock.

              WE ARE SUBJECT TO ANTI-TAKEOVER PROVISIONS AND LAWS.

      Provisions in our Restated Certificate of Incorporation and Restated Bylaws and applicable provisions of the Delaware General Corporation Law may make it more difficult for a third party to acquire control of us without the approval of our board of directors. These provisions may make it more difficult or expensive for a third party to acquire a majority of our outstanding voting common stock or delay, prevent or deter a merger, acquisition, tender offer or proxy contest, which may negatively affect our stock price.

                                 USE OF PROCEEDS

      We will not receive any proceeds from the sale of common stock offered through this prospectus by the selling shareholders. We are registering the shares for sale to provide the selling shareholders with freely tradable securities. The registration of these shares does not necessarily mean that any of these shares will be offered or sold by the selling shareholders. All proceeds from the sale of shares sold under this prospectus will go to the selling shareholders.

      We may receive proceeds from the selling shareholders' exercise of warrants, but the issuance of common stock from Cytomedix to the selling shareholders is not covered by this prospectus. Such proceeds, if any, will be used for working capital and other corporate purposes. However, certain warrants held by selling shareholders may be exercised through a cashless exercise in certain circumstances, in which event we would not receive any proceeds from the exercise.

                         DETERMINATION OF OFFERING PRICE

      This prospectus may be used from time to time by the selling shareholders who offer the common stock in transactions (which may include block transactions) at prevailing market prices at the time of sale, at prices related to the prevailing market prices, or at other negotiated prices. The selling shareholders will act independently in determining the offering price of each sale.

                              SELLING SHAREHOLDERS

      The following table sets forth the names of the selling shareholders and the number of shares of common stock being registered for sale by the selling shareholders (or their permitted pledges, donees, transferees or other permitted successors in interest) under this prospectus as of the date of this prospectus. The table also sets forth the number of shares of common stock believed to be beneficially owned by each selling shareholder. This table is based upon information provided by the selling shareholders. Except as otherwise indicated in the table below, the number of shares beneficially owned by each of the selling shareholders is determined by rules promulgated by the Securities and Exchange Commission and the information is not necessarily indicative of beneficial ownership for any other purpose.

      The number of shares offered in this prospectus includes shares of common stock issuable upon conversion of preferred stock and shares of common stock issuable upon exercise of warrants. The number of shares that will ultimately be issued to the selling shareholders cannot be determined at this time because it depends on whether and when the holders of the Series C Preferred Stock convert their Series C Preferred Stock, and whether and when the holders of the warrants ultimately exercise their warrants. Further the number of shares issuable upon conversion of the Series C Preferred Stock and upon exercise of the various warrants may be subject to certain adjustments to prevent dilution resulting from stock splits, stock dividends or similar transactions, and in some circumstances, certain other dilutive issuances of securities.

      For some of the selling shareholders, the number of shares of common stock being sold in the offering will be greater that the number of shares of common stock beneficially owned prior to the offering. This is due to a limitation on the number of shares of common stock that these selling shareholders can hold at any given time. Under the terms of the Series C convertible preferred stock, the holders of the Series C convertible preferred stock are prohibited from converting their Series C convertible preferred stock if the number of shares of common stock to be issued upon such conversion, when added to all other shares of our common stock owned by the holder at that time, would result in the holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 9.999% of the then-issued and outstanding shares of common stock. Similarly, holders of the Series C-1 Warrants and the Series C-2 Warrants may not exercise their warrants if such exercise would result in the holder beneficially owning more that 9.999% of the then-issued and outstanding shares of common stock, including the shares issuable upon exercise of the warrant. Also, holders of the warrants issued in the 2004 Unit Offering may not exercise their warrants if such exercise would result in the holder beneficially owning more than 9.999% of the then-issued and outstanding shares of common stock, including the shares issuable upon exercise of the warrant. However, regardless of this limitation, we are obligated to register the resale of all of the shares of common stock that are issuable upon conversion of Series C convertible preferred stock or exercise of warrants. Consequently, some of the selling shareholders in the table below are shown as offering and selling a greater number of shares than they beneficially own.

      Each selling shareholder who purchased securities from us has represented to us that, at the time of such purchase, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities. To our knowledge, each selling shareholder who purchased securities from us and is a broker-dealer or an affiliate thereof purchased the securities in the ordinary course of business.

      The following table assumes that each selling shareholder will sell all of the shares of common stock being offered by this prospectus. However, because the selling shareholders may offer all, some or none of the common stock listed in the table pursuant to this prospectus or otherwise, no estimate can be given as to the amount or percentage of common stock that will be held by the selling shareholders upon termination of the offering. The selling shareholders may sell all, part, or none of the shares listed.

      Except as is indicated in the footnotes to the table below, none of the selling shareholders has had any position, office or other material relationship with us, other than as a security holder, during the past three years.


      The term "selling shareholder" includes the shareholders listed below and their transferees, assigns, pledges, donees or other successors. The percentage of beneficial ownership is based on 16,639,965 shares of common stock issued and outstanding on June 17, 2004. Shares of common stock subject to warrants, options and other convertible securities that are currently exercisable or exercisable within 60 days of June 17, 2004, are considered outstanding and beneficially owned by a selling shareholder who holds those warrants, options or other convertible securities for the purpose of computing the percentage ownership of that selling shareholder but are not treated as outstanding for the purpose of computing the percentage ownership of any other selling shareholder.

------------------------------------------------------------------------------------------------------------------------------------
                 SHARES                        SHARES OF COMMON STOCK TO BE SOLD IN THE OFFERING                    SHARES
                 BENEFICIALLY                                                                                       BENEFICIALLY
                 OWNED PRIOR TO                                                                                     OWNED AFTER
                 OFFERING                                                                                           THE OFFERING(1)
------------------------------------------------------------------------------------------------------------------------------------
NAME OF          NUMBER     %   COMMON  UPON       UPON      UPON         UPON      UPON       UPON       UPON     NUMBER         %
SELLING                         STOCK   EXERCISE   EXERCISE  CONVERSION   EXERCISE  EXERCISE   EXERCISE   EXERCISE
SHAREHOLDER                             OF         OF        OF SERIES    OF        OF         OF UNIT    OF OTHER
                                        SERIES A   SERIES    C            SERIES    SERIES     OFFERING   WARRANTS
                                        WARRANTS   B         PREFERRED    C-1       C-2        WARRANTS
                                                   WARRANTS  STOCK        WARRANTS  WARRANTS    (2)
                                                             (2)(3)       (2)(3)    (2)(3)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
All Co.           17,500   *     12,500    3,125    1,875                                                                         *

------------------------------------------------------------------------------------------------------------------------------------
Bel-Cal          192,515   1.2  125,015            67,500                                                                         *
Holdings,
Ltd.
------------------------------------------------------------------------------------------------------------------------------------
B.J. Hogg         22,437   *     15,625             1,875                                                                   4,937 *
Enterprises

------------------------------------------------------------------------------------------------------------------------------------
Guy H. Collins    84,000   *     60,000   15,000    9,000                                                                         *


------------------------------------------------------------------------------------------------------------------------------------
Steven W.        135,382   *     35,382   62,500   37,500                                                                         *
Creekmore


------------------------------------------------------------------------------------------------------------------------------------
David Paul       511,274  3.1    56,500   12,500    7,500                                                                434,774 2.6
Crews Living
Revocable
Trust, David
Paul Crews,
Trustee (4)


------------------------------------------------------------------------------------------------------------------------------------
Jack & Joyce    187,912   1.1    71,250             8,550                                                                 108,112 *
Crouse


------------------------------------------------------------------------------------------------------------------------------------
Gary T. &        70,000    *     50,000   12,500    7,500                                                                         *
Helene F.
Dalton



------------------------------------------------------------------------------------------------------------------------------------
John Paul     1,350,000   8.1   750,000   62,500   37,500                                     500,000                             *
DeJoria


------------------------------------------------------------------------------------------------------------------------------------
Norbert J.       24,500    *     17,500    4,375    2,625                                                                         *
& Marge
Felderhoff


------------------------------------------------------------------------------------------------------------------------------------
Michael J.      112,469    *              62,500   37,500                                                                  12,469 *
Garnick



------------------------------------------------------------------------------------------------------------------------------------
Gary             12,405    *      5,000                                                                                     7,405 *
Heathcott


------------------------------------------------------------------------------------------------------------------------------------
Russell          17,500    *     12,500    3,125    1,875                                                                         *
Huckaby


------------------------------------------------------------------------------------------------------------------------------------
R. Lance &      105,000    *     75,000   18,750   11,250                                                                         *
Lee
Lanehart

------------------------------------------------------------------------------------------------------------------------------------

                 SHARES                        SHARES OF COMMON STOCK TO BE SOLD IN THE OFFERING                    SHARES
                 BENEFICIALLY                                                                                       BENEFICIALLY
                 OWNED PRIOR TO                                                                                     OWNED AFTER
                 OFFERING                                                                                           THE OFFERING(1)
------------------------------------------------------------------------------------------------------------------------------------
NAME OF          NUMBER     %   COMMON UPON       UPON      UPON         UPON      UPON       UPON       UPON      NUMBER         %
SELLING                         STOCK  EXERCISE   EXERCISE  CONVERSION   EXERCISE  EXERCISE   EXERCISE   EXERCISE
SHAREHOLDER                            OF         OF        OF SERIES    OF        OF         OF UNIT    OF OTHER
                                       SERIES A   SERIES    C            SERIES    SERIES     OFFERING   WARRANTS
                                       WARRANTS   B         PREFERRED    C-1       C-2        WARRANTS
                                                  WARRANTS  STOCK        WARRANTS  WARRANTS   (2)
                                                            (2)(3)       (2)(3)    (2)(3)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
William F.      270,000   1.6   150,000   12,500    7,500                                     100,000                             *
Miller,
III


------------------------------------------------------------------------------------------------------------------------------------
Shirley         295,378   1.8   135,000                                                                                    160,378*
Pruett


------------------------------------------------------------------------------------------------------------------------------------
Jeff             40,000    *              25,000   15,000                                                                         *
Rand


------------------------------------------------------------------------------------------------------------------------------------
Nancy G.         28,000    *     20,000    5,000    3,000                                                                         *
Reaves


------------------------------------------------------------------------------------------------------------------------------------
William          11,319    *               3,125    1,875                                                                    6,319*
Glenn
Smith


------------------------------------------------------------------------------------------------------------------------------------
SPH             175,000   1.1   125,000   31,250   18,750                                                                         *
Investments,
Inc.


------------------------------------------------------------------------------------------------------------------------------------
John             63,343    *     20,000    5,000    3,000                                                                   35,343*
Steed


------------------------------------------------------------------------------------------------------------------------------------
Donald J.        17,500    *     12,500    3,125    1,875                                                                         *
Tackett


------------------------------------------------------------------------------------------------------------------------------------
Darrell         140,000    *    100,000   25,000   15,000                                                                         *
Teeter



------------------------------------------------------------------------------------------------------------------------------------
William C.      710,090   4.3   507,252   45,563   27,338                                     125,000                        4,937*
Tennison



------------------------------------------------------------------------------------------------------------------------------------
Trinity          91,083    *     50,000   12,500    7,500                                                                   21,083*
Pacific
Investments
Ltd

------------------------------------------------------------------------------------------------------------------------------------
Vitel           100,000    *    100,000                                                                                           *
Ventures
Corp.


------------------------------------------------------------------------------------------------------------------------------------
Waverly         213,677   1.3    20,000    5,000    3,000                                                                185,677 1.1
Holdings,
LLC


------------------------------------------------------------------------------------------------------------------------------------
Bud &           350,000   2.1   250,000   62,500   37,500                                                                         *
Julie
Whetstone
Charitable
Foundation


------------------------------------------------------------------------------------------------------------------------------------
Bud Whetstone    210,000   1.3 150,000   37,500      22,500                                                                       *

------------------------------------------------------------------------------------------------------------------------------------
                 SHARES                        SHARES OF COMMON STOCK TO BE SOLD IN THE OFFERING                    SHARES
                 BENEFICIALLY                                                                                       BENEFICIALLY
                 OWNED PRIOR TO                                                                                     OWNED AFTER
                 OFFERING                                                                                           THE OFFERING(1)
------------------------------------------------------------------------------------------------------------------------------------
NAME OF          NUMBER     %   COMMON UPON       UPON      UPON         UPON      UPON       UPON       UPON      NUMBER         %
SELLING                         STOCK  EXERCISE   EXERCISE  CONVERSION   EXERCISE  EXERCISE   EXERCISE   EXERCISE
SHAREHOLDER                            OF         OF        OF SERIES    OF        OF         OF UNIT    OF OTHER
                                       SERIES A   SERIES    C            SERIES    SERIES     OFFERING   WARRANTS
                                       WARRANTS   B         PREFERRED    C-1       C-2        WARRANTS
                                                  WARRANTS  STOCK        WARRANTS  WARRANTS   (2)
                                                            (2)(3)       (2)(3)    (2)(3)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Leon DeLozier       5000   *              3,125      1,875                                                                        *


------------------------------------------------------------------------------------------------------------------------------------
Steve Holden(5)  100,000   1.4           62,500     37,500                                                                        *


------------------------------------------------------------------------------------------------------------------------------------
Kenneth L.        35,000   *    25,000    6,250      3,750                                                                        *
Erikson


------------------------------------------------------------------------------------------------------------------------------------
Allen Radike      35,000   *    25,000    6,250      3,750                                                                        *


------------------------------------------------------------------------------------------------------------------------------------
Daniel E.         56,000   *    40,000   10,000      6,000                                                                        *
Switzer and
Mary Ann
Switzer


------------------------------------------------------------------------------------------------------------------------------------
Cecil B.          17,500   *    12,500    3,125      1,875                                                                        *
Sanders


------------------------------------------------------------------------------------------------------------------------------------
Blakney           70,000   *    50,000   12,500      7,500                                                                        *
Corporation


------------------------------------------------------------------------------------------------------------------------------------
James Riederer    28,000   *    20,000    5,000      3,000                                                                        *


------------------------------------------------------------------------------------------------------------------------------------
Jeffrey O.        17,500   *    12,500    3,125      1,875                                                                        *
Jorgenson


------------------------------------------------------------------------------------------------------------------------------------
Gary R. and       28,000   *    20,000    5,000      3,000                                                                        *
Judy Kuphall


------------------------------------------------------------------------------------------------------------------------------------
Dr. John V.       70,000   *    50,000   12,500      7,500                                                                        *
Keller


------------------------------------------------------------------------------------------------------------------------------------
Lon P.             38,650  *    30,150    3,750       2,250                                                             2,500     *
Frederick


------------------------------------------------------------------------------------------------------------------------------------
Gloria M.         14,000   *    10,000    2,500      1,500                                                                        *
Frederick


------------------------------------------------------------------------------------------------------------------------------------
Paul A.           15,150   *    15,150                                                                                            *
Frederick


------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                 SHARES                        SHARES OF COMMON STOCK TO BE SOLD IN THE OFFERING                    SHARES
                 BENEFICIALLY                                                                                       BENEFICIALLY
                 OWNED PRIOR TO                                                                                     OWNED AFTER
                 OFFERING                                                                                           THE OFFERING(1)
------------------------------------------------------------------------------------------------------------------------------------
NAME OF          NUMBER     %   COMMON UPON       UPON      UPON         UPON      UPON       UPON       UPON      NUMBER         %
SELLING                         STOCK  EXERCISE   EXERCISE  CONVERSION   EXERCISE  EXERCISE   EXERCISE   EXERCISE
SHAREHOLDER                            OF         OF        OF SERIES    OF        OF         OF UNIT    OF OTHER
                                       SERIES A   SERIES    C            SERIES    SERIES     OFFERING   WARRANTS
                                       WARRANTS   B         PREFERRED    C-1       C-2        WARRANTS
                                                  WARRANTS  STOCK        WARRANTS  WARRANTS   (2)
                                                            (2)(3)       (2)(3)    (2)(3)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Bartly            52,045   *     34,125                                                                               17,920      *
Barnwell &
Anne C.
Barnwell JTWROS


-----------------------------------------------------------------------------------------------------------------------------------
John Bernhardt    40,000   *     40,000                                                                                           *


------------------------------------------------------------------------------------------------------------------------------------
Richard          160,000   *    160,000                                                                                           *
Genovese


------------------------------------------------------------------------------------------------------------------------------------
Michael P.     1,700,000   9.9 1,074,200                                                       200,000                425,800   2.6
Marcus


------------------------------------------------------------------------------------------------------------------------------------
John Vassallo     40,000   *    40,000                                                                                            *


------------------------------------------------------------------------------------------------------------------------------------
LOM              125,000   *   125,000                                                                                            *
Securities,
Ltd.


------------------------------------------------------------------------------------------------------------------------------------
William T        140,000   *    90,000                                                         50,000                             *
Ratliff, Jr.


------------------------------------------------------------------------------------------------------------------------------------
Ward Family      320,000   2.0 220,000                                                         100,000                            *
Foundation


------------------------------------------------------------------------------------------------------------------------------------
RAM Trading,     350,000   2.2 350,000                                                                                            *
Ltd.


------------------------------------------------------------------------------------------------------------------------------------
Timothy Tatum     40,000   *    40,000                                                                                            *


------------------------------------------------------------------------------------------------------------------------------------
Adam K. Stern     40,000   *    40,000                                                                                            *


------------------------------------------------------------------------------------------------------------------------------------
William J.       120,000   *   120,000                                                                                            *
Ritger


------------------------------------------------------------------------------------------------------------------------------------
Arthur Gronbach  20,000    *                                    10,000      5,000     5,000                                       *



------------------------------------------------------------------------------------------------------------------------------------
                 SHARES                        SHARES OF COMMON STOCK TO BE SOLD IN THE OFFERING                    SHARES
                 BENEFICIALLY                                                                                       BENEFICIALLY
                 OWNED PRIOR TO                                                                                     OWNED AFTER
                 OFFERING                                                                                           THE OFFERING(1)
------------------------------------------------------------------------------------------------------------------------------------
NAME OF          NUMBER     %   COMMON UPON       UPON      UPON         UPON      UPON       UPON       UPON      NUMBER         %
SELLING                         STOCK  EXERCISE   EXERCISE  CONVERSION   EXERCISE  EXERCISE   EXERCISE   EXERCISE
SHAREHOLDER                            OF         OF        OF SERIES    OF        OF         OF UNIT    OF OTHER
                                       SERIES A   SERIES    C            SERIES    SERIES     OFFERING   WARRANTS
                                       WARRANTS   B         PREFERRED    C-1       C-2        WARRANTS
                                                  WARRANTS  STOCK        WARRANTS  WARRANTS   (2)
                                                            (2)(3)       (2)(3)    (2)(3)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Ball Family       40,000      *                                 20,000     10,000    10,000                                       *
Trust, dated
Oct 23, 2001,
Trustees
Edward O. Ball
& Susan E. Ball


------------------------------------------------------------------------------------------------------------------------------------
Byron             50,000      *                                 25,000     12,500    12,500                                       *
Rosenstein


------------------------------------------------------------------------------------------------------------------------------------
Christopher P.    28,000      *                                 14,000      7,000     7,000                                       *
Choma


------------------------------------------------------------------------------------------------------------------------------------
Dan Foley         40,000      *                                 20,000     10,000    10,000                                       *


------------------------------------------------------------------------------------------------------------------------------------
Dana Paul         42,000      *                                 21,000     10,500    10,500                                       *
Bowler


------------------------------------------------------------------------------------------------------------------------------------
David P.          42,000      *                                 21,000     10,500    10,500                                       *
Garmus Caren
M. Garmus
TTEEs FBO
Garmus Living
Trust


------------------------------------------------------------------------------------------------------------------------------------
David Prescott    40,000      *                                 20,000     10,000    10,000                                       *


------------------------------------------------------------------------------------------------------------------------------------
David Wiener      50,000      *                                 25,000     12,500    12,500                                       *
Revocable
Trust - 96,
DTD 11/19/96
Trustee David
Wiener


------------------------------------------------------------------------------------------------------------------------------------
Dennis Pak &      28,000    *                                   14,000      7,000     7,000                                       *
Cindy Pak


------------------------------------------------------------------------------------------------------------------------------------
Fiserv            30,000    *                                   15,000      7,500     7,500                                       *
Securities
A/C/F George
F. Manos IRA


------------------------------------------------------------------------------------------------------------------------------------
Frederic          70,000    *                                   35,000     17,500    17,500                                       *
Bauthier


------------------------------------------------------------------------------------------------------------------------------------
                 SHARES                        SHARES OF COMMON STOCK TO BE SOLD IN THE OFFERING                    SHARES
                 BENEFICIALLY                                                                                       BENEFICIALLY
                 OWNED PRIOR TO                                                                                     OWNED AFTER
                 OFFERING                                                                                           THE OFFERING(1)
------------------------------------------------------------------------------------------------------------------------------------
NAME OF          NUMBER     %   COMMON UPON       UPON      UPON         UPON      UPON       UPON       UPON      NUMBER         %
SELLING                         STOCK  EXERCISE   EXERCISE  CONVERSION   EXERCISE  EXERCISE   EXERCISE   EXERCISE
SHAREHOLDER                            OF         OF        OF SERIES    OF        OF         OF UNIT    OF OTHER
                                       SERIES A   SERIES    C            SERIES    SERIES     OFFERING   WARRANTS
                                       WARRANTS   B         PREFERRED    C-1       C-2        WARRANTS
                                                  WARRANTS  STOCK        WARRANTS  WARRANTS   (2)
                                                            (2)(3)       (2)(3)    (2)(3)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
George Manos      30,000    *                               15,000        7,500     7,500                                         *


------------------------------------------------------------------------------------------------------------------------------------
Gerald Ferro      42,000    *                               21,000       10,500    10,500                                         *


------------------------------------------------------------------------------------------------------------------------------------
Greg Downes       28,000    *                               14,000        7,000     7,000                                         *


------------------------------------------------------------------------------------------------------------------------------------
Grenfal J.        50,000    *                               25,000       12,500    12,500                                         *
Beachler


------------------------------------------------------------------------------------------------------------------------------------
Harry            100,000    *                               50,000       25,000    25,000                                         *
Falterbauer


------------------------------------------------------------------------------------------------------------------------------------
Helen Jones       50,000    *                               25,000       12,500    12,500                                         *
Marital Trust,
Micheal P.
Rucker, Trustee


------------------------------------------------------------------------------------------------------------------------------------
Iron Grid Ltd.    25,000    *                               12,500        6,250     6,250                                         *


------------------------------------------------------------------------------------------------------------------------------------
James R &         56,000    *                               28,000       14,000    14,000                                         *
Diane R.
Fisher TTEEs
FBO James R &
Diane R Fisher
Living Trust


------------------------------------------------------------------------------------------------------------------------------------
James St. Clair  22,905     *                               10,000       5,000     5,000                    2,905                 *


------------------------------------------------------------------------------------------------------------------------------------
Jeffrey R.       50,000     *                               25,000       12,500    12,500                                        *
Bossert


------------------------------------------------------------------------------------------------------------------------------------
Jerdan           70,000     *                               35,000       17,500    17,500                                        *
Enterprises,
Inc


------------------------------------------------------------------------------------------------------------------------------------
John O.          20,000     *                               10,000       5,000     5,000                                           *
Johnston


------------------------------------------------------------------------------------------------------------------------------------
John P. Green    20,000     *                               10,000       5,000     5,000                                           *
Roth IRA

------------------------------------------------------------------------------------------------------------------------------------
                 SHARES                        SHARES OF COMMON STOCK TO BE SOLD IN THE OFFERING                    SHARES
                 BENEFICIALLY                                                                                       BENEFICIALLY
                 OWNED PRIOR TO                                                                                     OWNED AFTER
                 OFFERING                                                                                           THE OFFERING(1)
------------------------------------------------------------------------------------------------------------------------------------
NAME OF          NUMBER     %   COMMON UPON       UPON      UPON         UPON      UPON       UPON       UPON      NUMBER         %
SELLING                         STOCK  EXERCISE   EXERCISE  CONVERSION   EXERCISE  EXERCISE   EXERCISE   EXERCISE
SHAREHOLDER                            OF         OF        OF SERIES    OF        OF         OF UNIT    OF OTHER
                                       SERIES A   SERIES    C            SERIES    SERIES     OFFERING   WARRANTS
                                       WARRANTS   B         PREFERRED    C-1       C-2        WARRANTS
                                                  WARRANTS  STOCK        WARRANTS  WARRANTS   (2)
                                                            (2)(3)       (2)(3)    (2)(3)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
John Simonelli     20,000   *                                   10,000     5,000      5,000                                       *


------------------------------------------------------------------------------------------------------------------------------------
Jonathan Balk      20,000   *                                   10,000     5,000      5,000                                       *


------------------------------------------------------------------------------------------------------------------------------------
Louis Cristan      42,000   *                                   21,000    10,500     10,500                                       *
& Kathy
Cristan


------------------------------------------------------------------------------------------------------------------------------------
Margaret           20,000   *                                   10,000     5,000      5,000                                       *
Wisnasky &
Donald Wisnasky


------------------------------------------------------------------------------------------------------------------------------------
Martin Mennes      28,000   *                                   14,000     7,000      7,000                                       *


------------------------------------------------------------------------------------------------------------------------------------
Michael J.         42,000   *                                   21,000    10,500     10,500                                       *
Leja TTEE /
FBO Michael J.
Leja Trust


------------------------------------------------------------------------------------------------------------------------------------
Michael P.         50,000   *                                   25,000    12,500     12,500                                       *
Rucker


------------------------------------------------------------------------------------------------------------------------------------
Michael R.         50,000   *                                   25,000    12,500     12,500                                       *
MacDonald


------------------------------------------------------------------------------------------------------------------------------------
Monad Realty       34,000   *                                   17,000     8,500      8,500                                       *
Inc (Alan
Adler)


------------------------------------------------------------------------------------------------------------------------------------
Nathaniel Orme     70,000   *                                   35,000    17,500     17,500                                       *


------------------------------------------------------------------------------------------------------------------------------------
NFS, LLC Allen     40,000   *                                   20,000    10,000     10,000                                       *
Weiss IRA
Rollover


------------------------------------------------------------------------------------------------------------------------------------
NFS, LLC F/B/O     50,000   *                                   25,000    12,500     12,500                                       *
Phil Clark IRA
Rollover

------------------------------------------------------------------------------------------------------------------------------------
NFS, LLC           40,000   *                                   20,000    10,000     10,000                                       *
Julius H. Roma
IRA Rollover

------------------------------------------------------------------------------------------------------------------------------------

                 SHARES                        SHARES OF COMMON STOCK TO BE SOLD IN THE OFFERING                    SHARES
                 BENEFICIALLY                                                                                       BENEFICIALLY
                 OWNED PRIOR TO                                                                                     OWNED AFTER
                 OFFERING                                                                                           THE OFFERING(1)
------------------------------------------------------------------------------------------------------------------------------------
NAME OF          NUMBER     %   COMMON UPON       UPON      UPON         UPON      UPON       UPON       UPON      NUMBER         %
SELLING                         STOCK  EXERCISE   EXERCISE  CONVERSION   EXERCISE  EXERCISE   EXERCISE   EXERCISE
SHAREHOLDER                            OF         OF        OF SERIES    OF        OF         OF UNIT    OF OTHER
                                       SERIES A   SERIES    C            SERIES    SERIES     OFFERING   WARRANTS
                                       WARRANTS   B         PREFERRED    C-1       C-2        WARRANTS
                                                  WARRANTS  STOCK        WARRANTS  WARRANTS   (2)
                                                            (2)(3)       (2)(3)    (2)(3)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
North             50,000      *                                 25,000     12,500    12,500                                       *
Metropolitan
Radiology
Assoc, LLP
401K Profit
Sharing Plan
FBO: Stuart
Jacobson


------------------------------------------------------------------------------------------------------------------------------------
Oscar Garza       30,000      *                                 15,000      7,500     7,500                                       *


------------------------------------------------------------------------------------------------------------------------------------
Peter A.          28,000      *                                 14,000      7,000     7,000                                       *
Yazkowitz


------------------------------------------------------------------------------------------------------------------------------------
Philip C. Bird    20,000      *                                 10,000      5,000     5,000                                       *


------------------------------------------------------------------------------------------------------------------------------------
Ralph Rybacki     28,000      *                                 14,000      7,000     7,000                                       *


------------------------------------------------------------------------------------------------------------------------------------
Ritchie        1,602,705   9.99                              1,500,000    750,000   750,000                                       *
Long/Short
Trading, Ltd.


------------------------------------------------------------------------------------------------------------------------------------
Robert A.         40,000      *                                 40,000     20,000    20,000                                       *
Melnick


------------------------------------------------------------------------------------------------------------------------------------
Robert J.        100,000      *                                 50,000     25,000    25,000                                       *
Neborsky, MD
Combination
Retirement
Trust U/T/A
11/30/82


------------------------------------------------------------------------------------------------------------------------------------
Robert Kinney     25,000      *                                 12,500      6,250     6,250                                       *


------------------------------------------------------------------------------------------------------------------------------------
Roger & Divina    28,000      *                                 14,000      7,000     7,000                                       *
Lockhart CRUT


------------------------------------------------------------------------------------------------------------------------------------
Rose E. Snyder    50,000      *                                 25,000     12,500    12,500                                       *
Trust (Marc A.
Snyder)


------------------------------------------------------------------------------------------------------------------------------------
Sean Cusack      450,000   2.7 175,000                          50,000     25,000    25,000    175,000                            *

------------------------------------------------------------------------------------------------------------------------------------

                 SHARES                        SHARES OF COMMON STOCK TO BE SOLD IN THE OFFERING                    SHARES
                 BENEFICIALLY                                                                                       BENEFICIALLY
                 OWNED PRIOR TO                                                                                     OWNED AFTER
                 OFFERING                                                                                           THE OFFERING(1)
------------------------------------------------------------------------------------------------------------------------------------
NAME OF          NUMBER     %   COMMON UPON       UPON      UPON         UPON      UPON       UPON       UPON      NUMBER         %
SELLING                         STOCK  EXERCISE   EXERCISE  CONVERSION   EXERCISE  EXERCISE   EXERCISE   EXERCISE
SHAREHOLDER                            OF         OF        OF SERIES    OF        OF         OF UNIT    OF OTHER
                                       SERIES A   SERIES    C            SERIES    SERIES     OFFERING   WARRANTS
                                       WARRANTS   B         PREFERRED    C-1       C-2        WARRANTS
                                                  WARRANTS  STOCK        WARRANTS  WARRANTS   (2)
                                                            (2)(3)       (2)(3)    (2)(3)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Sean M.           38,500      *                                 17,000      8,500     8,500                 4,500                 *
Callahan


------------------------------------------------------------------------------------------------------------------------------------
Slava Volman     100,000      *                                 50,000     25,000    25,000                                       *


------------------------------------------------------------------------------------------------------------------------------------
Stuart Jacobson   50,000      *                                 25,000     12,500    12,500                                       *


------------------------------------------------------------------------------------------------------------------------------------
Thomas J. Franco  28,000      *                                 14,000      7,000     7,000                                       *


------------------------------------------------------------------------------------------------------------------------------------
Thomas K. Beard   36,000      *                                 18,000      9,000     9,000                                       *


------------------------------------------------------------------------------------------------------------------------------------
Timothy Sledz     56,000      *                                 28,000     14,000    14,000                                       *


------------------------------------------------------------------------------------------------------------------------------------
Valuetel Inc.     42,000      *                                 21,000     10,500    10,500                                       *


------------------------------------------------------------------------------------------------------------------------------------
Walter            28,000      *                                 14,000      7,000     7,000                                       *
Kuharchik


------------------------------------------------------------------------------------------------------------------------------------
William M.        20,000      *                                 10,000      5,000     5,000                                       *
Levin


------------------------------------------------------------------------------------------------------------------------------------
Wolfe LP          25,000      *                                 12,500      6,250     6,250                                       *
(Gerald Wolfe)


------------------------------------------------------------------------------------------------------------------------------------
Yehuda Dachs      25,000      *                                 12,500      6,250     6,250                                       *


------------------------------------------------------------------------------------------------------------------------------------
Hilary Bergman    15,307      *                                                                            15,307                 *


------------------------------------------------------------------------------------------------------------------------------------
Brad Reitler      15,307      *                                                                            15,307                 *


------------------------------------------------------------------------------------------------------------------------------------
Matthew Balk      19,233      *  19,233                                                                                           *


------------------------------------------------------------------------------------------------------------------------------------
Burnham Hill     130,555      * 130,555                                                                                           *
Holdings LLC


------------------------------------------------------------------------------------------------------------------------------------
Chris Shufeldt     3,118      *                                                                             3,118                 *



------------------------------------------------------------------------------------------------------------------------------------
                 SHARES                        SHARES OF COMMON STOCK TO BE SOLD IN THE OFFERING                    SHARES
                 BENEFICIALLY                                                                                       BENEFICIALLY
                 OWNED PRIOR TO                                                                                     OWNED AFTER
                 OFFERING                                                                                           THE OFFERING(1)
------------------------------------------------------------------------------------------------------------------------------------
NAME OF          NUMBER     %   COMMON UPON       UPON      UPON         UPON      UPON       UPON       UPON      NUMBER         %
SELLING                         STOCK  EXERCISE   EXERCISE  CONVERSION   EXERCISE  EXERCISE   EXERCISE   EXERCISE
SHAREHOLDER                            OF         OF        OF SERIES    OF        OF         OF UNIT    OF OTHER
                                       SERIES A   SERIES    C            SERIES    SERIES     OFFERING   WARRANTS
                                       WARRANTS   B         PREFERRED    C-1       C-2        WARRANTS
                                                  WARRANTS  STOCK        WARRANTS  WARRANTS   (2)
                                                            (2)(3)       (2)(3)    (2)(3)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Hudson Valley  22,397      *                                                                              22,397                  *
Capital
Management


------------------------------------------------------------------------------------------------------------------------------------
Kimball &       2,835      *                                                                               2,835                  *
Cross
Investment
Management
Corporation


------------------------------------------------------------------------------------------------------------------------------------
View Trade      2,275      *                                                                               2,275                  *
Financial


------------------------------------------------------------------------------------------------------------------------------------
Claude Ware     2,000      *                                                                               2,000                  *


------------------------------------------------------------------------------------------------------------------------------------
Daniel Pietro   1,500      *                                                                               1,500                  *




------------------------------------------------------------------------------------------------------------------------------------
Annabel Lukens  2,000      *                                                                               2,000                  *

------------------------------------------------------------------------------------------------------------------------------------
Brian Herman   93,070      *                                   35,000       17,500     17,500              23,070                 *


------------------------------------------------------------------------------------------------------------------------------------
Eric T. Singer  5,536      *                                                                               5,536                  *


------------------------------------------------------------------------------------------------------------------------------------
Thomas Corona   2,500      *                                                                               2,500                  *


------------------------------------------------------------------------------------------------------------------------------------
Roger Lockhart    700      *                                                                                 700                  *


------------------------------------------------------------------------------------------------------------------------------------
John Green      4,050      *                                                                               4,050                  *


------------------------------------------------------------------------------------------------------------------------------------
Richard L.    200,000    1.2    100,000                                                       100,000                             *
Barner Trust


------------------------------------------------------------------------------------------------------------------------------------
David E.      560,000    3.4    275,000                                                       275,000                     10,000  *
Jorden


------------------------------------------------------------------------------------------------------------------------------------
James G.      110,000     *      50,000                                                        50,000                      10,000 *
O'Shaughnessy


------------------------------------------------------------------------------------------------------------------------------------

                 SHARES                        SHARES OF COMMON STOCK TO BE SOLD IN THE OFFERING                    SHARES
                 BENEFICIALLY                                                                                       BENEFICIALLY
                 OWNED PRIOR TO                                                                                     OWNED AFTER
                 OFFERING                                                                                           THE OFFERING(1)
------------------------------------------------------------------------------------------------------------------------------------
NAME OF          NUMBER     %   COMMON UPON       UPON      UPON         UPON      UPON       UPON       UPON      NUMBER         %
SELLING                         STOCK  EXERCISE   EXERCISE  CONVERSION   EXERCISE  EXERCISE   EXERCISE   EXERCISE
SHAREHOLDER                            OF         OF        OF SERIES    OF        OF         OF UNIT    OF OTHER
                                       SERIES A   SERIES    C            SERIES    SERIES     OFFERING   WARRANTS
                                       WARRANTS   B         PREFERRED    C-1       C-2        WARRANTS
                                                  WARRANTS  STOCK        WARRANTS  WARRANTS   (2)
                                                            (2)(3)       (2)(3)    (2)(3)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Theodore L.     50,000   *      25,000                                                               25,000                       *
Tarson
Revocable
Living Trust


------------------------------------------------------------------------------------------------------------------------------------
Charles A.       50,000   *      25,000                                                               25,000                       *
Carlson III


------------------------------------------------------------------------------------------------------------------------------------
FEQ Gas LLC   2,445,000  14.7 2,000,000                                                           2,000,0000                       *


------------------------------------------------------------------------------------------------------------------------------------
TIHO            200,000  1.2    100,000                                                              100,000                       *
Investments


------------------------------------------------------------------------------------------------------------------------------------
Howard M.        50,000   *      25,000                                                               25,000                       *
Freed


------------------------------------------------------------------------------------------------------------------------------------
Chad Burton      50,000   *      25,000                                                               25,000                       *


------------------------------------------------------------------------------------------------------------------------------------
Steven           50,000   *      25,000                                                               25,000                       *
Jakubowski(6)


------------------------------------------------------------------------------------------------------------------------------------
Mead Systems,   650,000   3.9   325,000                                                              325,000                       *
Inc.


------------------------------------------------------------------------------------------------------------------------------------
Steve B. Rosner  50,000    *     25,000                                                               25,000                       *


------------------------------------------------------------------------------------------------------------------------------------
Carl A. Lessman  50,000    *     25,000                                                               25,000                       *


------------------------------------------------------------------------------------------------------------------------------------
Melissa         100,000    *     50,000                                                               50,000                       *
Diamondidas


------------------------------------------------------------------------------------------------------------------------------------
Frank L.        200,000   1.2  100,000                                                               100,000                       *
Deleonardo Jr.
Trust dated
2/15/2003



------------------------------------------------------------------------------------------------------------------------------------

                 SHARES                        SHARES OF COMMON STOCK TO BE SOLD IN THE OFFERING                    SHARES
                 BENEFICIALLY                                                                                       BENEFICIALLY
                 OWNED PRIOR TO                                                                                     OWNED AFTER
                 OFFERING                                                                                           THE OFFERING(1)
------------------------------------------------------------------------------------------------------------------------------------
NAME OF          NUMBER     %   COMMON UPON       UPON      UPON         UPON      UPON       UPON       UPON      NUMBER         %
SELLING                         STOCK  EXERCISE   EXERCISE  CONVERSION   EXERCISE  EXERCISE   EXERCISE   EXERCISE
SHAREHOLDER                            OF         OF        OF SERIES    OF        OF         OF UNIT    OF OTHER
                                       SERIES A   SERIES    C            SERIES    SERIES     OFFERING   WARRANTS
                                       WARRANTS   B         PREFERRED    C-1       C-2        WARRANTS
                                                  WARRANTS  STOCK        WARRANTS  WARRANTS   (2)
                                                            (2)(3)       (2)(3)    (2)(3)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Stephen B.        135,722    *  38,394                                                          25,000              72,328        *
Murchison &
Tia C.
Murchison


------------------------------------------------------------------------------------------------------------------------------------
Richard O'Brian    52,692    *  25,000                                                          25,000               2,692        *


------------------------------------------------------------------------------------------------------------------------------------
Chris Allison      50,000    *  25,000                                                          25,000                            *


------------------------------------------------------------------------------------------------------------------------------------
BDR               986,337   5.9                                                                           200,000  786,387       4.7
Consulting,
Inc.(7)


------------------------------------------------------------------------------------------------------------------------------------
Kent T.           175,000   1.1                                                                           175,000                 *
Smith(8)

..
------------------------------------------------------------------------------------------------------------------------------------
FEQ Investments 1,225,000   7.4                                                                         1,225,000                 *


------------------------------------------------------------------------------------------------------------------------------------
The Carmen        100,000    *                                                                            200,000                 *
Group(9)


------------------------------------------------------------------------------------------------------------------------------------
Nadine          1,000,000   6.0                                                                         1,000,000                 *
Smith(10)


------------------------------------------------------------------------------------------------------------------------------------
IVC Group         400,000   2.4                                                                           400,000                 *

------------------------------------------------------------------------------------------------------------------------------------
Stern & Co.       100,000    *                                                                            100,000                 *


------------------------------------------------------------------------------------------------------------------------------------
HMA Advisors      600,000   3.6                                                                           600,000                 *


------------------------------------------------------------------------------------------------------------------------------------
The Research       40,000    *  40,000                                                                                            *
Works, Inc.


------------------------------------------------------------------------------------------------------------------------------------
R.M. Duncan        13,394    *  13,394                                                                                            *
Securities,
Inc.


------------------------------------------------------------------------------------------------------------------------------------
Canaccord          15,000    *  15,000                                                                                            *
Capital USA
Inc.


------------------------------------------------------------------------------------------------------------------------------------
LOM Capital         7,500    *   7.500                                                                                            *
Ltd.


------------------------------------------------------------------------------------------------------------------------------------

* Less than 1%.

(1) Assumes that all shares being offered by the selling shareholders under this prospectus are sold and that each selling shareholder acquires no additional shares of common stock before the completion of this offering.

(2) The holders of the Series C convertible preferred stock, the Series C-1 Warrants, the Series C-2 Warrants, and the warrants issued in the 2004 Unit Offering are subject to certain conversion/exercise blocker provisions so that the holder may not beneficially own more than 9.999% of our common stock.

(3) Pursuant to the registration rights agreements entered into between Cytomedix and the investors in the 2004 Series C Offering, we are required to register for resale the number of shares of common stock equal to no less than 120% of the maximum number of shares of common stock that would be issuable upon conversion of the Series C convertible preferred stock and upon exercise of the Series C-1 Warrants and the Series C-2 Warrants. This results in the following additional shares of common stock being registered for resale by the selling shareholders, which are not reflected in the table above:

         Series C convertible preferred stock                    560,000
         Series C-1 Warrants                                     280,000
         Series C-2 Warrants                                     280,000

Total Additional Shares Being Registered                       1,120,000

(4) David P. Crews is a director and, as a registered broker-dealer, participated as a selling agent in the 2002 Offering.

(5) Steve Holden served as a director from August 22, 2002, until his resignation on October 2, 2003.

(6) Steve Jakubowski is an outside attorney for Cytomedix who represented us during the bankruptcy reorganization, and represents us currently in connection with various litigation issues.

(7) BDR Consulting, Inc., is a consulting firm that serves as consultant to the Board and plays a significant role in our operations. Jim D. Swink, Jr. is its sole shareholder and president.

(8) Kent T. Smith is the former President and Chief Executive Officer of Cytomedix.

(9) The Carmen Group, Inc., is a consulting firm that provides business consulting services to Cytomedix. One of our directors, Mr. Robert Burkett, is a former president of the Non-Profit Sector Division of The Carmen Group, and serves currently as a consultant to The Carmen Group. Under the terms of the consulting agreement with the Carmen Group, it has received fully-vested and exercisable warrants to purchase 100,000 shares of our common stock at $1.25 per share. The agreement provides that we must issue additional warrants to purchase 100,000 shares of our common stock at $2.00 per share on or before September 30, 2004.

(10) Ms. Nadine Smith is a consultant to the Board and plays a significant role in our operations.

                              PLAN OF DISTRIBUTION


      We are registering all 25,606,551 shares covered by this prospectus on behalf of the selling shareholders. As used in this prospectus, the term "selling shareholders" includes the selling shareholders' pledgees, donees, transferees, or others who may later hold the selling shareholders' interests. We will pay the costs and fees of registering the shares, but the selling shareholders will pay any brokerage commissions or underwriting discounts relating to the sale of the shares. We will not receive any of the proceeds from this offering or the sales of the common stock by the selling shareholders. We can provide no assurance that all or any shares of the common stock offered will be sold by the selling shareholders.


      The selling shareholders may sell the shares in the over-the-counter market, on any securities exchange on which our common stock is or becomes listed or traded, in negotiated transactions or otherwise. The selling shareholders may sell the shares at prevailing market prices at the time of sale, at prices related to the prevailing market prices, or at other negotiated prices. The selling shareholders will act independently in determining the timing, manner, and size of each sale.

      The selling shareholders may sell their shares to or through brokers or dealers, or not. The methods by which the shares may be sold include: (1) a block trade in which a broker-dealer may resell a portion of the block, in order to facilitate the transaction; (2) purchases by a broker or dealer as principal and resale by such broker or dealer for its account; (3) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (4) an exchange distribution in accordance with the rules of the applicable exchange;
(5) privately negotiated transactions; and (6) any other method permitted by applicable law.

      The selling shareholders may negotiate and pay commissions, discounts or concessions to broker-dealers for their services. Broker-dealers engaged by the selling shareholders may allow other broker-dealers to participate in resales. However, the selling shareholders and any broker-dealers involved in the sale or resale of the shares may qualify as "underwriters" within the meaning of Section 2(a)(11) of the Securities Act. If the selling shareholders or broker-dealers qualify as "underwriters," they will be subject to the prospectus delivery requirements of Section 5(b)(2) of the Securities Act. Further, the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to the selling shareholders' sales in the market.

      In addition to selling their shares under this prospectus, the selling shareholders may transfer their shares in other ways not involving market makers or established trading markets, including directly by gift distribution, or other transfer.

      The selling shareholders also could sell their shares under Rule 144 of the Securities Act rather than under this prospectus. Generally under Rule 144, each person holding restricted securities for a period of one year may, every three months, sell in ordinary brokerage transactions or to market makers an amount of shares up to and including the greater of 1% of a company's then-outstanding common stock or the average weekly trading volume for the four weeks prior to the proposed sale.

      We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.


                                LEGAL PROCEEDINGS


      We have the following litigation pending in the District Court for the Northern District of Illinois, Eastern Division: (i) Cytomedix, Inc. v. Perfusion Partners & Associates, Inc., Case No. 02 C 4776, filed July 3, 2002; and subsequently renumbered 03 C 1824; (ii) Cytomedix, Inc. v. James Gandy, et al., Case No. 02 C 4779, filed July 3, 2002 and subsequently renumbered 03 C 1824; (iii) Cytomedix, Inc. v. Little Rock Foot Clinic, P.A., et al., Case No. 02 C 4782, filed July 3, 2002; and (iv) Cytomedix, Inc. v. Autologous Blood Technology, L.L.C., et al., Case No. 02 C

4863, filed July 10, 2002. In each of these lawsuits, we have asserted that the defendants have infringed upon one or more of our patents. In all of these actions, we seek unspecified damages and injunctive relief. A fifth case in the same court, Cytomedix, Inc. v LB Hyperbarics, Inc., et al., Case No. 02 C filed July 3, 2002, was dismissed without prejudice on procedural grounds.


      On March 24, 2004, the District Court for the Northern District of Illinois in the Cytomedix v. Little Rock Foot Clinic, P.A., et al., case issued an opinion in which it affirmed Cytomedix's position regarding the scope of the claim in U.S. Patent No. 5,165,938, the Knighton Patent, which relates to the use of platelet-derived therapies for treating wounds and other damaged tissue. This ruling also favorably impacts Cytomedix's position in its lawsuits against Perfusion Partners and Associates, Inc. and Autologous Blood Technology, L.L.C., which had previously agreed to be bound by the claim construction rulings in the Little Rock Foot Clinic case relating to the Knighton Patent. In his opinion, Judge James B. Zagel concluded that the claims of Knighton Patent should be broadly construed to cover a treating composition that contains all of the various components released by platelets during the platelet release reaction and may have other components. In so doing, the court rejected the defendant's assertion, echoed by all defendants in other pending cases, that the clams of Knighton Patent are limited in scope to platelet-releasate compositions that are free of other cellular materials.

      In September 2002, Cytomedix restyled certain objections and counterclaims relating to Dr. Keith Bennett into an adversary proceeding against him and certain of his affiliates captioned Cytomedix, Inc. v. Keith Bennett, et al., Adv. No. 02 A 01292 and asserted in the Bankruptcy Court for the Northern District of Illinois. In this action, Cytomedix objected to Bennett's $1.1 million claim asserted as a Class 3 general unsecured claim under Option 3A of the Reorganization Plan (under which Bennett would receive a 12% cash recovery on his Allowed Claim, if any) in our bankruptcy case. In addition, we asserted affirmative counterclaims against the Bennet defendants for patent infringement, breach of contract, and unfair competition. We intend to vigorously pursue the litigation. In 2003, the Illinois federal district court withdrew the reference of this case from the Illinois Bankruptcy Court and subsequently ordered bifurcation of the case. As a result, the patent infringement claims against the Bennett defendants were transferred to the District Court for the Western District of Arkansas, where it is pending presently, whereas our objections to the Bennett defendants' filed proofs of claim were referred back to the bankruptcy court for further proceedings.

      On October 23, 2002, Harvest Technologies Corp. initiated an action against us in the Federal District Court for the District of Massachusetts, Case No. 02-12077. Harvest seeks a declaratory judgment that its activities do not constitute the infringement of our patent rights, and it seeks damages for alleged false advertising, unfair competition, intentional interference with contractual rights or a prospective business relationship and unfair and deceptive trade acts or practices as defined by Massachusetts law. The claim for damages is unliquidated. On March 27, 2003, we filed our answer and counterclaims against Harvest for patent infringement, tortious interference with prospective business relationships, unfair competition and deceptive trade practices. We seek damages and permanent injunctive relief against Harvest. The parties completed cross-motions for summary judgments in March 2004, and oral arguments on these motions were heard by the court on April 1, 2004.


      On May 23, 2003, we initiated an action against Landmark Healthcare, LLC, in the United States District Court for the Eastern District of Arkansas, Civil Action No. 4:03CV00387GTE. In this case, we alleged patent infringement, breach of both a referral agreement and supply agreement, and misappropriation of trade secrets. We sought damages, declaratory judgment, and injunctive relief. On July 16, 2003, Landmark filed its answer and counterclaim denying our claims and asserting that we breached a supply contract with Landmark, interfered with prospective business advantage, and breached an obligation of good faith and fair dealing in performance. In March, 2004, a settlement was reached regarding this action that terminated the cause for litigation, and on March 11, 2004 a "Joint Motion For Dismissal Without Prejudice" was filed. The court entered its Order of Dismissal on March 23, 2004, dismissing all claims without prejudice.

      On June 6, 2003, we filed a lawsuit against Safeblood Technologies, Inc., Jim Limbird, and Charles Worden, Jr. in the United States District Court for the Eastern District of Arkansas, Civil Action No. 4-03-CV-00422JMM. In this complaint, we seek damages and injunctive relief for a patent infringement claim. The defendants filed their answer and counterclaim on June 27, 2003. In their answer, the defendants deny any infringement. Their counterclaim alleges that we have violated the Lanham Act, have tortiously interfered with contractual relations and prospective economic advantage and have engaged in unfair competition. The defendants seek damages and a declaratory judgment.


      On April 2, 2004, 21st Century Wound Care and Advanced Therapy, L.L.C., and its owner, James Gandy filed an action in the state court of Louisiana, 24th Judicial District Court, Parish of Jefferson, Case No. 606-022 M., against Cytomedix and one of our leading licensees of AutoloGel(TM)in Louisiana (CPP Wound Care LLC, d/b/a Louisiana Wound Care Specialists).In this action, Mr. Gandy asserted that our centrifugation methodology, which he claims we adopted during our bankruptcy reorganization starting in 2001, was a trade secret of Mr.Gandy's that we misappropriated and are wrongfully licensing to third parties. Gandy sought injunctive relief and damages based upon claims of breach of contract, bad faith breach, tortuous misappropriation, violation of Louisiana Unfair Trade Practices and Consumer Protection Law, violation of the Louisiana Trade Secrets Act, and fraud. On May 10, 2004, Cytomedix filed a notice of removal with the United States District Court for the Eastern District of Louisiana, thereby moving the action from the state court of Louisiana for further proceedings. On June 8, 2004, that court entered a judgment in favor of Cytomedix and CPP Wound Care. The Court entered the judgment against 21st Century Wound Care and Mr.Gandy "with prejudice". Separately, also on June 8, 2004, the United States District Court for the Northern District of Illinois entered a consent judgment against 21st Century Wound Care and Advanced Therapy, L.L.C., and Mr.Gandy in Case No.03 C 1824, referenced above. In that consent judgment, 21st Century Wound Care and Mr. Candy admitted that Cytomedix's Knighton patent, which covers the use of certain compositions containing platelet releasates for wound healing purposes, is valid and enforceable. The Court declared that 21st Century Wound Care and Mr. Gandy had infringed certain claims of the Knighton Patent and enjoined them, effective immediately and continuing through expiration of the Knighton patent in November 2009, from making, using, offering, or selling within the United States autologous cellular therapies, platelet gel products, or any other processes or products-such as their "P-Gel" formulation- that infringe the claims of the Knighton Patent. The Court's injunction is binding on 21st Century Wound Care and Mr.Gandy, and on those acting in concert or participation with them. The Court retained jurisdiction to enforce its order of judgment.


      Unfavorable resolutions of, settlements of, or costs related to these lawsuits could have a material adverse effect on our business, results of operations or financial condition.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors, executive officers and significant employees are listed below:

Name                    Age        Position with Company

Robert Burkett          58         Chairman of the Board of Directors (to serve
                                   until his successor is duly elected)

David Crews             41         Director (to serve until his successor is
                                   duly elected)

Kshitij Mohan           59         Chief Executive Officer/Director (to serve
                                   as director until his successor is duly
                                   elected)


Mark T.McLoughlin       48         Director (to serve until his successor is
                                   duly elected)


Carelyn P. Fylling      56         Vice President of Professional Services

William L. Allender     53         Chief Financial Officer

Lance Jones             44         Controller

Jimmy D. Swink          41         Consultant to the Board

Nadine C. Smith         46         Consultant to the Board



      MR. ROBERT BURKETT has served as Chairman of the Board of Directors since his election through the consent solicitation that became effective on September 28, 2001. Through February 2003, Mr. Burkett served as the president of the Non-Profit Sector Division of The Carmen Group, Inc. In this capacity, he was responsible for the client development and strategy for a division of The Carmen Group providing strategic development, government affairs, and public affairs consulting for various non-profit entities. Mr. Burkett currently provides consulting services for The Carmen Group. In addition to his consulting role, Mr. Burkett's positions include Chairman of the Democratic National Committee Trustees (1991-92), Library Commissioner for the City of Los Angeles (1993-97), Los Angeles City Environment Commissioner (1989-92), Finance Chair for Kerry for President, president of the David Geffen Foundation, executive vice president of public affairs for the Geffen Company, president of strategic development of the Gilman Investment Company, senior vice president of Corporate Affairs for The Interscope Group, executive with the California State Bar Association, and partner in Yucipa Companies. Mr. Burkett also serves on the boards of many philanthropic organizations, including the Elizabeth Glaser Pediatric AIDS Foundation, AMFAR, People For The American Way, National Public Radio, the Crossroads in Santa Monica, the Rape Treatment Center, and the Children's Health Fund. Mr. Burkett is a graduate of New York University and has a law degree from Boston University School of Law.

      MR. DAVID CREWS has served as a Director since his election through the consent solicitation that became effective on September 28, 2001. Mr. Crews is executive vice president of Crews and Associates, Inc., a brokerage house located in Little Rock, Arkansas, founded by his father. Mr. Crews has worked at Crews & Associates for more than 19 years, specializing in the fixed income markets. He is a former partner of All American Leasing, a municipal finance firm, and also serves as vice president, secretary, and treasurer of CHASC, Inc., an entity that acquired Smith Capital Management (an investment advisory firm). Mr. Crews is also a Board Member of Pure Energy Group, Inc. (an oil and gas company)



      DR. KSHITIJ MOHAN became our Chief Executive Officer on April 20, 2004. He was appointed as a Director by resolution of the Board on May 7, 2004. Dr. Mohan most recently served as chief executive officer of International Remote Imaging Systems Inc., the predecessor company to Iris International. Previously, Dr. Mohan was the chief regulatory and technology strategist at King & Spalding, based in the law firm's Washington, D.C. office, where he provided a variety of support to medical device, biologics and pharmaceutical companies, including product development, FDA approval strategies and clinical trials. His prior experience also includes positions as senior vice president and chief technology officer of Boston Scientific Corporation, and corporate vice president for research and technical service of Baxter International. He has served in various capacities within the U.S. Food and Drug Administration, including heading up science and technology programs and the Office of Device Evaluation which is responsible for the review and approval of medical devices. Between 1979 and 1983, Dr. Mohan served in the White House Office of Management and Budget, with responsibilities for national research and development policies, programs of the National Science Foundation and NASA's Aeronautical and Space Research and Technology programs. Before 1979, Dr. Mohan was a researcher at the FDA and the National Bureau of Standards which was the predecessor agency of the National Institute for Standards and Technology in the fields of Applied Optics and Superconductivity. Dr. Mohan has previously served on the boards of AdvaMed, Keravision, Inc., Regulatory Affairs Professional Society, the National
Academy of Sciences Roundtable on Drugs, Devices and Biologics, the Baxter Japan Board, the Corporate Advisory Boards of the Schools of Engineering at Dartmouth College and the University of California at Riverside, an Advisory Committee of the Battelle Foundation, the Review Board of the President Truman Foundation, the Regulatory Affairs Professional Society, and various Editorial Boards. Dr. Mohan earned a Ph.D. degree in Physics from Georgetown University, a M.S. degree in Physics from the University of Colorado, Boulder and a B.Sc, First Class Honors, Patna University, Patna, India.

      MR. MARK T. MCLOUGHLIN was appointed a director by resolution of the Board of Directors on June 7, 2004. Mr. McLoughlin currently serves as vice president and general manager of the Scientific Products Division of Cardinal Health, Inc. Prior to joining Cardinal, he was vice president of commercial operations for Norwood Abbey Ltd., an Australian-based medical technology company. His prior experience includes serving as president of North American operations for Ion Beam Application, Inc., a Belgium-based global medical technology company. His executive career experience also includes Mallinckrodt, Inc., as well as positions with other healthcare companies. Mr. McLoughlin earned a B.A. in Psychology from the University of Arizona in 1978.


      MS. CARELYN FYLLING, R.N., M.S.N. has served as Vice President of Professional Services since December 2001. Ms. Fylling was director of training and program development at the International Diabetes Center in Minneapolis, Minnesota. She also has served on the national Board of Directors of the American Diabetes Association and numerous national committees of the American Diabetes Association. Ms. Fylling received the prestigious Ames Award for Outstanding Educator in the Field of Diabetes. Subsequently, she joined Curative Health Services and helped the company grow from three employees to over 650 employees. During her 13 years at Curative, Ms. Fylling helped to design the national wound database, developed clinical protocols, conducted outcome studies, trained physicians and nurses in comprehensive wound management, wrote scientific articles and abstracts, assisted in clinical trials and marketing, and developed an Internet-based online wound care training program for health professionals. Recently, she provided independent consulting and outsourcing services to the health care industry through Fylling Associates, LLC, which she wholly owns, and through Strategic Partners, LLC, in which she holds a partnership interest.

      MR. WILLIAM L. ALLENDER, CPA, BBA, MBA assumed the position of Chief Financial Officer on November 15, 2003. Mr. Allender has over 30 years of business, financial and operational experience. His past service has includes Director of Audit at Michigan General Corporation, a former fortune 500 conglomerate, where he assumed for various lengths of time in addition to his role as Director of Audit, subsidiary CFO and CEO positions responsible for designing and executing turn-around business plans. Additionally, he developed and operated his own Dallas-based CPA firm and most recently, was Senior

Operations Analyst for Selkirk, Inc., a manufacturer of HVAC related products Mr. Allender has a B.B.A and a M.B.A, 1973 and 1977 respectively, from Southern Methodist University and has been a licensed C.P.A. in the state of Texas since 1987.

      MR. LANCE JONES plays a significant role and serves as controller. Mr. Jones has experience in financial reporting and internal audit with both public and private companies. He began his career in financial reporting for the largest financial institution in the state of Arkansas. He then performed and supervised both financial and information technology audits for a prominent Fortune 500 technology company. He comes to us after being Internal Audit Director for the largest credit union in Arkansas. He holds a CPA license in Arkansas and was a Certified Information Systems Auditor (CISA). Mr. Jones earned a B.S. in accounting and an M.B.A. in Finance and Information Systems from the University of Arkansas.

      MR. JIMMY D. SWINK, JR. is the President and sole stockholder of BDR Consulting, Inc., a consulting firm that serves consultant to the Board with a significant role. Mr. Swink served formerly as our reorganization consultant throughout our bankruptcy reorganization. Mr. Swink has been engaged in consulting since 1994, and previously served as a director of our predecessor, Autologous Wound Therapy.

      MS. NADINE C. SMITH is a consultant to the Board who plays a significant role. During her career, Ms. Smith has extensive experience in investment banking where she served as an officer and as an investment banker with The First Boston Corporation. Additionally, Ms. Smith was a consultant with McKinsey & Co. where she assisted corporate clients in strategic planning matters. In 1990, she founded her own firm to focus specifically on serving the needs of early stage companies. She currently serves as a long term member on the Board of Directors of two public companies, Patterson UTI Energy, Inc. and American Retirement Corporation, both companies for whom she has in the past provided strategic planning assistance in their early stages of development. Ms. Smith holds a B.A. Degree in Economics from Smith College and a M.B.A. from Yale University.


      To date, our Board has not appointed a separately-designated audit committee or audit committee financial expert. The Board is in process of reviewing and selecting potential candidates to fill vacancies on the Board. This process is being conducted with a view toward appointing independent directors qualified to serve on a separately-designated audit committee to be formed as soon as practicable, with a special emphasis on candidates qualified to serve as audit committee financial experts.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following persons are known to us to be the beneficial owner of more than five percent of our voting securities as indicated below as of June 17,2004:

----------------------------------------------------------------------------------------------------------------

TITLE OF CLASS                NAME AND ADDRESS OF BENEFICIAL    AMOUNT AND NATURE OF        PERCENT OF CLASS
                              OWNER                             BENEFICIAL OWNER
----------------------------------------------------------------------------------------------------------------
Common Stock                  Michael P. Markus                 1,700,000 shares(1)         10.09%
                              1600 Rockcliff Rd.
                              Austin, Texas 78746
----------------------------------------------------------------------------------------------------------------
Common Stock                  Ritchie Long/Short Trading Ltd.   3,432,300 shares(2)         17.47%
                              c/o M&C Corporate Services
                              Limited
                              P.O. Box 309GT
                              Ugland House
                              South Church Street
                              George Town, Grand Cayman

                              Ritchie Capital Management,
                              L.L.C.
                              2100 Enterprise Avenue
                              Geneva, Illinois 60134

                              RAM Capital, L.L.C.
                              2100 Enterprise Avenue
                              Geneva, Illinois 60134

                              RAM Capital Investments, Ltd.
                              c/o Caledonian Bank & Trust
                              Limited
                              Caledonian House
                              P.O. Box 1043
                              George Town, Grand Cayman

                              THR, Inc.
                              2100 Enterprise Avenue
                              Geneva, Illinois 60134

                              A.R. Thane Ritchie
                              2100 Enterprise Avenue
                              Geneva, Illinois 60134

                              Ritchie Capital Multi-Strategy
                              Trading, Ltd.
                              2100 Enterprise Avenue
                              Geneva, Illinois 60134

                              Ritchie Capital Multi-Strategy
                              Fund, Ltd.
                              2100 Enterprise Avenue
                              Geneva, Illinois 60134

                              Ritchie Capital Multi-Strategy
                              Fund, L.L.C.
                              2100 Enterprise Avenue
                              Geneva, Illinois 60134
----------------------------------------------------------------------------------------------------------------
Common Stock                  Jimmy D Swink, Jr.                1,015,292 shares(3)          5.96%
                              10 Levant                         (Indirect by BDR
                              Little Rock, AR                   consulting, Inc)
----------------------------------------------------------------------------------------------------------------
Common Stock                  Ms.Nadine Smith                   1,000,000 shares(4)          5.67%
----------------------------------------------------------------------------------------------------------------



(1) Includes 200,000 shares issuable upon exercise of warrants issued in the 2004 Unit Offering at an exercise price of $1.50 per share. However, pursuant to the terms of the warrants, the reporting person cannot exercise such warrants if the exercise would result in the reporting person being the "beneficial owner" of more than 9.999% of the outstanding common stock within the meaning of Rule 13d-1 of the Securities Exchange Act of 1934.


(2) Includes 432,300 shares of common stock, 1,500,000 shares of common stock issuable upon conversion of Series C Preferred Stock, 750,000 shares of common stock issuable upon exercise of Series C-1 Warrants, and 750,000 shares of common stock issuable upon exercise of Series C-2 Warrants. Pursuant to the terms of the Series C Preferred stock and the Series C-1 and Series C-2 Warrants, the reporting persons cannot convert their Series C Preferred Stock or exercise their Series C-1 or Series C-2 Warrants if such exercise or conversion would result in the reporting persons being the "beneficial owners" of more than 9.99% of the outstanding common stock within the meaning of Rule 13d-1 of the Securities Exchange Act of 1934.

(3) Mr.Swink owns options to purchase 500,000 shares of common stock at an exercise price of $1.50 per share. This number includes options to purchase 400,000 shares of common stock which are fully vested and exercisable as of May 10, 2004. Mr. Swink also owns, indirectly through BDR Consulting, Inc., 60,135 cap. shares of Series B Convertible Prefered Stock, which constitutes 4.74% of the Series B Convertible Preferred Stock outstanding.

(4) Pursuant to the consulting agreement with Ms. Smith dated April 1, 2003, Cytomedix issued warrants to purchase 1,000,000 shares of common stock at an exercise price of $1.00 per share. The warrants expire on April 1, 2010. The number of shares of common stock issuable upon exercise of the warrants is subject to adjustment for stock splits, stock dividends and similar transactions.



      For purposes of completing the table above we have relied upon statements filed with the SEC under Section 13(d) or 13(g) of the Securities Exchange Act of 1934, unless we knew or had reason to believe such statements are not complete or accurate.

SECURITY OWNERSHIP OF MANAGEMENT


The following table is calculated as of June 17, 2004:

-------------------------------------------------------------------------------------------------------------------------
TITLE OF CLASS               NAME AND ADDRESS OF BENEFICIAL     AMOUNT AND NATURE OF         PERCENT OF CLASS
                             OWNER                              BENEFICIAL OWNER             (2)
                                                                (1)
-------------------------------------------------------------------------------------------------------------------------
Common Stock                 Robert Burkett                     256,865 shares  (3)          1.52%
                             19 Rock Hill Lane                  Direct ownership
                             Scarsdale, NY 10583
-------------------------------------------------------------------------------------------------------------------------
Common Stock                 David Crews                        500,946 shares (4)           2.97%
                             2000 Union Nat'l Plaza             (Indirect by self as
                             Little Rock, AR  72201             trustee for trust and by
                                                                children)
-------------------------------------------------------------------------------------------------------------------------
Series A Convertible         David Crews                        59,245 shares                4.34%
Preferred Stock(9)           2000 Union Nat'l Plaza             (Indirect by self as
                             Little Rock, AR  72201             trustee for trust and by
                                                                children)
-------------------------------------------------------------------------------------------------------------------------
Series B Convertible         David Crews                        110,683 shares               8.73%
Preferred Stock(10)          2000 Union Nat'l Plaza             (Indirect by self as
                             Little Rock, AR  72201             trustee for trust and by
                                                                children)
-------------------------------------------------------------------------------------------------------------------------
Common Stock                 Kshitij Mohan                      500,000 shares(5)            2.92%
                             1523 S.Bowman Rd.,Ste.A
                             Little Rock, AR 72211
-------------------------------------------------------------------------------------------------------------------------
Common Stock                 Carelyn P. Fylling                 271,643 shares (6)           1.49%
                             10952 Steamboat Loop NW            Direct Ownership
                             Walker, MN  56484
-------------------------------------------------------------------------------------------------------------------------
Common Stock                 Lance Jones                        40,000 shares (7)            0.23%
                             1523 S. Bowman Rd., Ste. A
                             Little Rock, AR 72211
-------------------------------------------------------------------------------------------------------------------------
Common Stock                 William L. Allender                0 shares (8)                 0%
                             1523 S Bowman Rd. Ste. A
                             Little Rock, AR 72211
-------------------------------------------------------------------------------------------------------------------------
Common Stock                 Group consisting of Robert         1,549,152 shares             8.69%
                             Burkett, David Crews,
                             Kshitij Mohan, Carelyn P.
                             Fylling, Lance Jones,and
                             William L.Allender
----------------------------------------------------------------------------------------------------------------------


(1) For purposes of determining the amount of securities beneficially owned, share amounts include all common stock owned outright plus all convertible shares, warrants and options currently exercisable for common stock within 60 days of the preparation of this table.

(2) The Percent of Class for common stock was calculated based on the amounts calculated in (1) above divided by the sum of the outstanding common stock as of June 17, 2004, which was 16,639,965, plus the individual's convertible shares, warrants and options currently exercisable for common stock within 60 days of the preparation of this table.

(3) This amount includes fully vested options representing the right to purchase 200,000 shares of common stock at $1.50.

(4) This amount includes fully vested options representing the right to purchase 200,000 shares of common stock at $1.50. David Crews also purchased in the 2002 Offering 12,500 Class A Warrants (exercisable for two years at $1.00) and 7,500 Class B Warrants (exercisable for three years at $1.50).


(5) Dr. Mohan's employment agreement of April 20, 2004, provided for an inducement award of stock options for 1,000,000 shares of our common stock at an exercise price of $1.50 per share. Options for 500,000 shares vested immediately. The options for the remaining 500,000 shares vest at points throughout the term of the contract.

(6) This amount includes options to purchase 269,077 shares of common stock at $1.50 with options for 248,775 shares fully vested and exercisable as of May 10, 2004.

(7) This amount includes a fully vested option representing the right to purchase 40,000 shares of common stock at $1.50.

(8) William L. Allender was awarded options representing the right to purchase 175,000 shares of common stock at $1.50 in connection with his employment agreement effective as of November 1, 2003. These options vest on November 4, 2004, unless Mr. Allender's employment is terminated prior to such date.

(9) There are 1,475,471 shares of Series A convertible preferred stock outstanding as of June 17, 2004.

(10) There are 1,380,419 shares of Series B convertible preferred stock outstanding as of June 17, 2004.

                            DESCRIPTION OF SECURITIES


COMMON STOCK


      We are authorized to issue 40,000,000 shares of non-assessable voting common stock, $.0001 par value per share, of which 16,639,965 shares are issued and outstanding as of June 17, 2004 with an additional 1,687,500 common shares issuable subject to secured subscription agreements(including the 9,273,725 shares currently outstanding and offered by the selling shareholders under this prospectus). In addition 12,452,826 shares are issuable upon the selling shareholders' exercise of their warrants (the selling shareholders' resale of these shares are also covered by this prospectus). Furthermore, 705,638 additional shares of common stock are issuable under our Plan of Reorganization immediately upon receipt of certain documentation (such issuance is not covered by this prospectus).


      The common stock is fully paid and nonassessable. All of our common stock is of the same class, and each share has the same rights and preferences. Holders of our common stock are entitled to one vote per share on each matter submitted to a vote of the shareholders.

      In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, upon giving a liquidation preference of $1.00 per share for each share of outstanding Series A convertible preferred stock and Series B convertible preferred stock, and a liquidation preference amount of $10,000 per share for each share of outstanding Series C convertible preferred stock. The common stock is subordinate to the Series A convertible preferred, Series B convertible preferred, and Series C convertible preferred, and to all other classes and series of equity securities which by their terms rank senior to the common stock, in the event of a liquidation, dissolution, or winding up or with regard to any other rights, privileges or preferences.

      Holders of common stock do not have any cumulative voting rights, preemptive rights, conversion rights, redemption rights or sinking fund rights.

      Holders of common stock are entitled to receive dividends as may from time to time be declared by the board of directors at their sole discretion. We did not pay dividends to holders of our common stock during 2001, 2002 or 2003. We do not anticipate paying cash dividends on our common stock in the foreseeable future, but instead will retain any earnings to fund our growth. In fact, we are prohibited from declaring dividends on our common stock as long as any dividends on shares of Series A, Series B or Series C convertible preferred are unpaid and outstanding. Once there are no dividends unpaid and outstanding on any shares of Series A, Series B or Series C convertible preferred, any decision to pay cash dividends will depend on our ability to generate earnings, our need for capital, our overall financial condition, and other factors our Board deems relevant.

      Our transfer agent for our Common Stock is StockTrans, located at 44 West Lancaster Ave., Ardmore, PA 19003. All inquiries may be made at 1-800-733-1121.

SERIES A CONVERTIBLE PREFERRED STOCK

      We have authorized a maximum of 5,000,000 shares of Series A convertible preferred stock, par value $.0001. The Series A Preferred has a stated liquidation preference of $1.00 per share and has preference over and ranks (i) senior to the Series B convertible preferred stock, (ii) senior to the common stock, and (iii) senior to all other classes and series of equity securities which by its terms do not rank senior to the Series A convertible preferred. The Series A convertible preferred contains a negative covenant prohibiting us from granting any security interest in our patents and/or future royalty streams.

      Holders of Series A convertible preferred are entitled to receive cumulative dividends at the rate of 8% of the stated liquidation preference amount per share per annum, payable quarterly in arrears. These dividends are prior and in preference to any declaration or payment of any distribution on any outstanding shares of common stock or any other equity securities ranking junior as to the payment of dividends. Dividends are to be paid in additional shares of Series A convertible preferred or, in the sole discretion of the Board, in cash. If we fail to pay dividends as required for six consecutive quarters, a majority of the holders of Series A convertible preferred will have the power to elect one director to the Board, either by filling an existing vacancy on the Board or by removing a director of their choice. Each share of Series A convertible preferred stock is entitled to vote on all matters voted on by holders of the common stock voting together as a single class with the other shares entitled to vote.

      Beginning on July 11, 2003, and every six months thereafter, holders of the Series A convertible preferred may convert up to 25% of their remaining holdings of Series A convertible preferred into common stock. The shares converted based on the liquidation preference amount and the conversion price of the common stock is equal to 90% of the twenty-day average closing ask price of the common stock, but in no case shall the conversion price be less than $3.00 per share.

      We may redeem all of the then outstanding shares of Series A convertible preferred stock upon proper notice of not less than ten days nor more than sixty days prior to the redemption date. The per share redemption price is equal to
(i) 105% of the Series A liquidation preference amount plus all accrued but unpaid dividends if the shares are redeemed within one year of the date of issuance; (ii) 104% of the Series A liquidation preference amount plus all accrued but unpaid dividends if redeemed later than one year from the date of issuance.

SERIES B CONVERTIBLE PREFERRED STOCK

      We have authorized a maximum of 5,000,000 shares of Series B convertible preferred stock, par value $.0001. These shares have a stated liquidation preference of $1.00 per share. They are subordinate to the Series A Preferred, but have preference over and rank senior to (i) the common stock, and (ii) all other classes and series of equity securities which by their terms do not rank senior to the Series B convertible preferred stock. The Series B convertible preferred contains a negative covenant prohibiting us from granting any security interest in our patents and/or future royalty streams.

      Holders of Series B convertible preferred are entitled to receive cumulative dividends at the rate of 8% of the stated liquidation preference amount per share per annum, payable quarterly in arrears. These dividends are prior and in preference to any declaration or payment of any distribution on any outstanding shares of common stock or any other equity securities ranking junior as to the payment of dividends. Dividends are to be paid in additional shares of Series B convertible preferred or, in the sole discretion of the Board, in cash. If we fail to pay dividends as required for six consecutive quarters, a majority of the holders of Series B convertible preferred will have the power to elect one director to the Board, either by filling an existing vacancy on the Board or by removing a director of their choice. Each share of Series B convertible preferred stock is entitled to vote on all matters voted on by holders of the common stock voting together as a single class with the other shares entitled to vote.

      Beginning on July 11, 2003, and every six months thereafter, holders of the Series B convertible preferred may convert up to 25% of their remaining holdings of Series B convertible preferred into common stock. The shares converted based on the liquidation preference amount and the conversion price of the common stock is equal to 90% of the twenty-day average closing ask price of the common stock, but in no case shall the conversion price be less than $3.00 per share.

      We may redeem all of the then outstanding shares of Series B convertible preferred stock upon proper notice of not less than ten days nor more than sixty days prior to the redemption date. The per share redemption price is equal to
(i) 105% of the Series A liquidation preference amount plus all accrued but unpaid dividends if the shares are redeemed within one year of the date of issuance; (ii) 104% of the Series A liquidation preference amount plus all accrued but unpaid dividends if redeemed later than one year from the date of issuance; or (iii) 103% of the Series B Liquidation Preference Amount plus all accrued but unpaid dividends if redeemed later than two years from the date of issuance

SERIES C CONVERTIBLE PREFERRED STOCK

      On March 26, 2004, the Company entered into a Series C Convertible Preferred Stock Purchase Agreement with several accredited investors providing for the sale and issuance of $2.8 million of Series C Convertible Preferred Stock representing 280 shares of preferred stock which are convertible into 2.8 million shares of common stock. The Company also issued Series C-1 and Series C-2 Warrants allowing the holders thereof to purchase an aggregate of approximately 2.8 million shares of common stock at an exercise price of $1.50 per share. In connection with this purchase agreement, the Company entered into a registration rights agreement, whereby the Company agreed to register the resale of the common stock issuable upon conversion of the Series C Convertible Preferred Stock and the common stock issuable upon exercise of the Series C-1 and Series C-2 Warrants. Upon effectiveness of the Company's registration statement, one half of the Series C convertible preferred stock will automatically convert into common stock. Commencing one year following the effective date of the registration statement the remaining outstanding shares of Series C convertible preferred stock will automatically convert if (i) commencing on the date the closing bid price of the common stock is equal to or exceeds $3.00 for a period of 10 consecutive days, provided that (ii) the registration statement is effective for a period of 60 consecutive calendar days. The Company received proceeds, net of commissions and expenses of $325,612, from this placement of $2,474,388. In addition to the commissions, the placement agent also received 5-year warrants to purchase 280,000 shares of the Company's common stock at an exercise price of $1.00 per share and was awarded a six month consulting agreement to provide future financing services in return for $5,000 per month and additional warrants to purchase 100,000 shares of common stock at an exercise price of $1.00 per share.

      The Company's stock price on March 26, 2004 was $2.06; consequently, pursuant to the requirements of Emerging Issues Task Force ("EITF") 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" ("EITF 98-5"), as amended by EITF 00-27 "Application of Issue No. 98-5 to Certain Convertible Instruments," the issuance of the Series C Preferred, with a conversion price initially at $1.00 per share which was below the market price on the date of issue, resulted in a beneficial conversion feature (the difference between the market price and the conversion price) recorded as a preferred stock dividend in the amount of $2,800,000.


      The Series C preferred stock ranks junior to the Series A preferred stock regarding distributions upon liquidation of the Company. Series C preferred stock ranks junior to the Series B Preferred Stock solely with respect to the priority security interest in the Company's intellectual property. The shares accrue dividends at 6% of the stated liquidation preference amount from the date of issuance and increase to 8% commencing on September 25, 2005, are payable annually in cash or shares of stock at the option of the Company. The Series C preferred stock ranks pari passu with Series A preferred stock and Series B preferred stock with respect to payment of dividends. The Series C preferred stock has no voting rights except with respect to transactions upon which they are entitled to vote as a class. The Series C preferred stock is convertible, and the Series C-1 and Series C-2 warrants are exercisable by the holder at any time, however a conversion by a warrant holder cannot result in the individual owning in excess of 9.999% of the outstanding shares of the Company's common stock. Each dollar of liquidation preference amount is initially converted into one share of common stock (subject to certain anti-dilution privileges).


      The holders of Series C preferred stock can require the Company to redeem the stock plus accrued dividends at 125% of the liquidation price upon the (i) consolidation, merger or business combination of the Company, (ii) sale of more than 50% of the Company's assets or (iii) a sale of more than 50% of the outstanding shares of the Company's outstanding shares of common stock. However, the Company has the option to pay in cash or shares of common stock.

      The C-1 and C-2 warrants provide for a cashless exercise at the option of the warrant holder commencing one year following issuance at the option of the warrant holder provided that (i) the per share market price of one share of common stock is greater than the warrant price and (ii) a registration statement for the resale of warrant stock is not in effect. The Company has the option to call up to 100% of the C-1 and C-2 warrants commencing 12 months and 36 months, respectively, from the effective date of a registration statement registering the common stock that would result from the exercise of the warrant. However, in order to exercise the call option, the Company's common stock must have been trading at a price greater than $3.00 for 10 consecutive trading days prior to the call notice and a registration statement is then in effect and has been effective without lapse for a period of 60 consecutive days and trading in the Company's stock shall not have been suspended. The Company, upon calling the warrant, will remit to the holder of the warrant $.01 per called warrant and issue a new warrant representing the number of warrants not subject to the call.

CHANGE IN CONTROL

      We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Subject to a number of exceptions, Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination or the transaction in which the person became an interest stockholder is approved in a prescribed manner. A "business combination" includes a merger, asset sale, stock sale, or other transaction resulting in financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of the corporation's outstanding voting stock. This provision may have the effect of delaying, deterring, or preventing a change of control without further action by the shareholders.


              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

      Our Restated Certificate of Incorporation and Bylaws provide generally that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the company) by reason of the fact that he is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. This indemnification is reflected in the employment agreements we enter into with our executive officers.

      To the extent that indemnification may be available to our directors and officers for liabilities arising under the Securities Act of 1933, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and therefore unenforceable. If a claim for indemnification against such liabilities (other than our paying expenses incurred by one of our directors or officers in the successful defense of any action, suit or proceeding) is asserted by one of our directors or officers in connection with the registration of the securities in this offering, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act. We will be governed by the final adjudication of such issue.


                             DESCRIPTION OF BUSINESS

CORPORATE HISTORY


      We were incorporated in Delaware on April 29, 1998. Prior to November 4, 1999, Cytomedix was known as Informatix Holdings, Inc., which was originally a public shell company. On December 11, 1998, Mr. Charles Worden, Sr. and certain other persons formed an unrelated Arkansas corporation named Autologous Wound Therapy, Inc. On November 4, 1999, Autologous Wound Therapy merged with and into Informatix Holdings, Inc. Simultaneous with the merger, the name of the surviving corporation, Informatix Holdings, Inc., was changed to Autologous Wound Therapy, Inc. On March 30, 2000, the surviving entity changed its name to Cytomedix. We employ nine full-time employees.


      Effective January 2, 2001, we acquired certain technology and other assets of Curative Health Services, Inc. and CHS Services, Inc., collectively referred to as Curative. The technology and other assets we acquired included the intellectual property rights related to the development and production of platelet-derived growth factors and certain tangible assets related to the production and sale of Curative's leading proprietary wound treatment agent, Procuren. From the onset of the Procuren acquisition, we sustained recurring losses, leading us to begin shutting down the entire Procuren operation in May 2001.

      Because we had focused our resources on the Procuren operation, our other operations were also failing. On August 7, 2001, we filed bankruptcy under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court of the Northern District of Illinois, Eastern Division (Case No. 01-27610). After the filing, we were authorized to continue to conduct our business as debtor and debtor-in-possession. No trustee or creditors' committee was appointed in this case. Our management at the time of the bankruptcy filing moved to retain a business broker that would market our assets, including our intellectual property assets, with a view towards conducting an auction of our assets. A group of shareholders objected to this contemplated disposition of our assets and sought to remove our then-existing board of directors by soliciting support from other shareholders.

      Pursuant to this consent solicitation, shareholders who represented a majority of voting shares submitted written consents for the removal of the then-existing board of directors and the election of a new board of directors. The new board then appointed new officers, a new management team was hired and new consultants were retained. New management immediately began formulating a plan of reorganization that would enable us to reorganize and emerge quickly from Chapter 11 in order to preserve our value as a going concern. Our limited available funds mandated that we move swiftly to reorganize.

      On June 14, 2002, the bankruptcy court confirmed our First Amended Plan of Reorganization with Technical Amendments. On June 27, 2002, the court approved other technical amendments to the plan, and the bankruptcy court's confirmation of the plan was reported on Form 8-K on June 28, 2002. Both the confirmation order and the plan were attached as exhibits to that report. We filed Amended and Restated Official Exhibits to the plan on February 4, 2004. These Amended and Restated Official Exhibits were originally filed in connection with our Motion to Designate Official Exhibits to the plan filed with the bankruptcy court on December 2, 2002. At the hearing on that motion, the court dismissed the motion as unnecessary and stated that we had the authority to file the Official Exhibits to the Plan without the need for court approval. The Amended and Restated Official Exhibits to the Plan filed with the court on February 4, 2004, were filed and designated as the Official Exhibits to the Plan in accordance with the court's instructions. The Amended and Restated Official

Exhibits contain all changes identified in the Motion to Designate Official Exhibits to the Plan, as well as an additional change to the Restated Certificate of Designation which provides, consistent with the financial projections to the Disclosure Statement, that any dividend shares payable to holders of Series A and Series B convertible preferred stock shall be paid at the rate of 8% per annum based on the liquidation preference amount of $1.00 per share of preferred stock. If the dividend is to be paid in additional shares of preferred stock, the number of shares to be issued is calculated using the liquidation preference amount of the preferred stock.

      Although the bankruptcy court entered the initial confirmation order on June 14, 2002, the bankruptcy plan did not become effective until we raised the minimum aggregate amount ($2.8 million) through the 2002 Offering. The 2002 Offering was initiated in conjunction with the bankruptcy plan and pursuant to Rule 506 of Regulation D, promulgated under Section 4(2) of the Securities Act of 1933. On July 11, 2002, we had raised the minimum aggregate amount from private accredited investors and such amount was released from the escrow account to us.

BUSINESS AND OPERATIONS

      We are a biotechnology company engaged primarily in researching, developing, licensing and distributing autologous cellular therapies, therapies that use the patient's own body products, for the treatment of chronic non-healing wounds. This includes our propriety platelet-rich plasma gel, AutoloGel(TM), and related product therapies. To create AutoloGel(TM), the patient's own plasma, platelets and other essential blood components are separated through centrifugation. These components are combined with several reagents which results in the formation of a gel that is applied topically to a wound under the direction of a physician. AutoloGel(TM) contains the patient's own multiple growth factors and fibrin matrix structure, which we believe upon topical application, closely replicates the body's natural healing process. The frequency of application is determined by the physician, usually once every four to seven days.

      We are currently marketing the AutoloGel(TM) System into the chronic wound care market through the sale of disposable kits that provide a single treatment of AutoloGel(TM). In addition, we provide each customer with a specially-calibrated, table-top centrifuge used solely for the preparation of AutoloGel(TM). Each kit contains the disposables necessary to produce AutoloGel(TM) and grants a single-use license of our intellectual property required to produce AutoloGel(TM).

      We believe that there are substantial competitive advantages to the AutoloGel(TM) System over the current methods used for the treatment of chronic wounds. First, the processing of the platelet-rich plasma gel takes approximately five minutes and is done at the point of care by a health care professional (operating under the direction of a physician). This is substantially faster than many of the competing products. Second, the specially-calibrated centrifuge is small and lightweight making it portable for use in all types of health care settings thus bringing treatment to the patient as compared to the patient coming for treatment. This is important for the treatment of immobile patients and to healthcare providers treating patients in non-acute settings such as home health agencies. Third, because the patient's own blood is used, a significant source of potential infection is eliminated (compared with the use of donor platelets). Fourth, application at the point of care eliminates issues regarding shelf life, packaging, or transportation of AutoloGel(TM). Our product is small, requires limited space and does not require the purchase of special equipment. We provide the specially-calibrated centrifuge used to create AutoloGel(TM).

      An initial company-sponsored retrospective study of AutoloGel(TM) for the treatment of chronic wounds, including diabetic foot ulcers, demonstrated increased healing and rate of healing. Ongoing data reports received from clinical sites using the AutoloGel(TM) System indicate the effectiveness of AutoloGel(TM) versus traditional methods of treating chronic wounds. Based on these subsequent reports, we believe that the results of our initial company-sponsored retrospective study have been further validated. Additionally, clinicians and the health care managers in many sites have reported the cost-effectiveness of the AutoloGel(TM) System when compared to other methods utilized for treating chronic wounds.

      We believe that the AutoloGel(TM) System has considerable competitive advantages based on the ease of processing, reported efficacy, and reported cost savings. These advantages are coupled with our proprietary rights to the patents underlying this process. We believe that a substantial source of revenue currently exists from companies that are marketing products or devices that infringe or induce infringement of our patents. We are currently executing an aggressive legal strategy in an attempt to establish legal precedents in support of our patent claims. We hope to use the results of this strategy to approach identified companies with substantial revenue and net worth and negotiate licensing and/or royalty agreements with them. In addition, we are actively exploring licensing arrangements for the remainder of the patent portfolio.


SALES AND MARKETING AND A NATIONAL REIMBURSEMENT CODE


      Our sales and marketing plan is focused on the treatment of chronic wounds predominately caused by vascular disease, venous insufficiency, excessive pressure, diabetic neuropathy or dehisced surgical wounds. These are all prevalent within the elderly population which constitutes the most rapidly growing segment of the wound care market in developed (high GDP) countries. (MedMarket Diligence; Worldwide Wound Management, 2001 - 2010)

      Based on the 2002 general information and the national estimates on diabetes in the United States provided by the "American Diabetes Association", approximately 18.2 million people - or 6.3% of the population, have diabetes. In people age 60 and older, 8.6 million or 18.3% of all people in that age group have diabetes. About 60%-70% of people diagnosed with diabetes have mild to severe forms of nervous system damage with the most severe forms being the contributing cause of lower-extremity amputations. More than 60% of non-traumatic lower-limb amputations in the United States occur among people with diabetes and from 2000-2001, about 82,000 lower-limb amputations, an average of just under 225 amputations per day, was performed each year among diabetic patients

      More than five million chronic wound patients (representing an estimated 90% of the total U.S. market) are treated either at a local hospital, by a local physician, or in a local extended care facility. (Frost & Sullivan, Industry Research Report (December, 2000)). The wound care segment expenditures of the U.S. healthcare industry are estimated to be between $5 billion - $7 billion annually.

      Multiple growth factor therapies have not been widely used in the traditional commercial setting because such therapies have not generally been known by clinicians or widely available for their evaluation. Until recently, the autologous process of securing multiple growth factors from a patient's blood products was, substantially, an exclusive treatment available through outpatient wound care centers affiliated with Curative. Upon our purchase of certain technology, assets and intellectual property rights associated with autologous multiple growth factor therapies from Curative in January 2001, we have refined the therapy to a more marketable state. With these refinements, we can now offer autologous multiple growth factor therapies in any health care setting where wound patients are located.

      During 2002 and continuing through today, we have identified several significant areas that we believe must be addressed before the AutoloGel(TM) System can achieve mass market penetration. The first area involves reimbursement from third-party payors. While we have made inroads with Medicaid reimbursement in several states and within certain segments of the commercial insurance market, the true market potential cannot be achieved without broad third party reimbursement. We believe a necessary predicate to securing this broad reimbursement is through obtaining a national reimbursement code. The second area involves securing FDA approval of the AutoloGel(TM) System for specific clinical indications such as for the treatment of non-healing diabetic foot ulcers. Finally, a third area involves reestablishing and enforcing the rights under the Company's patents in order to establish AutoloGel(TM) as the leading platelet gel product in the marketplace. The Company has identified numerous competing companies that currently market products similar to AutoloGel(TM), and we believe these competing companies are infringing or inducing infringement of our intellectual property rights. If successful in our strategies, these companies could be subject to damages, potential enjoinment from the market, or, at our discretion, candidates for royalty and licensing arrangements.

      During 2003, we developed and began execution of a strategic plan to address both the securing of a national reimbursement code and FDA approval for the AutoloGel(TM) System for the specific clinical indication for diabetic foot ulcers; areas that we have found that have limited our ability to establish broad market acceptance. Currently, each of the components utilized in the AutoloGel(TM) System have received a 510K clearance from the FDA and is in commercial distribution and presumably complies with FDA requirements for legally marketed products. Also, the AutoloGel(TM) System is an "autologous" therapy performed under the practice of a licensed physician and can be performed without FDA approval under the provisions commonly referred to as the "Physicians Practice of Medicine". However, the current business model nevertheless involves obtaining a national Medicare reimbursement code for the AutoloGel(TM) System as a first step to broad, third party reimbursement. The process to obtain a reimbursement code from the Center for Medicare and Medicaid Services (CMS), while independent of the FDA approval process, is subject to similar procedural and independent clinical testing as required by the FDA in order to establish product safety and efficacy. Additionally, many clinicians are reluctant to prescribe products that have not been approved by the FDA, notwithstanding the provisions of the "Physicians Practice of Medicine". Further, without FDA approval, we cannot make any claims when marketing the AutoloGel(TM) System regarding its ability to treat or heal wounds which we believe is a significant barrier to broad clinical and market acceptance of the our product.

      Consequently, during 2003, we elected to submit an Investigational Device Exemption (IDE) to the FDA as the first step in a process to secure FDA approval for the AutoloGel(TM) System. This process is multi-faceted, time and resource intensive, and very costly. We also cannot predict whether our efforts will be successful. Considerable funds were expended in 2003 and 2004 to date, and we have achieved two milestones in its pursuit of FDA approval to date. In the second quarter of 2003, we received a qualified 510K clearance from the FDA for the AutoloGel(TM) System's centrifuge. On March 5, 2004, our IDE application was fully approved by the FDA. This allows us to conduct a prospective, randomized, blinded and controlled clinical trial with human subjects being treated with the AutoloGel(TM) System for purposes of demonstrating its safety and effectiveness as part of our effort to secure FDA approval for the treatment of non-healing diabetic foot ulcers. This is the first of several specific clinical indications for which regulatory clearances may be sought in the future. During the second quarter of 2004, we anticipate that patient enrollment into the FDA trials will begin with an anticipated completion date for the patient treatment phase of the trials during the first quarter of 2005.

      Upon completion of the patient treatment phase of the trials, we will evaluate the clinical trial data and if satisfactory submit the data to the FDA for approval. We believe that even though this product is regulated under the Medical Device Amendments of the Food, Drug and Cosmetic Act, the Center for Biological Evaluation and Research (CBER) has the jurisdiction for reviewing such products. In parallel, we would also be making the necessary submissions to the CMS and any other public or private professional groups for evaluation of the data in connection with the granting of the reimbursement codes and further strengthening the general clinical acceptance of this therapy. Should we be successful in our efforts, the AutoloGel(TM) System can then be positioned as an approved alternative treatment to capture a significant portion of the estimated 5 million plus chronic wounds that are treated each year in the United States.

      Simultaneous with the reimbursement strategy, we have also initiated a broad based licensing strategy intended to (i) assist us in establishing a dominant market position for the AutoloGel(TM) System within the market for autologous growth factor products with the wound care market used for the treatment of chronic wounds, and (ii) maximize the value of our intellectual property associated with platelet releasates, the factors which activate multiple growth factors. Utilizing the Knighton Patent, we have initiated litigation against several strategic targets believed to be infringing or inducing infringement of this patent. If successful, we believe that this course of action would position us to enforce our rights against companies with substantial revenue that could become subject to royalties and damages. Our patent enforcement strategy is being conducted on a full contingency basis by the law firms Fitch, Even, Tabin & Flannery and Robert F. Coleman and Associates, both based in Chicago, Illinois. Additionally, at least two key rulings are anticipated in 2004. On March 26, 2004, the District Court for the Northern District of Illinois ruled favorably regarding claims construction in Cytomedix, Inc. v. The Little Rock Foot Clinic. The court affirmed Cytomedix's position regarding the scope of the claims of the Knighton Patent, which relates to the use of platelet-derived therapies for treating wounds and other damaged tissue. The court concluded that the claims of the Knighton Patent should be broadly construed to cover any treating composition that contains all of the materials released by platelets during the platelet release reaction. In so doing, the court rejected the defendant's assertion, echoed by all defendants in other pending cases, that the claims of the Knighton Patent are limited in scope to platelet-releasate compositions that are free of other cellular materials. We consider this ruling significant and as a cornerstone of its licensing and royalty strategy.


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


      In the past, we marketed the AutoloGel System(TM) through in-house personnel. During 2003, we began to predominately distribute our products through a network of commission based, independent sales representatives. We currently are represented in fourteen states and are serviced by thirteen representatives. We plan to expand this representation and coverage substantially in 2004. Additionally, we have established a distributor in Minnesota. All of our sales representatives have established relationships in their respective territories with the clinical professionals that specialize in wound care.

      Over the longer term, our sales and marketing program will evolve to include targeting additional types of healthcare providers and settings in addition to those programs initiated in 2003. A future target is Long-Term Acute Care Facilities (LTACs), where we believe the comparative positive product cost and the faster time to heal patient's wounds have made use of the AutoloGel(TM) System an attractive alternative to current therapies.


      Long-term care facilities, traditionally known as nursing homes, comprise another targeted market. Given the large number of both in-house acquired pressure ulcers and these same wounds via new admitted patients, this is a large and rapidly growing market based that has historically experienced poor healing rates. At the same time, it is an industry under financial duress with recent changes in the Prospective Payment System (PPS) that have reduced the daily allowance for patient treatment coupled with a tremendous rise in liability arising from patient sponsored law-suits. While acknowledging the difficult conditions, we signed agreements with two of the top ten largest long-term care companies in 2002. To date, the results with these groups have been limited to use of the AutoloGel(TM) System by CMS. We expect that adoption and use of the AutoloGel(TM) System by long-term care facilities will broaden significantly upon FDA approval and the securing of a national reimbursement code for the AutoloGel(TM) System by CMS.


      Traditional hospital affiliated and independent wound care centers make up another future target market for Cytomedix. While these sites treat significant populations of wound patients, reimbursement has a profound affect on their choice of treatment modalities. While progress has been made in penetrating and developing this market regionally in states where the wound care centers are eligible to receive Medicaid reimbursement for the AutoloGel(TM) System, or through referral relationships with local home health agencies, lack of a national reimbursement code will continue to limit our ability to significantly penetrate this segment of the wound care market in the near term.

COMPETITION

      Traditional wound care is being provided in the health care system through a large variety of wound coverings. By a wide margin, the current standards of care for the treatment of chronic wounds are wet to moist gauze dressings, and dressings that provide a longer term moist wound environment. Other dressings are designed to absorb large amounts of exudates. Several devices are also being used to try and assist with wound healing. The goal of many of these products is to optimize the wound environment so it is more conducive for the patient's body to enact the healing process.

      A device that is being used extensively is the Vacuum Assisted Closure (V.A.C.) system produced by Kinetic Concepts, Inc. (KCI). During 2003, KCI revenues associated with sales of the V.A.C were $482 million. Several healthcare providers that have used the V.A.C. system have now tried the AutoloGel(TM) System. It has been reported to us by several of these sites that treated wounds healed faster with the use of the AutoloGel(TM) System and that the AutoloGel(TM) System was more cost effective in their experience than the V.A.C. However, the V.A.C's substantial market position and reimbursement issues have made market share penetration very difficult. The V.A.C. is substantially CMS reimbursed, which provides for a substantial current economic competitive advantage.

      Dermagraft is a dermal fibroblast skin substitute. One use of Dermagraft is to help in the wound closure of diabetic foot ulcers. Dermagraft is manufactured from human cells known as fibroblasts, that are then placed on a dissolvable mesh material. The product is marketed by Smith & Nephew, a large health care company with an established wound care presence. While Dermagraft is relatively easy to apply in a physician's office, a significant drawback to Dermagraft is that it requires storage in a minus 70 degree centigrade freezer, which most physicians do not own. Dermagraft has not been used in the long-term care or home health market.

      In December 2003, OrCel(TM), a tissue-engineered product produced by Ortec International, Inc. completed the patient treatment phase of its FDA clinical trials and reported favorable results from the use of OrCel(TM) for the treatment of venous leg ulcers. Similar to Dermagraft, OrCel(TM) is a cryopreserved (frozen) product. While OrCel(TM) has had only limited revenues since inception and is currently not a competitor, it could potentially become a significant competitor when and if its Pre-Marketing application currently pending with the FDA is approved.

      The use of growth factors has been increasingly accepted as a significant aid in wound healing. Many physicians believe that multiple growth factors can be more effective than the action of a single growth factor alone. Regranex, a prescription cream marketed by a division of Johnson & Johnson, Inc., contains a single recombinant growth factor. Having been introduced after lengthy clinical trials several years ago, its revenues, based on our best estimate, have grown significantly. We perceive the single growth factor Regranex as a less effective method of healing chronic wounds in comparison with autologous multiple growth factors. While we acknowledge the success of the Regranex product in the marketplace, an excellent opportunity exists to capture market share from this product once reimbursement is available. We understand that the use of Regranex is reimbursed by public and private insurance carriers.

      Another competing treatment is Hyperbaric Oxygen (HBO). Patients are placed in either a monoplace or multiplace chamber and provided inspired oxygen under pressure to increase the tissue saturation of oxygen. There are a limited number of HBO chambers, so this therapy is not accessible to many wound patients, and is a therapy generally not reimbursed by third party payor sources.

      In addition, a number of companies who, we believe, are infringing on our patents are also our competitors. As described elsewhere, we currently have pending legal actions against them. These competitors typically produce platelet gel using a variety of systems and reagents and use them to treat wounds in a variety of settings.

DISTRIBUTION

      During 2003, we began to predominately distribute our products through a network of commission based, independent sales representatives. We are currently represented in 14 states and is serviced by 13 representatives. We plan to expand this representation and coverage substantially in 2004. Additionally, we have established a distributor in Minnesota. All of our representatives have established relationships in their respective territories with the clinical professionals that specialize in wound care.

INTELLECTUAL PROPERTY RIGHTS

      Cytomedix regards its patents, trademarks, trade secrets, and other intellectual property (collectively, the "Intellectual Property Assets") as critical to its success. Cytomedix relies on a combination of patents, trademarks, and trade secret and copyright laws, as well as confidentiality procedures, contractual provisions, and other similar measures, to establish and protect its Intellectual Property Assets. Cytomedix has in the past several years filed numerous patent applications worldwide seeking protection of its technologies. Cytomedix owns five U.S. patents (including U.S. Patent No. 5,165,938 (the "Knighton Patent") and U.S. Patent No. 6,303,112 (the "Worden Patent")), various corresponding foreign patents, and various trademarks. Cytomedix has received, filed, or is in the process of filing trademarks for the names "Cytomedix," "Procuren," "AutoloGel," and a few variants thereof. In addition, Cytomedix has numerous pending trademark applications and foreign patent applications involving enriched platelet wound healant, platelet derived wound healant, angiogenic peptides, and anti-inflammatory peptides.

      To prevent disclosure of its trade secrets, Cytomedix restricts access to its proprietary information and all of its employees, consultants, and other persons with access to Cytomedix's proprietary information to execute confidentiality agreements with Cytomedix. Cytomedix has also commenced litigation against those persons believed to be infringing on our intellectual property assets seeking both damages and injunctive relief.

      Despite these efforts, Cytomedix may not be able to prevent misappropriation of its technology or deter others from developing similar technology in the future. Furthermore, policing the unauthorized use of its Intellectual Property Assets is difficult. Litigation necessary to enforce Cytomedix's Intellectual Property Assets could result in substantial costs and diversion of resources.

      Cytomedix owns considerable intellectual property, including patents, trademarks, and trade secrets. Its U.S. patents include U.S. Patent No. 5,165,938, the Knighton Patent and U.S. Patent No. 6,303,112, the Worden Patent, various corresponding foreign patents, and numerous pending trademark applications and foreign patent applications involving enriched platelet wound healant, platelet derived wound healant, angiogenic peptides, and anti-inflammatory peptides.

      We intend to vigorously protect its intellectual property assets against infringement and position Cytomedix to capture significant licensing and royalty revenue. Our intellectual property portfolio provides us broad claims to the use of platelets releasates for the healing of wounds and other damaged tissues. Our intellectual property position is that the activation of platelets for clinical use in any field is protected by our patent portfolio, and that any party producing a product involving the utilization of platelet releasate to facilitate wound healing must have a license under the Knighton or Worden patent to avoid infringement.

      Our lead patent counsel is Chicago-based Fitch, Even, Tabin, and Flannery ("FETF"), which was founded in 1859 and concentrates its practice in high-technology and life science related intellectual property law. Notably, FETF is not traditionally a contingency-based law firm, yet FETF is providing representation to us on certain litigation and licensing matters entirely on a contingency basis. Our general litigation strategy is to effect a settlement and/or judgment in favor of our rights against infringers of the Knighton patent. We believe that a substantive ruling and settlement of any of our patent cases will materially enhance our ability to obtain licensing agreements with device manufacturers and end-users in an effort to generate significant licensing and royalty income. FETF, along with Robert F. Coleman & Associates acting as co-counsel, is presently involved in seven separate patent litigation actions against infringers of the Knighton Patent and those who contribute to or induce infringement of the Knighton Patent. On March 26, 2004, we announced that we had received a favorable ruling from U.S. District Court Judge James B. Zagal of the Northern District of Illinois affirming our position regarding the scope of claims regarding the Knighton Patent.

      Our strategy is to favorably settle these cases or obtain favorable rulings in these cases, and then to pursue appropriate contractual licensing arrangements with parties who are infringing, inducing infringement of, or contributing to infringement of the Knighton Patent. We believe that there are numerous device manufacturers that are inducing or contributing to infringement of our patents by marketing such devices specifically for the production of platelet rich plasma that is used to facilitate healing in an infringing manner. In addition, we believe that there exist many third party intermediaries and end users that similarly are directly infringing the Knighton Patent by actually applying the treating composition containing the platelet releasate on the wound or damaged tissue. In addition to chronic wound healing, there are numerous uses of platelet gel in various settings throughout healthcare, including the following areas:

Orthopedics                                                  Neurosurgery
Oral & Maxillofacial Surgery                                 Gynecology
Urology                                                      Otolaryngology
General Surgery                                              Vascular
Cardio-thoracic                                              Plastic Surgery

      We intend to carefully protect its position within the chronic wound care space, primarily because of the unmet nature of the space and because of the apparent efficacy of the AutoloGel(TM) System in treating these types of wounds. However, we do intend to enter into license agreements on acceptable terms with both device companies and end users in order to fully maximize the value of our intellectual property. In addition, platelet releasates have a myriad of applications outside of chronic wound care. Cytomedix intends to actively assert its patent rights through a strategy to secure royalty revenue via licensing opportunities within these markets, some of which are dominated by well-recognized healthcare corporations.

      Our intellectual property licensing strategy has been initially validated through one license agreement that exists today with the DePuy/AcroMed Division of Johnson and Johnson, Inc., in the orthopedics and neurosurgical fields. In 2001, DePuy/AcroMed paid Cytomedix a $750,000 up front fee for a license in this field of use with quarterly royalties paid on sales thereafter. Through March 31, 2004, this license generated $1,247,910 in royalty revenue. Like DePuy/AcroMed, other potential licensees include companies with substantial annual revenues. We believe that, upon realization of a successful substantive outcome in one of its pending court cases, a significant portion of additional revenue can be realized through licenses such as the one with DePuy/AcroMed.

      Certain of our other patents cover applications of technology to therapeutic areas outside our near term focus on chronic wounds. The scope of potential new cellular therapies covered by the portfolio includes hair growth, angiogenesis (cardiac), and small peptides among others. We have been approached about the study of two of its patents unrelated to wound care to date and will be continuing to explore these and like opportunities. The potential for a diverse pipeline of cellular therapeutics exists within our existing intellectual property portfolio and we intend to fully explore them. Our intellectual property rights extend to foreign jurisdictions, including Europe, Japan, Australia, Canada, Mexico, and Brazil, and annuity payments are being made to enforce internationally our intellectual property rights.


CERTAIN CYTOMEDIX PATENTS


WOUND HEALING AGENTS (This patent has an international presence.)
U.S. Patent 5,165,938, issued November 24, 1992
Inventors: David R. Knighton
Abstract: A process for treating damaged, live, animal tissue which comprises applying over the damaged tissue an effective amount of a treating composition containing the materials released by platelets during the platelet release reaction and facilitating healing of the damaged tissue.

ENRICHED PLATELET WOUND HEALANT (This patent has an international presence.) U.S. Patent 6,303,112, issued October 16, 2001
Abstract: A wound healant composition comprising a therapeutically effective amount of activated growth factors and ascorbic acid and/or at least one retinoid and/or at least one antibiotic that facilitates the growth of new tissue.

ENRICHED PLATELET WOUND HEALANT
U.S. Patent 6,524,568, issued February 25, 2003
Abstract: An improved platelet gel wound healant, and methods of preparation and use thereof for healing wounds are disclosed. The improved wound healant comprises a therapeutically effective amount of activated growth factors and ascorbic acid with optional one or more additional anti-oxidant such as vitamin A and/or E, and optional one or more antibiotics.

SELECTING AMOUNTS OF PLATELET RELEASATE FOR EFFICACIOUS TREATMENT OF TISSUE
U.S. Patent 5,599,558, issued February, 4, 1997
Inventors: Dawn D. Newman, Richard H. Gordinier, and Ronald G. Duff.
Abstract: A method of making a platelet releasate product is disclosed involving performing an assay on a platelet releasate sample for a component of the releasate and forming platelet releasate product by comparing the assay results to a predetermined range of amounts of the component to be contained in the product. A method of treatment of tissue is disclosed involving the topical application of such product.

METHOD FOR PROMOTING HAIR GROWTH
U.S. Patent 4,957,742, issued September 18, 1990
U.S. Patent 5,178,883 issued January 12, 1993
Inventor: David R. Knighton

Abstract: Platelet enriched plasma is produced from blood. The platelets are activated by thrombin, which causes the release of platelet-derived growth and angiogenesis factors. A carrier such as a microcrystalline collagen is added to produce a wound-treating salve. The composition is applied directly to wounds and initiates healing in nonhealing wounds as well as accelerates normal wound healing by increasing vascularization, stimulating fibroblast mitosis and migration, and increasing collagen synthesis by fibroblasts. The composition is also applied to tissue to facilitate the growth of hair.


THE CURATIVE ROYALTY AGREEMENT

      Cytomedix entered into a royalty agreement, as later amended, with Curative (the "Curative Royalty Agreement") contemporaneously with Cytomedix's purchase of certain intellectual property and assets from Curative in January 2001. Under this royalty agreement, Cytomedix agreed to pay Curative a six percent royalty for sales of Procuren to customers other than Curative. On March 21, 2001, Cytomedix signed an exclusive licensing agreement with DePuy AcroMed, Inc. ("DePuy"), a subsidiary of DePuy, Inc. Under this agreement, Cytomedix granted to DePuy an exclusive, worldwide license relating to platelet-based growth factors in the specific field of use covering diagnostic and therapeutic spinal, neurosurgery and orthopedic surgery. Under the terms of the Curative Royalty Agreement, Cytomedix is required to pay Curative approximately 92.3% of the royalties collected from DePuy.

      Under a separate agreement dated effective as of August 9, 2001, between Curative and Waverly Holdings, LLC, Curative assigned to Waverly (i) all of Curative's rights as holder of $881,552 in principal amount of 10% Junior Notes and (ii) all royalties in excess of three percent of Cytomedix's aggregate net sales of Procuren and/or "Future Products." Waverly also obtained from Curative in this agreement a covenant that in the event Curative should become the sole owner or possessor of any patents covered by the security interests granted under the Curative Royalty Agreement, Curative will transfer ownership of such patents to Waverly, reserving for itself only its rights to payments of amounts due there under.

      Curative filed general unsecured claims against Cytomedix in the bankruptcy case in amounts in excess of $600,000; we disputed any indebtedness to Curative and asserted the existence of possible counterclaims against Curative. Rather than pursuing these claims, Curative and Cytomedix agreed to release one another from all existing liabilities and claims in a settlement agreement entered into December 5, 2002; we contemporaneously entered into a Second Amendment to the Curative Royalty Agreement. This Second Amendment provides that Cytomedix will pay Curative ten percent of the aggregate amount received by Cytomedix relating to the intellectual property acquired from Curative (i.e. the Knighton Patent) in January 2001 excluding the amounts considered in the DePuy AcroMed licensing agreement and the patent under which the AutoloGel(TM) System is currently licensed to end users. No royalties from licensing the Worden Patent are payable to Curative.

THE WORDEN ROYALTY AGREEMENT

      Charles E. Worden, Sr., is the sole inventor of the intellectual property covered by U.S. Patent No. 6,303,112 (the "Worden Patent") as well as the sole inventor and initial applicant on the first non-provisional patent application (PCT/US99/02981), the parent application to the submission from which the Worden Patent was issued. Mr. Worden also invented all of the technology described in the various United States and foreign patent applications listing Mr. Worden as sole inventor. The Worden Patent and the technology described in the various applications are referred to collectively as the "Worden-Related Patents."

      We have entered into both a patent license agreement and a substitute royalty agreement with Mr. Worden, both of which became effective on July 11, 2002. Under the patent license agreement, Cytomedix has agreed to license to Mr. Worden and his assigns the use of the Worden-Related Patents for veterinary applications. Under the substitute royalty agreement, Cytomedix has agreed (i) to pay a five percent royalty from profits derived by Cytomedix from the sale, licensing, or other exploitation of the Worden-Related Patents (with a minimum of $6,250 per month and up to a maximum of $600,000 per year), and (ii) to grant Mr. Worden a security interest in the Worden-Related Patents to secure payment of these royalties.

GOVERNMENT APPROVAL


      We have sought to ensure compliance with the FDA and have determined that each component of the AutoloGel(TM) System has been cleared by the FDA or is exempt from the approval process. Because the AutoloGel System(TM) is conducted upon an order by a physician, we believe that our technology is being used pursuant to the "Physician's Practice of Medicine" for specific indications of use and does not require that the AutoloGel(TM) System be approved by the FDA. However, without FDA approval, we cannot make any claims for marketing purposes with respect to the ability of the Autologel(TM) System to treat or heal chronic wounds or for any other purpose.


GOVERNMENT REGULATION

      United States


      In its current form, AutoloGel(TM) is currently available and will continue to be available in the market under the "Physician's Practice of Medicine". Yet, during 2003, we made a business decision to undergo a prospective, randomized, blinded and controlled trial under the jurisdiction of the FDA for its primary product, the AutoloGel(TM) System to independently demonstrate the safety and efficacy for the scientific and reimbursement community. In making this decision, we have voluntarily placed ourselves under increased FDA oversight and the regulations governing medical devices.


      Before a new medical device can be introduced to the market, the manufacturer must generally obtain FDA approval. In the United States, medical devices are classified into one of three classes - Class I, II or III. The controls applied by the FDA to the different classifications are those believed by the Agency to be necessary to provide reasonable assurance that the device is safe and effective. Class I devices are non-critical products which can be adequately regulated by "general controls" that include provisions relating to labeling, manufacturer registration, defect notification, records and reports, and Good Manufacturing Practices. (Some Class I devices may be exempt from pre-market notification and GMP requirements) Class II devices are products for which the general controls of Class I devices, by themselves, are not sufficient to assure safety and effectiveness and therefore require special controls. Additional special controls for Class II devices include performance standards, post-market surveillance patient registries, and the use of FDA guidelines. Standards may include both design and performance requirements. Class III devices have the most restrictive controls and require pre-market approval by the FDA. Generally, Class III devices are limited to life-sustaining, life-supporting or implantable devices. The FDA inspects medical device manufacturers and distributors and has a broad authority to order recalls of medical devices, to seize non-complying medical devices, and to criminally prosecute violators..

      Section 510(K) of the Federal Food, Drug and Cosmetic Act requires individuals or companies manufacturing medical devices intended for human use to file a notice with the FDA at least ninety (90) days before introducing the device into the market. This notice, commonly referred to as "510(K) notification", must identify the type of classified device into which the product falls, the class of that type, and a specific product already being marketed with which the product claims to be "substantially equivalent". In some instances the 510(K) notification must include data from human clinical studies in order to establish "substantial equivalence". If the registrant states the device in unclassified, but nonetheless claims substantial equivalence to the marketed device or recognized diagnostic procedure, it must explain the basis for determination. The FDA must agree with the claim of "substantial equivalence" before the device can be marketed. If a product does not qualify for the 510(K) process, then the FDA must approve a pre-market approval (PMA) application before marketing can begin. PMA applications must demonstrate, among other factors, that the device in question is safe and effective. Obtaining a PMA application clearance can take several years, depending upon the complexity of the issues involved with the device. Clearance pursuant to the 510(K) process can be obtained in comparatively less time.

      During the second quarter of 2003, we received 510(K) clearance for AutoloGel(TM) System centrifuge which is a component of AutoloGel(TM) System. In addition, to implement the prospective trial, we submitted an "Investigative

Device Exemption" (IDE) application to the FDA under the rules and regulations codified at 21 C.F.R. Part 812. After extensive review by the FDA, this application was approved on March 5, 2004, thus allowing us to begin our study.

      Devices that we will distribute are subject to pervasive and continuing regulation by the FDA and certain state agencies, including record-keeping requirements and mandatory reporting of certain adverse experiences resulting from use of the devices. Labeling and promotional activities are subject to regulation by the FDA and, in certain circumstances, by the Federal Trade Commission. Current FDA enforcement policy prohibits the marketing of approved medical devices for unapproved uses and the FDA scrutinizes the labeling and advertising of medical devices to ensure that unapproved uses of medical devices are not promoted.

      Fraud and Abuse Laws

      We may also be indirectly subject to federal and state physician self referral laws. Federal physician self-referral legislation (commonly known as the Stark Law) prohibits, subject to certain exceptions, physician referrals of Medicare and Medicaid patients to an entity providing certain "designated health services" if the physician or an immediate family member has any financial relationship with the entity. A person who engages in a scheme to circumvent the Stark Law's referral prohibition may be fined up to $100,000 for each such arrangement or scheme. The penalties for violating the Stark Law also include civil monetary penalties of up to $15,000 per referral and possible exclusion from federal health care programs such as Medicare and Medicaid. The Stark Law also prohibits the entity receiving the referral from billing any good or service furnished pursuant to an unlawful referral, and any person collecting any amounts in connection with an unlawful referral is obligated to refund such amounts. Various states have corollary laws to the Stark Law, including laws that require physicians to disclose any financial interest they may have with a health care provider to their patients when referring patients to that provider. Both the scope and exception for such laws vary from state to state.

      We may also be indirectly subject to federal and state anti-kickback laws.
Section 1128B (b) of the Social Security Act, commonly referred to as the Anti-Kickback Law, prohibits persons from knowingly and willfully soliciting, receiving, offering or providing remuneration, directly or indirectly, to induce either the referral of an individual, or the furnishing, recommending, or arranging for a good or service, for which payment may be made under a federal health care program such as Medicare and Medicaid. The Anti-Kickback Law is broad, and it prohibits many arrangements and practices that are otherwise lawful in businesses outside of the health care industry. The U.S. Department of Health and Human Services (DHHS) has issued regulations, commonly known as safe harbors that set forth certain provisions which, if fully met, will assure health care providers and other parties that they will not be prosecuted under the federal Anti-Kickback Law. Although full compliance with these provisions ensures against prosecution under the Anti-Kickback Law, the failure of a transaction or arrangement to fit within a specific safe harbor does not necessarily mean that the transaction or arrangement is illegal or that prosecution under the federal Anti-Kickback Law will be pursued. The penalties for violating the Anti-Kickback Law include imprisonment for up to five years, fines of up to $25,000 per violation and possible exclusion from federal health care programs. Many states have adopted laws similar to the federal Anti-Kickback Law, and some of these state prohibitions apply to patients for health care services reimbursed by any source, not only federal health care programs such as Medicare and Medicaid.

      In addition, the Health Insurance Portability and Accountability Act of 1996 (HIPAA) created two new federal crimes: (i) health care fraud and (ii) false statements relating to health care matters. The health care fraud statute prohibits knowingly and willfully executing or attempting to execute a scheme or artifice to defraud any health care benefit program, including private payors. The false statements statute prohibits knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement or representation in connection with the delivery of or payment for health care benefits, items or services. This statute applies to any health benefit plan, not just Medicare and Medicaid.

Additionally, HIPAA granted expanded enforcement authority to the DHHS and the U.S. Department of Justice and provided enhanced resources to support the activities and responsibilities of the DHHS's Office of the Inspector General
(OIG) and the Department of Justice by authorizing large increases in funding for investigating fraud and abuse violations relating to health care delivery and payment.

      Under separate statutes, submission of claims for payment or causing such claims to be submitted that are "not provided as claimed" may lead to civil money penalties, criminal fines and imprisonment, and/or exclusion from participation in Medicare, Medicaid and other federally funded state health programs. These false claims statutes include the federal False Claims Act, which prohibits the knowing filing of a false claim or the knowing use of false statements to obtain payment from the U.S. federal government. When an entity is determined to have violated the False Claims Act, it must pay three times the actual damages sustained by the government, plus mandatory civil penalties of between $5,500 and $11,000 for each separate false claim. Suits filed under the False Claims Act, known as "qui tam" actions can be brought by any individual on behalf of the government and such individuals may share in the amounts paid by the entity to the government in fines or settlement. In addition certain states have enacted laws modeled after the False Claims Act. "Qui tam" actions have increased significantly in recent years causing greater numbers of health care companies to have to defend false claim actions, pay fines or be excluded from the Medicare, Medicaid or other federal or state health care programs as a result of an investigation arising out of such action.

      Several states also have referral, fee splitting and other similar laws that may restrict the payment or receipt of remuneration in connection with the purchase or rental of medical equipment and supplies. State laws vary in scope and have been infrequently interpreted by courts and regulatory agencies, but may apply to all health care products and services, regardless of whether Medicaid or Medicare funds are involved.

ENVIRONMENTAL LAWS

      We are not aware of any material costs or effects resulting from our compliance with any federal, state or local environmental laws.

RESEARCH AND DEVELOPMENT

      We have engaged in limited research and development work during our reorganization and subsequent implementation of the new business plan. In 2002, we engaged independent research facilities to perform initial evaluations documenting the existence of the fibrin matrix structure and multiple growth factors. In addition, a Wound Data Analysis System was developed to assist clients in objectively assessing changes in wound measurements due to the impact of use of the AutoloGel System(TM) or any other treatment modalities. During 2003 when developing the IDE application as the initial step for the prospective, randomized, controlled, multi-site study as required for the FDA, we re-evaluated all of the components of our system. Because these activities plus other testing activities were not aimed at developing a new process or technique, the expenses associated with these activities are not characterized as research and development costs in our audited financial statements.

EMPLOYEES


      We currently have three executive officers, Kshitij Mohan as Chief Executive Officer, Mr. William L. Allender as Chief Financial Officer and Ms. Carelyn Fylling as Vice President of Professional Services. Cytomedix also employs Mr. Lance Jones as our Controller, and we have retained BDR Consulting, Inc. (Mr. Jimmy D. Swink, Jr.) and Nadine Smith as our consultants to the Board. In addition to these named persons, we employ an office manager, a national sales manager, a managed care specialist and two clinicians.


      Under Delaware law, we are required to hold annual meetings for our shareholders to elect directors. As a consequence of our entering bankruptcy and our cash needs, we were unable to hold an annual meeting in 2002 or 2003. We plan to conduct an annual meeting during the third quarter of 2004, and, in conjunction therewith, we will issue an annual report to shareholders. No matter was submitted to a vote of the security holders during 2003 or 2004.

      Our common stock is registered under the Securities Exchange Act of 1934, and we are therefore required to file certain periodic and current event reports with the Securities and Exchange Commission as required by that Act. We failed to file timely periodic reports for the second quarter of 2001 through the third quarter of 2002. We did, however, continue to file current event reports and filed our monthly operating reports (as required by the Bankruptcy Court) under the cover of Forms 8-K. During November and December 2002, we filed all of our missed periodic reports which included Form 10-KSB for 2001 and Forms 10-QSB for quarters ended June 30, 2001, September 30, 2001, March 31, 2002, June 30, 2002, and September 30, 2002.

      You may read and copy all reports and other materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website where you can view and print all reports, proxy and information statements, and other information filed with the SEC. The address of this website is www.sec.gov.


                      MANAGEMENT'S DISCUSSION AND ANALYSIS

      We are a development stage company as defined in Statement of Financial Accounting Standards "SFAS" No. 7 and had only limited operations through March 31, 2004. Our main activities during this start-up phase have consisted of recruiting and hiring a new management team and corresponding personnel, as well as the development of both a short and long-range business plan that has included all aspects of the business. Considerable resources were expended in previous years and continuing into 2004 on non-recurring activities relating to the legal defense of our patents, researching and preparing the Investigational Device Exemption Application for the FDA, developing the protocol for clinical trials, and securing and diversifying our current and anticipated capital requirements.

      During the year ending December 31, 2003, we incurred legal fees of $264,722 relating to the defense of and the current litigation associated with our patents. Consulting, legal and other expenses of $468,473 were expended on activities relating to the development and the submission of our protocol for our anticipated FDA testing. Included in this amount is $198,569 (of which $51,872 was non-cash equity-based compensation expenses) paid to an organization associated with a related party. Additionally $995,313 (of which $824,129 was non-cash equity-based compensation), was expended on general consulting/business advisory services associated with strategic planning, capitalization and organization.

      During the three months ending March 31, 2004, the Company incurred legal fees of $30,729 relating to the defense of and the current litigation associated with our patents. Consulting, legal and other expenses of $445,859 were expended on activities relating to FDA matters associated with our clinical trials. Included in this amount is $155,880 (of which $110,303 was non-cash equity-based compensation expenses) paid to an organization associated with a related party. Additionally $1,130,008 (of which $1,081,882 was non-cash equity-based compensation) was expended on general consulting/business advisory services associated with our strategic planning, capitalization and organization.

      During the twelve months ending December 31, 2003, we recorded total non-cash equity-based compensation of $975,201. During the combined twelve months ending December 31, 2002, we recorded non-cash equity based compensation expenses of $55,167.

      During the three months ending March 31, 2004, the Company recorded total non-cash equity-based compensation expenses of $1,429,119. During the three months ending March 31, 2003, the Company recorded non-cash equity-based compensation expenses of $27,585. Additionally and as a result of the private placement and issuance of the Series C convertible preferred stock, the

Company recorded a preferred dividend of $2,800,000; all of which is a non-cash charge. This preferred divided was necessitated due to the beneficial conversion features associated with the Series C convertible preferred stock being lower than the market price on the date of issue and was required in accordance with Emerging Issues Task Force ("EITF") 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" as amended by EITF 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments." Combining the impact of compliance with the above-named accounting pronouncements, the total non-cash charges for the three months ended March 31, 2004 totals $4,229,119 or 79.52% of the $5,317,997 in the loss to common stockholders for the period.

   COMPARATIVE RESULTS OF OPERATION FOR THE 12 MONTHS ENDING DECEMBER 31, 2003
            AND FOR THE COMBINED 12 MONTHS ENDING DECEMBER 31, 2002

      As noted above, we filed for bankruptcy on August 7, 2001 and did not emerge from bankruptcy until July 11, 2002. This event had a direct impact on all of our revenues and expenses described below and the comparability between years.

      For the 12 months ending December 31, 2003, we had revenue of $1,086,922 as compared to revenue of $1,093,453 for the combined 12 months ending December 31, 2002; a decrease of $6,531 or .59%. Revenues are generated from two sources; the sale of disposable kits and reagents and from royalties received from licensing activities. Comparing 2003 to 2002, revenues decreased in 2003 $98,329, 21.78%, from the sale of kits and reagents ($353,001 as compared to $451,330). This decrease between years is primarily attributable to the large stocking orders received in the third and fourth quarters of 2002 for two large long-term care providers amounting to $251,500. Replenishment orders for 2003 have amounted to $161,065; a decrease of $90,435 or almost 36%. Revenues from royalties and licensing activities increased in 2003 $91,798, 14.29%, ($733,921 as compared to $642,123). This increase is substantially attributable to the DePuy licensing arrangement.

      Gross profit for the 12 months ending December 31, 2003 was $328,490 or 30.22% of revenue as compared to gross profit of $515,223 or 47.12% of revenue for the comparable period in 2002. The gross profit from the sale of disposable kits and reagents decreased 33.74% from a profit margin of 82.69% earned in 2002 to 54.79% in 2003. This decrease is attributable to several factors. During 2003, the customer mix changed requiring more aggressive pricing policies. A majority of the sales generated in 2002 were on kit sales only. In 2003, new customers are requiring both kits and reagents which decrease margins. Additionally, in 2003, we became more aggressive in our sales and marketing efforts and began offering our products extensively for evaluation purposes which generated no revenue but did incur certain costs. Finally, in 2003, we became more conservative in our revenue recognition policies due to the uncertainties of collection in several new business sectors. While revenues increased from royalties received from licensing activities, the gross profit margins decreased 16.74% from a profit margin of 22.12% in 2002 to 18.40% in 2003. This decrease is primarily attributable to the loss of non-DePuy licensing revenue and the impact of recording the deferred revenue portion on the initial deposit paid by DePuy. We record revenue of $81,448 per year on the initial deposit of $750,000 paid by DePuy in 2001 for the licensing rights to our patent. The current royalties received quarterly reflect a gross profit of 7.7%. As current royalties increase, the impact of the deferred portion will decrease the gross profit. This occurred in 2003.

      Operating Expenses for the 12 months ending December 31, 2003 were $4,460,195 with non-cash expenses of $975,202 as compared to $ 3,435,916 and non-cash expenses of $55,167. This results in a net increase excluding non cash expenses between years of $104,244 or 3%. Included in these expenses is:

SALARIES AND WAGES:

      Salaries and wages for the 12 months ending December 31, 2003 were $954,315 as compared to $682,888 for the comparable period in 2002; an increase of $271,427 or 39.7%. In the early part of 2002, we were operating under bankruptcy protection and maintained a skeleton staff of two executive officers. By the end of 2002 we had begun re-staffing and consisted of 10 full time employees. Throughout 2003, we maintained our staffing at 2002 levels.

CONSULTING AND RELATED PARTY CONSULTING:

      Consulting and related party consulting for the 12 months ending December 31, 2003 amounted to $1,532,198 of which $973,164 was non-cash equity-compensation expense; a net cash expense of $559,034. For the comparable period ending in 2002, this expense was $625,173 of which $55,167 was non-cash equity-compensation expense; a net cash expense of $570,006; a net cash decline of $10,972 or 1.9% between years. The change in the gross amounts between years is attributable to the terms in we are retaining consulting services. In 2003, we have relied upon the issuance of warrants to attract and keep senior level consultants to assist in all phases in the operations. This includes strategic planning, ($676,387 gross expense, $126,074 after deducting equity-based compensation attributable to Nadine Smith), financing support, ($318,926 gross expense, $45,109 after deducting equity-based compensation attributable to consultants), governmental/support and lobbying, ($198,569 gross expense, $146,697 after deducting equity-based compensation relating to a related party affiliation) and on-going managerial support provided by BDR Consulting ($205,162 gross expense, $108,000 net cash relating to a related party.)

      During 2002, a substantial portion of expenditures was attributable to consulting services ($150,017 gross expense, $120,017 after deducting equity-based compensation) and on-going managerial support provided by BDR Consulting ($318,552 gross expense, $293,384 after deducting equity-based compensation relating to a related party).

PROFESSIONAL FEES:

      Professional fees which, substantially consist of legal and accounting services, for the 12 months ending December 31, 2003 amounted to $734,336 as compared to $809,163 for the comparable period in 2002; a decline of $74,827 or 9%. The decrease between years is primarily attributable to a decline in legal expenses of $95,328 offset by an increase in accounting services of $48,929. During 2002, we incurred legal expenses of $641,368 with $349,139 being attributed to bankruptcy related matters with the remaining $292,229 consisting of 1) $92,390 relating to securities matters, 2) $25,763 relating to maintaining our patents and 3) $174,076 attributable to initiating litigation in defense of our patent rights plus other matters. During 2003, we incurred legal expenses of $546,040 with 1) $69,515 attributable to FDA compliance, 2) $68,151 relating to patent matters, 3) $197,582 associated with securities matters, 4) $14,657 relating to bankruptcy matters with the remaining 5) $196,135 substantially attributable to litigation in defense of our patents.

      The increase in the accounting and audit fees is primarily attributable to the split year due to the bankruptcy and the resultant non-comparability between years plus the increase in the services provided by our external auditing firm during 2003.

GENERAL AND ADMINISTRATIVE:

      For the 12 months ending December 31, 2003, we incurred general and administrative expenses of $1,162,670 as compared to $1,243,692 for the comparable period of 2002; a decrease of $81,022 or 6.5%. During 2003, the use of a third party accountant was discontinued resulting in a decrease of $117,435 between years. This function was performed internally for 2003, which is reflected in the increase in salaries and wages. This decrease was offset by an increase in depreciation and amortization between years of $94,111. When eliminating the impact of these two line items, net general and administrative expenses decreased $57,698 which is attributable to the enactment during mid-year of stringent expense and budgetary controls.

OTHER:

      Related party royalty expenses of $76,676 were paid to Mr. Charles E. Worden for the 12 months ending December 31, 2003. For the comparable period of 2002, $75,000 was paid to Mr. Worden.

      Interest expense of $950 was incurred in 2003 that related to the financing of insurance premiums. This compares to interest expense incurred in 2002 of $378,794 relating to the 12% and 10% Senior and Junior Notes payable from January 1 - July 11, 2002.

          COMPARATIVE RESULTS OF OPERATION FOR THE THREE MONTHS ENDING
                            MARCH 31, 2004 AND 2003.

      For the three months ending March 31, 2004, the Company had revenue of $306,350 as compared to revenue of $244,783 for the three months ending March 31, 2003; an increase of $61,567 or 25.15%. Revenues are generated from two sources: the sale of disposable kits and reagents and royalties received from licensing activities. Comparing the three months in 2004 to 2003, revenues increased in 2004 $80,740 or 183.60%, from the sale of kits and reagents ($124,715 as compared to $43,975). This increase is primarily attributable to the increased diversification of our marketing program and the penetration into the commercial insurance market. During 2003, the Company's business had focused on two large long-term care providers which had limited activity in the first quarter and had no commercial insurance business. Revenues from royalties and licensing activities decreased in the first quarter of 2004 $19,173 or 9.54%, ($181,635 as compared to $200,808). This decrease is substantially attributable to the DePuy licensing arrangement.

      Gross profit for the three months ending March 31, 2004 was $100,706 or 32.87% of revenue as compared to gross profit of $52,511 or 21.45% of revenue for the comparable period in 2003. The gross profit from the sale of disposable kits and reagents increased 37.56% from a profit margin of 39.60% earned in 2003 to 54.47% in 2004. This increase is attributable to the fact that in 2003 we commenced an aggressive sales and marketing campaign during this period which resulted in a large amount of cost that generated limited revenue. In 2004, the Company has continued to aggressively market its products but the increased margins recognized in the commercial insurance market has substantially mitigated a large percentage of this cost. While revenues decreased from royalties received from licensing activities, the gross profit margins increased 3.67% from a profit margin of 17.48% in 2003 to 18.04% in 2004. This increase is primarily attributable the impact of recording the deferred revenue portion on the initial deposit paid by DePuy. The Company records revenue of $81,448 per year or $6,787 per month on the initial deposit of $750,000 paid by DePuy in 2001 for the licensing rights to the Knighton Patent. The current royalties received quarterly reflects a gross profit of 7.7%.

      Operating expenses for the three months ending March 31, 2004 were $2,552,770 (with non-cash equity-based compensation expenses of $1,446,119) as compared to $729,125 (with non-cash equity-based compensation expenses of $27,585). This results in a net increase, excluding non-cash equity-based compensation expenses of $405,111 or 57.75%.

      We rely heavily on the use of equity based compensation for services by various consultants and other parties that provide services to the Company. Due to the magnitude of this non-cash expense for the three months ending March 31, 2004, the following exhibit highlights the impact of this equity based compensation on the Company's operating expenses. The exhibit below presents the Company's operating expenses in accordance with generally accepted accounting principles ("GAAP") and presents the amount of equity based compensation expense included in the respective expense accounts and then reflects the operating expenses without the equity based compensation which is not in accordance with GAAP ("NON-GAAP"). The following exhibit is presented to provide a better comparison of expenditures between years.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

                                                   CYTOMEDIX, INC.
                                             OPERATING EXPENSE ANALYSIS
                                         THREE MONTHS ENDING MARCH 31, 2004

-------------------------------------------------------------------------------------------------------------

            ACCOUNT                        GAAP                 EQUITY BASED               NON-GAAP
                                       AS REPORTED              COMPENSATION          OPERATING EXPENSES
                                                                                        WITHOUT EQUITY
                                                                                      BASED COMPENSATION
-------------------------------------------------------------------------------------------------------------
Salaries and Wages               $               375,511   $              115,938  $                 259,573

-------------------------------------------------------------------------------------------------------------
Consulting                                      1,156,794             (1,082,644)                     74,150

-------------------------------------------------------------------------------------------------------------
Related Party Consulting                          300,451               (227,974)                     72,477

-------------------------------------------------------------------------------------------------------------
Professional                                      168,589                 (2,563)                    166,026

-------------------------------------------------------------------------------------------------------------
Royalty Expense-                                   18,750                                             18,750
Related Party

-------------------------------------------------------------------------------------------------------------
Clinical Trials                                   264,981                                            264,981

-------------------------------------------------------------------------------------------------------------
General and Administrative                        267,694          (1)   (17,000)                    250,694

-------------------------------------------------------------------------------------------------------------
        TOTAL OPERATING EXPENSE  $             2,552,770   $          (1,446,119)  $               1,106,651

-------------------------------------------------------------------------------------------------------------
(1) Consists of the amortization of prepaid expense attributable to the Research
Works agreement that was consummated through the issuance of common stock in
August, 2003.
-------------------------------------------------------------------------------------------------------------



SALARIES AND WAGES:

      Salaries and wages expense for the three months ending March 31, 2004 was $375,511 as compared to $227,392 for the comparable period in 2003; an increase of $148,119 or 65.14%. Included in the current period are non-cash equity-based compensation charges of $115,938 that represent the calculated value of the termination agreement entered into on January 2, 2004 between the former CEO and the Company. The remaining increase of $32,181 is attributable to increased staffing levels.

CONSULTING AND RELATED PARTY CONSULTING:

      Consulting and related party consulting expense for the three months ending March 31, 2004, amounted to $1,457,246 of which $1,310,618 was non-cash equity-based compensation; a net cash expense of $146,628. For the comparable period ending in 2003, this expense was $94,835 of which $27,585 was non-cash equity-based compensation; a net cash expense of $67,250; a net cash increase of $79,378 between years. The change in the expense recorded between years is attributable to the terms upon which the Company is retaining consulting services (see table above). In 2004, the Company has continued to rely upon the issuance of options to purchase common stock to attract and retain senior level consultants to assist in all phases of the operations. This includes strategic planning ($861,986 gross expense, $31,248 net after deducting equity-based compensation attributable to Nadine Smith), financing related support ($268,022 gross expense, $16,878 net after deducting equity-based compensation attributable to consultants), governmental/support and lobbying ($155,880 gross expense, $45,577 net after deducting equity-based compensation relating to a related party affiliation) and on-going managerial support provided by BDR

Consulting, Inc. ($144,571 gross expense, $27,000 net after deducting equity-based compensation relating to a related party). For the comparable period in 2003, the Company incurred gross expenses of $58,287, net after deducting equity-based compensation of $30,702 relating to financial related support and the on-going managerial support provided by BDR Consulting, Inc. The Company did not incur any expense for strategic planning and lobbying for the three months ending March 31, 2003.

PROFESSIONAL FEES:

      Professional fees which substantially consist of legal and accounting services for the three months ending March 31, 2004 amounted to $168,589 of which $2,563 was non-cash equity-based compensation expense relating to stock options issued to the Chairman of the Medical Advisory Board; a net expense of $166,026 as compared to $180,105 for the comparable period in 2003; a decline of $14,079 or 7.82%. The decrease between years is primarily attributable to a decline in legal expenses of $53,908 offset by an increase in accounting services of $35,194. During the first quarter of 2003, the Company incurred legal expenses of $156,546 primarily attributable to bankruptcy related matters and for initiating litigation in defense of our patent rights. During 2004, the Company incurred legal expenses of $102,638 with $30,728 attributable to patent litigation, $24,998 attributable to the FDA and clinical trials and the remaining $46,912 relating to general securities and other matters. The decrease between periods is substantially attributable to the contingency arrangements negotiated during mid-2003 for the aggressive litigation of our patent rights.

      The increase in the accounting and audit fees is primarily attributable to additional service required in connection with the two private placements initiated during the first quarter of 2004.

CLINICAL TRIAL RELATED EXPENSE:

      For the three months ending March 31, 2004, the Company incurred expenses of $264,981 relating to the design, coordination and third party administration of our current FDA clinical trials. No expenses were incurred in the first quarter of 2003, yet during all of 2003, the Company incurred expenses of $207,365 relating to the preparation and submission of the Company's clinical trial protocol to the FDA for approval. On March 5, 2004, approval to commence testing was granted by the FDA.

GENERAL AND ADMINISTRATIVE:


      For the three months ending March 31, 2004, the Company incurred general and administrative expenses of $267,694 as compared to $206,243 for the comparable period of 2003; an increase of $61,451 or 29.79%. This is substantially attributable across the board to the increase in activity levels between comparable periods. For the three months ending March 31, 2003, all expenditures were delayed due to an anticipated cash shortfall. During 2004, the Company incurred increased travel expense of $40,406; an increase of $17,000 due primarily to the amortization of the Research Works Agreement; and an increase of $4,899 for estimated uncollectible accounts.


OTHER:

      Related party royalty expenses of $18,750 and $20,550 were paid to Mr. Charles E. Worden for the periods covering the three months ending March 31, 2004 and 2003, respectively.

      A preferred dividend on Series C convertible preferred stock in the amount of $2,802,301 was recorded during the quarter ended March 31, 2004. $2,800,000 of this amount relates to compliance with certain accounting guidelines that require the Company to record the impact of issuing convertible securities that are convertible at prices less than the Company's stock price as of the day of closing of the financing. The Series C, convertible preferred stock is convertible at $1.00 per share and included Series C-1 and Series C-2 warrants to purchase one share of the Company's common stock exercisable at $1.50 per share. The effective closing date for this transaction was March 26, 2004 and the closing price for the Company's common stock on that date was $2.06. The ability to convert the Series C convertible preferred stock and exercise the Series C-1 and Series C-2 warrants at prices below the prevailing market price for the common stock triggered the requirement to record this one time preferred dividend charge.

LIQUIDITY AND CAPITAL RESOURCES AS OF MARCH 31, 2004

      The Company's cash balance, including the restricted cash on deposit to secure the Company credit cards of $20,933 at March 31, 2004, was $4,927,209.

      During March, 2004, the Company initiated two separate private equity offerings to provide the Company with working capital and to fund the Company's clinical trials. These two private placements of securities will provide immediate cash net of accrued commissions and expenses to the Company of $4,661,888 and additional funds of $2,312,500 throughout the remainder of the year. As of March 31, 2004, the Company had received available cash net of accrued commissions and expenses of $4,404,764. An additional $400,000 has been received subsequent to March 31, 2004.

      The Company does not plan to seek additional financing in the near future, but instead expects to have sufficient cash to support its operations for the next twelve months.

APPLICATION OF CRITICAL ACCOUNTING POLICIES

Our financial statements reflect the selection and application of accounting policies which require management to make significant estimates and judgments. See our notes to financial statements for a "Summary of Significant Accounting Policies". We believe that the following reflect the more critical accounting policies that currently affect our financial condition and results of operation.

ACCOUNTING FOR STOCK BASED COMPENSATION TO EMPLOYEES AND CONSULTANTS


We utilize equity based compensation extensively in our business and expect to continue this policy in the future. We follow the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123 "Accounting for Stock Based Compensation ("FAS 123") and certain Emerging Issues Task Force statements.


As permitted under SFAS No. 123, we have continued to utilize APB 25 "Accounting for Stock Issued to Employee" in accounting for our stock-based compensation to employees. If we grant equity instruments to employees and the exercise price is equal to, or greater, than the market price on the date of issuance then we do not record any expense in our financial statements If we had recorded compensation expense to employees under the fair value provisions of SFAS No. 123, our expense would have been different as disclosed in our financial statements.

The amount of expense we record in connection with grants to consultants is directly impacted by a number of factors including the trading price of our stock, vesting period, term, volatility etc. Changes in these factors can cause changes in the amount of expense we record.

CONVERTIBLE SECURITIES

We have raised money using convertible debt and equity securities and follow the requirements of Emerging Issues Task Force ("EITF") 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" ("EITF 98-5"), as amended by EITF 00-27 "Application of Issue No. 98-5 to Certain Convertible Instruments." If the market price of our common stock, on the date of issuance of these securities, is higher than the initial conversion price we are required to record a beneficial conversion feature (the difference between the market price and the conversion price) on our statement of operations by recording either a preferred stock dividend, or interest expense, depending on the type of convertible security we issued.

PROSPECTS FOR THE FUTURE

      Our success is directly dependent on the success of AutoloGel(TM), and we believe that AutoloGel(TM) has a good chance for success in the marketplace for several reasons. In the long-term care, long-term acute care, and home healthcare markets where healthcare products and services are delivered in a capitated environment, the weekly use of AutoloGelTM saves both the cost of daily and multiple dressing changes as well as the labor needed to perform these tasks. Combining this significant cost savings in this economically-driven environment with a faster wound-healing rate as shown by our retrospective studies and current reports from clinicians, we expect that both the facility/agency providing the care as well as the wound patient will see added value through the use of AutoloGelTM. We believe that this model of providing easy-to-access advanced therapy with increased healing in a shorter period of time will be very attractive to all types of capitated health care providers. We are actively pursuing these customers at both the group level and, to a lesser degree, the individual facility.

      In addition, based on the cost of current treatments and competitive products for this market, the cost of the AutoloGelTM System provides an economic benefit. With what we believe to be a strong patent position, we believe we are positioned to successfully introduce the AutoloGelTM System while rapidly gaining a significant market share position in the capitated care market. Thereafter, upon the successful completion of a strategy to have the AutoloGelTM System reimbursed, we believe the product can be successfully positioned against the higher priced biological and device alternatives, as well as more traditional wound therapies (such as wet to moist dressings) based on its efficacy and ease of overall use in hospitals, wound care centers, and physicians' offices.


                             DESCRIPTION OF PROPERTY

      We do not own any real property and do not intend to invest in any real property.

      In August 2002, we moved our principal executive offices from Eden Tower Plaza, 790 Frontage Road, Northfield, Illinois 60093, to 1523 S. Bowman, Suite A, Little Rock, Arkansas 72211. We occupy the facilities in Little Rock under a sublease entered into with Mr. Charles E. Worden, Sr. Under Mr. Worden's lease with the primary lessor, Davis Properties, the monthly rent is $3,924. Our rent under our sublease with Mr. Worden is $2,124. We have agreed with Mr. Worden to pay $3,924 to Davis Properties each month. Of that amount, $2,124 is the rent due under the sublease and the remaining $1,800 is applied to reduce our monthly royalty payment due Mr. Worden. The sublease is a month-to-month arrangement with no set term, and we are required to pay the first $600 of maintenance and upkeep on the leasehold each year, and Mr. Worden pays any costs exceeding that amount. For the 12 months ended December 31, 2003 we incurred rent expense of $30,008.00. For the three months ended March 31, 2004, we incurred rent expense of $7,500.

      Beginning in 2001, we entered into various lease agreements for offices and personal property associated with the Procuren Acquisition. These obligations extended through 2003, and most of the leases contained renewal options and some contained purchase options. However, these obligations were subject to compromise as a result of the bankruptcy filing. We chose not to assume any of the unexpired leases after emerging from bankruptcy; thus, all of these unexpired leases were rejected under the Plan.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS)

CHARLES E. WORDEN, SR.

      Although no longer a director, Charles E. Worden, Sr. was a director through July 11, 2002. In November 1999, following AWT's merger into Informatix Holdings, Inc., Mr. Worden was no longer an officer, director or majority shareholder of Cytomedix, although he did enter into a royalty agreement and consulting agreement with Cytomedix. During 2000, Mr. Worden asserted that Cytomedix had defaulted under its agreements; thus, Mr. Worden claimed a reversionary ownership interest in the Worden Patent and, on this basis, caused the Worden Patent to be issued in his name by the U.S. Patent & Trademark Office on October 16, 2001. When issued, the Worden Patent listed Mr. Worden, and not Cytomedix, as the owner of the Worden Patent. Cytomedix asserted ownership of the Worden Patent and certain claims against Mr. Worden.

      Cytomedix and Mr. Worden subsequently resolved their differences through execution of a letter of understanding, dated November 14, 2001. This letter of understanding delineated the terms to be included in a plan of reorganization regarding Mr. Worden's claimed intellectual property rights in the Worden Patent and the treatment of his Claims he asserted against Cytomedix. Pursuant to this letter of understanding, Mr. Worden assigned the Worden-Related Patents to Cytomedix, subject to a condition subsequent reversionary interest during bankruptcy should certain projected events (such as confirmation of a plan of reorganization incorporating the terms of the letter of understanding) fail to materialize.

      The parties also agreed in the letter of understanding to the terms and conditions of the following three agreements (the "Worden Agreements"), which became effective on July 11, 2002:

            (i) a patent license agreement, whereby Cytomedix would license to Mr. Worden and his assigns the use of the Worden-Related Patents for veterinary applications;

            (ii) a substitute royalty agreement, whereby Cytomedix would (A) pay a five percent royalty from profits derived by Cytomedix from the sale, licensing, or other exploitation of the Worden-Related Patents (with a minimum of $6,250 per month and up to a maximum of $600,000 per year), and (B) grant Mr. Worden a security interest in the Worden-Related Patents to secure payment of these royalties only; and

            (iii) mutual general releases.

      Cytomedix and Mr. Worden further agreed in the letter of understanding to allow certain Claims of Mr. Worden Claims as Secured Claims and others as General Unsecured Claims. Cytomedix also promised, following the Effective Date, to use its best efforts to lease the previously rejected leased facility in Little Rock, Arkansas (on which Mr. Worden remains personally obligated for monthly lease payments to the landlord of approximately $3,924) as part of our growing business activities in the area. Cytomedix currently leases the Little Rock facility from Mr. Worden for a monthly lease payment of $2,124 (see Item 2 for further detail).

BDR CONSULTING, INC.

      BDR Consulting, Inc. is a consulting firm owned solely by Jimmy D. Swink, Jr. We entered into a consulting agreement with BDR dated July 11, 2002 continuing until June 30, 2005. Under this agreement, BDR is to receive compensation of $108,000 per annum for services rendered. In addition, we have granted BDR stock options under our Long-Term Incentive Plan representing the right to purchase 300,000 shares of common stock at $1.50 per share (the fair market value on the date of grant). Options representing the right to purchase 100,000 shares vested immediately on the date of grant with the remaining 200,000 shares vesting over the next two years.

      On February 25, 2004, we granted BDR an additional warrant to purchase 200,000 shares of our common stock at $1.50 per share. These warrants were not awarded under our Long-Term Incentive Plan. The warrants vested and were exercisable immediately upon issuance, and expire on February 25, 2014.


MS. NADINE SMITH

      On April 1, 2003, we entered into a consulting agreement with Ms. Nadine Smith, pursuant to which she receives compensation of $125,000 per annum for services rendered. Under the terms of the agreement, as partial consideration for the services provided by Ms. Smith, we issued warrants to purchase 1,000,000 shares of common stock at an exercise price of $1.00 per share. The warrants expire on April 1, 2010. The number of shares of common stock issuable upon exercise of the warrants is subject to adjustment for stock splits, stock dividends and similar transactions.


THE CARMEN GROUP

      The Carmen Group, Inc. was engaged during the second quarter of 2003 as a business consultant to strategically position and represent us before the federal government and the various federal agencies affecting Cytomedix. A director, Robert Burkett, is also a consultant with the Carmen Group, Inc. Effective on October 1, 2003, a formal agreement was signed with the Carmen Group, Inc. for a period of one year to provide services for a flat fee of $15,000 per month plus expenses. Additionally, the agreement stipulates that we would issue to The Carmen Group, Inc. an option to purchase 100,000 shares immediately exercisable at $1.25 with an additional 100,000 shares being issuable one year from the date of agreement at an exercise price of $2.00.

DAVID P. CREWS AS SELLING AGENT

      David Crews, a Director, is a registered broker-dealer and participated as a selling agent in the 2002 Offering. Like other selling agents, Mr. Crews was paid a ten percent commission (of which 50% was payable in shares of stock - one share for each $1.00 of commission owed). In 2002, Mr. Crews was issued 6,500 shares of restricted common stock for his earned commissions, and the brokerage house with which he is associated and is executive vice-president, Crews & Associates, Inc., was paid $6,500 in cash for the selling efforts by Mr. Crews. Crews & Associates, Inc. was paid an additional $34,125 for the cash portion of commissions earned by another selling agent employed by Crews & Associates, Inc. in connection with the same offering.

KSHITIJ MOHAN

      Prior to becoming Chief Executive Officer on April 20, 2004, Kshitij Mohan was a consultant to Cytomedix under a Consulting Agreement effective January 1, 2004. On April 20, 2004, Dr. Mohan and Cytomedix entered into a Termination Agreement whereby the Consulting Agreement was terminated. Under the Consulting Agreement, we had agreed to indemnify and hold harmless Dr. Mohan against claims and expenses arising out of his services as a consultant under the Consulting Agreement. Under the Termination Agreement, we agreed to extend the indemnification provisions of the Consulting Agreement until the expiration of any applicable statute of limitations period. Mr. Mohan recently served as Chief Executive Officer of International Remote Imaging System Inc., the predecessor company to Iris International ("IRIS"). Currently, Cytomedix uses IRIS as a supplier of centrifuges. As a part of his termination agreement with IRIS, Mr. Mohan was given the title Senior Consultant and will receive through the end of 2004 $260,000 per annum. Mr. Mohan has not provided any consulting services for IRIS since before joining Cytomedix and does not anticipate providing any material time or services in the immediate future. In addition, pursuant to the termination agreement any requests for consulting services by IRIS are subordinate to Mr. Mohan's contractual obligations to Cytomedix.


MARK E. CLINE

      Pursuant to an employment agreement effective as of November 15, 2003, Mr. Mark E. Cline assumed the position of President. Under his employment agreement, Mr. Cline was to receive a base salary of $125,000 per annum. Mr. Cline also received options to purchase 175,000 shares of our common stock at a price of $1.50 per share. These options were to vest on November 15, 2004, unless Cytomedix terminated Mr. Cline's employment without cause prior to such date, in which case 1/12th of the options vested on the 15th day of each month beginning on November 15, 2003, and continuing until the date of termination. Mr. Cline also was appointed as a Director by resolution of the Board of Directors on March 1, 2004.

      On June 28, 2004, Mr. Cline and Cytomedix entered into a separation agreement and release. Pursuant to this agreement, Mr. Cline tendered his resignation as President and also resigned as a Director of Cytomedix. Mr. Cline also agreed to a covenant not to sue and a release of all known or unknown, fixed or contingent claims which he may have against Cytomedix. As consideration for the agreement, Cytomedix agreed to pay Mr. Cline his base salary, as well as certain other benefits, until July 31, 2004. Additionally, 25,000 of the 175,000 options originally awarded to Mr. Cline expired upon execution of the agreement. The remaining 150,000 shall continue to vest as per the original vesting schedule. As of June 15, 2003, 87,500 options have vested. These options will expire on November 15, 2008.


             MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

      Our common stock is traded in the over-the-counter market and quoted on the OTC Bulletin Board under the symbol CYME. Set forth below are the high and low closing sale prices for the common stock for each quarter since the quarter beginning January 1, 2002, as reported by NASDAQ. These are over-the-counter market quotations and reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. These quotes (including sales prior to July 26, 2002) have been adjusted for the one-for-five exchange of common stock which occurred on July 26, 2002, in conjunction with the bankruptcy plan, and do not reflect actual closing sale prices during the periods preceding July 26, 2002.

-------------------------------------------------------
QUARTER ENDED:              HIGH            LOW
-------------------------------------------------------
------------------------------------------- -----------
March 31, 2004              2.550           1.150
-------------------------------------------------------
December 31, 2003           1.400           .950
-------------------------------------------------------
September 30, 2003          1.900           1.260
-------------------------------------------------------
June 30, 2003               2.010           .650
-------------------------------------------------------
March 31, 2003              1.150           .650
-------------------------------------------------------
December 31, 2002           1.300           .650
-------------------------------------------------------
September 30, 2002          2.750           .900
-------------------------------------------------------
June 30, 2002               1.650           .750
-------------------------------------------------------
March 31, 2002              2.500           .600
-------------------------------------------------------


      There are approximately 651 shareholders of record of our common stock and 16,639,965 shares of common stock outstanding as of June 17, 2004, with 1,687,500 shares of common stock issuable.


      We did not pay dividends to holders of our common stock during 2003 or 2002. We do not anticipate paying cash dividends on our common stock in the foreseeable future, but instead will retain any earnings to fund our growth. In fact, we are prohibited from declaring dividends on our common stock as long as there are any accrued and unpaid dividends due on the Series A Convertible Preferred, Series B Convertible Preferred, or Series C Convertible Preferred. Once there are no accrued and unpaid dividends on the Series A Convertible Preferred, Series B Convertible Preferred, or Series C Convertible Preferred, any decision to pay cash dividends will depend on our ability to generate earnings, our need for capital, our overall financial condition, and other factors our Board deems relevant.

                             EXECUTIVE COMPENSATION

      During 2003, the only executive officers were Mr. Kent T. Smith (through December 1, 2003), President and Chief Executive Officer, Mr. Mark E. Cline, President, Ms. Carelyn P. Fylling, Vice President of Professional Services and William L. Allender, Chief Financial Officer. We have identified Mr. Jim Swink, Mr. Lance Jones, and Ms. Nadine C. Smith as playing significant roles; therefore, their compensation information is also provided below.

SUMMARY COMPENSATION TABLE


-------------------------------------------------------------------------------------------------------------
Name and Principal Position          Year         Salary ($)         Restricted Stock     Securities
                                                                     award(s) ($)         underlying
                                                                                          options/SARs
-------------------------------------------------------------------------------------------------------------
Kent T. Smith                        2003         $200,000.16                             47,693 shares
Current Chief Executive Officer      2002         $201,583.08        $32,481(1)           521,928 shares of
(Resigned (December 1, 2003)                                                              common stock
                                                                                          (2)
-------------------------------------------------------------------------------------------------------------
Carelyn P. Fylling
Vice President of Professional       2003         $130,000.00                             19,077 shares
Services.                            2002         $124,326.92                             250,000 shares of
                                                                                          common stock
                                                                                          (2)
-------------------------------------------------------------------------------------------------------------
William L. Allender
Chief Financial Officer              2003         $11,875.02                              175,000 shares of
(Effective November 15, 2003)                                                             common stock
                                                                                          (3)
-------------------------------------------------------------------------------------------------------------
Mark E. Cline
President                            2003         $15,625.02                              175,000 shares of
(Effective November 15, 2003)                                                             common stock
                                                                                          (4)
-------------------------------------------------------------------------------------------------------------
Lance Jones
Controller                           2003         $55,000.08                              40,000 shares of
                                                                                          common stock
                                                                                          (5)
                                     2002         $  6,875.01

-------------------------------------------------------------------------------------------------------------
Nadine C. Smith
Consultant to the Board              2003         $93,750.00                              1,000,000 shares
                                                                                          of common stock
                                                                                          (6)
-------------------------------------------------------------------------------------------------------------
Jimmy D. Swink
Consultant to the Board              2003         $108,000.00        $389,775(1)          500,000 shares of
                                     2002         $  51,815.39                            common stock
                                                  $  45,000.00                            (2)
                                                     (7)
-------------------------------------------------------------------------------------------------------------

(1) In conjunction with the bankruptcy reorganization plan, a reorganization bonus of 32,481 shares of restricted common stock was issued to Kent T. Smith and a reorganization bonus of 389,775 shares of restricted common stock was issued to Jim D. Swink, Jr. in 2002.

(2) The entry of the court's order confirming the bankruptcy plan constituted an order of the court authorizing us to take certain corporate actions without the need for any further action by the court or any of the officers, directors or shareholder. Pursuant to this order, we were authorized and did take all actions necessary and appropriate to execute and adopt a new Long-Term Incentive Plan. These options were granted on August 7, 2002, pursuant to the Long-Term Incentive Plan effective July 11, 2002 (the Effective Date of the Plan). In 2003, additional shares were granted to Smith and Fylling in accordance with their respective employment agreements. On December 1, 2003, Kent T. Smith voluntarily resigned as Chief Executive Officer. On January 2, 2004, a termination agreement became effective between Mr. Smith and us that specified that in exchange for all outstanding vested and unvested options plus other considerations, we would grant to Mr. Smith 175,000 warrants at $1.50 with an expiration date of January 3, 2007.

(3) These options were granted to Mr. Allender under our Long-Term Incentive Plan and in accordance with his employment agreement with an effective date being the first day of employment, November 15, 2003. These options vest on the one year anniversary of employment.

(4) These options were granted to Mr. Cline under our Long-Term Incentive Plan and in accordance with his employment agreement with an effective date being the first day of employment, November 15, 2003. These options were to vest on November 15, 2004, unless Cytomedix terminated Mr. Cline's employment without cause prior to such date, in which case 1/12th of the options vested on the 15th day of each month beginning on November 15, 2003, and continuing until the date of termination. On June 28, 2004, Mr. Cline and Cytomedix entered into a separation agreement and release. Pursuant to this agreement, Mr. Cline tendered his resignation as President and also resigned as a Director of Cytomedix. Additionally, 25,000 of the 175,000 options originally awarded to Mr. Cline expired upon execution of the agreement. The remaining 150,000 shall continue to vest as per the original vesting schedule and will expire on November 15, 2008. As of June 15, 2003, 87,500 options have vested.

(5) These options were granted to Mr. Jones under our Long-Term Incentive Plan on January 4, 2003. These options vested immediately.

(6) As part of her consulting agreement, Ms. Smith was awarded 1,000,000, 7 year warrants exercisable at $1.00 per share.

(7) Jimmy D. Swink, Jr. was paid $51,815.39 as an employee during our bankruptcy in 2002 (through July 11, 2002). On July 11, 2002, we entered into a consulting agreement with BDR Consulting, Inc. (president and sole shareholder, Jimmy D. Swink, Jr.) under which BDR Consulting, Inc. receives compensation of $108,000 per annum for services rendered. We paid BDR, Inc. $45,000 during 2002.

OPTION/SAR GRANTS IN 2003

         The following table provides all option grants in 2003 made under the new Long-Term Incentive Plan approved in conjunction with the Plan.



-------------------------------------------------------------------------------------------------------------
Name                    Number of             Percent of total      Exercise or base     Expiration Date
                        securities            options/SARs          price ($/share)
                        underlying options/   granted to
                        SARs granted          employees and
                                              consultants in
                                              fiscal year
-------------------------------------------------------------------------------------------------------------
Kent T. Smith           47,693 shares of      10.22%                $1.25 per share      August 7, 2012
(Former Executive       common stock
Officer)                (1)(2)
(Resigned December 1,
2003)

Mark E. Cline           175,000 shares of      37.49%               $1.50 per share      November 14, 2013
(Former Executive       common stock
Officer) (Effective     (3)
November 15, 2004;
Resigned June 28, 2004)
                        -------------------------------------------------------------------------------------
Carelyn P. Fylling      19,077 shares of         4.08%              $1.25 per share      August 7, 2012
(Executive Officer)     common stock
                        (1)(4)

William L. Allender     175,000 shares of     37.49%                $1.50 per share      November 14, 2013
(Executive Officer)     common stock
(Effective November     (5)
15, 2003)
-------------------------------------------------------------------------------------------------------------
Lance Jones             40,000 shares of        8.56%               $1.50 per share      January 3, 2013
(Significant Employee)  common stock
                        (6)
-------------------------------------------------------------------------------------------------------------

(1) The entry of the court's order confirming the bankruptcy plan constituted an order of the court authorizing us to take certain corporate actions without the need for any further action by the court or any of the officers, directors or shareholder. Pursuant to this order, we were authorized and did take all actions necessary and appropriate to execute and adopt a new Long-Term Incentive Plan. These options were granted on August 7, 2002, pursuant to the Long-Term Incentive Plan effective July 11, 2002 (the Effective Date of the Plan). In 2003, additional shares were granted to Smith and Fylling in accordance with their respective employment agreements.

(2) These options were granted to Kent T. Smith on October 21, 2003, under our Long-Term Incentive Plan and in accordance with his management contract. The initial options granted on August 7, 2002 stipulated that a portion of the option representing 70,000 shares vested immediately. 1/24th of the remaining amount vests on each monthly anniversary of the date of grant over a two-year period commencing on the date of grant. The options granted on October 21, 2003 were issued with an effective date of August 7, 2002 with vesting in accordance with the original grant. On December 1, 2003, Kent T. Smith voluntarily resigned as Chief Executive Officer. On January 2, 2004, a termination agreement became effective between Mr. Smith and us that specified that in exchange for all outstanding vested and unvested options plus other considerations, we would grant to Mr. Smith 175,000 warrants at $1.50 with an expiration date of January 3, 2007.

(3) These options were granted to Mr. Cline under our Long-Term Incentive Plan and in accordance with his employment agreement with an effective date being the first day of employment, November 15, 2003. These options were to vest on November 15, 2004, unless Cytomedix terminated Mr. Cline's employment without cause prior to such date, in which case 1/12th of the options vested on the 15th day of each month beginning on November 15, 2003, and continuing until the date of termination. On June 28, 2004, Mr. Cline and Cytomedix entered into a separation agreement and release. Pursuant to this agreement, Mr. Cline tendered his resignation as President and also resigned as a Director of Cytomedix. Additionally, 25,000 of the 175,000 options originally awarded to Mr. Cline expired upon execution of the agreement. The remaining 150,000 shall continue to vest as per the original vesting schedule and will expire on November 15, 2008. As of June 15, 2003, 87,500 options have vested.

(4) These options were granted to Carelyn P. Fylling on October 21, 2003 under our Long-Term Incentive Plan and in accordance with her management contract. The initial options granted on August 7, 2002 stipulated that a portion of the option representing 80,000 shares vested immediately. 1/24th of the remaining amount vests on each monthly anniversary of the date of grant over a two-year period commencing on the date of grant. The options granted on October 21, 2003 were issued with an effective date of August 7, 2002 with vesting in accordance with the original grant.

(5) These options were granted to Mr. Allender under our Long-Term Incentive Plan and in accordance with his employment agreement with an effective date being the first day of employment; November 15, 2003. These options vest on the one year anniversary of employment.


(6) These options were granted to Mr. Jones under our Long-Term Incentive Plan on January 4, 2003. These options vested immediately.

AGGREGATED OPTION/SAR EXERCISES IN FY 2003 AND FY-END OPTION/SAR VALUES



-------------------------------------------------------------------------------------------------------------
Name and Principal     Shares      Value Realized    Number of securities             Value of unexercised
Position               Acquired    ($)               underlying unexercised           in-the-money
                       on                            options/SARs at FY-end (#)       options/SARs at
                       Exercise                      (Exercisable/Unexercisable)      FY-end ($)
                                                                                      Exercisable/
                                                                                      Unexercisable
-------------------------------------------------------------------------------------------------------------
Kent T. Smith          0           $0                569,621 shares                   0
(1)                                                  (403,081/166,540)

Mark E. Cline(2)       0           $0                175,000 shares                   0
                                                     ( 0 /175,000)
-------------------------------------------------------------------------------------------------------------
Carelyn P. Fylling     0           $0                269,077 shares                   0
                                                     (206,051/63,026)

William L. Allender    0           $0                175,000 shares                   0
                                                     ( 0 /175,000)

                       0
-------------------------------------------------------------------------------------------------------------
Lance Jones            0           $0                40,000 shares                    0
                                                     (40,000/0)
-------------------------------------------------------------------------------------------------------------
Jimmy D. Swink, Jr.    0           $0                300,000 shares                   0
                                                     (200,000/100,000)
-------------------------------------------------------------------------------------------------------------

(1) On December 1, 2003, Kent T. Smith voluntarily resigned as Chief Executive officer. On January 2, 2004, a termination agreement became effective between Mr. Smith and us that specified that in exchange for all outstanding vested and unvested options plus other considerations, we would grant to Mr. Smith 175,000 warrants at $1.50 with an expiration date of January 3, 2007.

(2) On June 28, 2004, Mr. Cline and Cytomedix entered into a separation agreement and release. Pursuant to this agreement, Mr. Cline tendered his resignation as President and also resigned as a Director of Cytomedix. Additionally, 25,000 of the 175,000 options originally awarded to Mr. Cline expired upon execution of the agreement. The remaining 150,000 shall continue to vest as per the original vesting schedule and will expire on November 15, 2008. As of June 15, 2003, 87,500 options have vested.

EMPLOYMENT AGREEMENTS

      Mr. Kent T. Smith was appointed in October 2001, immediately following the consent solicitation, and Ms. Carelyn P. Fylling was hired in December 2001. Subsequently, upon emerging from bankruptcy in 2002, we entered into formal employment agreements with both Smith and Fylling. On December 1, 2003, Mr. Smith voluntarily resigned thereby terminating his employment agreement. The employment agreement with Ms. Carelyn P. Fylling to serve as Vice President of Professional Services is also a one-year contract and provides for an extension of the contract for an additional two years. After the two-year extension, both parties may make additional extensions in one-year increments thereafter. Under the contract, Fylling's base salary is $130,000 (which may be increased by consent of the Board), stock options, annual bonus in accordance with our performance, and various benefits. In the event that Ms. Fylling is terminated as a result in a change of control of Cytomedix, she is entitled to a severance payment equal to six months or her base salary in effect on the date of termination and a prorated bonus and prorated Long-Term Incentive Plan payment. For twelve months following her termination associated with a change in control, Ms. Fylling would be entitled to all medical, disability, life and dental benefits in effect on the date of her termination, and she would be entitled to all deferred compensation owed to her under any other agreements. Additionally, all of her issued and unvested stock options would immediately become fully vested and exercisable, and the exercise date of all options would be extended for a term of twelve months from the date of termination.

      The employment agreements with Mr. Mark E. Cline, to serve as President, and Mr. William L. Allender, to serve as Chief Financial Officer, were signed on March 25, 2004, but became effective as of November 15, 2003. Under these agreements, Cline and Allender are to receive base salaries of $125,000 and $95,000 respectively (which may be increased by consent of the Board). They each received ten-year options to purchase 175,000 shares of our common stock at an exercise price of $1.50 per share. These options vest one year from the date of grant. The employment agreements provide that Cline and Allender are eligible for participation in our bonus plan. Further, they are eligible for other standard benefits we offer our officers and employees. In the event that Mr. Cline or Mr. Allender are terminated as a result of a change in control of Cytomedix, they are entitled to a lump sum payment equal to fifty percent of their base salary at the time of the change of control. Additionally, all unvested options or other stock-based incentives that have been awarded prior to the change of control become immediately vested.



      On June 28, 2004, Mr. Cline and Cytomedix entered into a separation agreement and release. Pursuant to this agreement, Mr. Cline tendered his resignation as President and also resigned as a Director of Cytomedix. Mr. Cline also agreed to a covenant not to sue and a release of all known or unknown, fixed or contingent claims which he now may have against Cytomedix. As consideration for the agreement, Cytomedix agreed to pay Mr. Cline his base salary, as well as certain other benefits, until July 31, 2004. Additionally, 25,000 of the 175,000 options originally awarded to Mr. Cline expired upon execution of the agreement. The remaining 150,000 shall continue to vest as per the original vesting schedule and will expire on November 15, 2008. As of June 15, 2003, 87,500 options have vested.


      Dr. Kshitij Mohan became our Chief Executive Officer on April 20, 2004. Prior to becoming Chief Executive Officer, Dr. Mohan was a consultant to Cytomedix under a Consulting Agreement effective January 1, 2004. On April 20, 2004, Dr. Mohan and Cytomedix entered into a Termination Agreement whereby the Consulting Agreement was terminated. Under the Consulting Agreement, we had agreed to indemnify and hold harmless Dr. Mohan against claims and expenses arising out of his services as a consultant under the Consulting Agreement. Under the Termination Agreement, we agreed to extend the indemnification provisions of the Consulting Agreement until the expiration of any applicable statute of limitations period.

      Dr. Mohan's two-year employment contract provides for extensions of one year unless Dr. Mohan's employment is terminated in accordance with the provisions of the contract. Under the contract, Dr. Mohan receives a base salary of $275,000 which will be increased by at least 10% for the second year and each subsequent year. In order to induce Dr. Mohan to serve as our CEO, we granted Dr. Mohan an inducement award. This inducement award consists of stock options for 1,000,000 shares of our common stock at an exercise price of $1.50 per share, of which options for 500,000 shares vest immediately. The options for the remaining 500,000 shares vest at points throughout the term of the contract. Also included in our inducement award to Dr. Mohan is an anti-dilution provision, which assures Dr. Mohan a 2.76% target percentage of the outstanding common stock on a fully diluted basis. If we issue additional shares of common stock or other security convertible into or exercisable for common stock, then we will issue Dr. Mohan additional options to purchase common stock at an exercise price of $1.50 so that he will remain the beneficial owner of the target percentage of the outstanding common stock on a fully diluted basis. However, the number of shares of common stock issuable upon the exercise of the inducement award options shall never exceed 2,000,000. Our inducement award to Dr. Mohan also includes provision regarding adjustments in the event of a stock split or a stock dividend. In addition to his base salary and inducement award, Mohan will receive an annual bonus. In the first year, his annual bonus will be $100,000 notwithstanding the achievement of any performance criteria. In the first and second year, if we meet certain performance criteria, Dr. Mohan's annual bonus will be $150,000. Dr. Mohan is also entitled to $25,000 in fringe benefits.

      If Dr. Mohan's employment is terminated as a result of a change in control or in connection with a change in control and Dr. Mohan is not offered post-closing employment by Cytomedix or its successor-in-interest on substantially the same terms as the terms of his employment immediately prior to the change in control, then we shall pay him severance in an amount equal to two years of his base salary in effect on the date of termination, plus annual bonus and inducement awards for the two years. Furthermore, if Dr. Mohan's employment is terminated as a result of a change in control, all of his issued and unvested stock options will immediately become fully vested and exercisable until the original date of expiration.

CONSULTING AGREEMENTS


      We entered into consulting agreement with BDR Consulting, Inc. (president and sole shareholder Jimmy D. Swink, Jr.) on July 11, 2002 continuing until June 30, 2005. Under this agreement, BDR receives compensation of $108,000 per annum for services rendered. In addition, we have granted BDR stock options representing the right to purchase a total of 500,000 shares of common stock at $1.50 per share. As of May 10, 2004, 400,000 shares had vested.


      We entered into a consulting agreement with Nadine C. Smith on April 1, 2003 and continuing through March 30, 2004 to provided general business consulting services. Under this agreement, Smith receives compensation of $125,000 per year. Additionally, we granted Smith 1,000,000 warrants with an exercise price of $1.00 share. The expiration date of these warrants is March 31, 2010. This agreement automatically renews for a successive twelve month period unless either party provides written notice thirty days in advance of the end of the consulting term. Additionally, this agreement may be terminated by either party upon thirty days advance notice.

      In October 2003, we entered into three agreements with various private investment and financial advisory companies to compensate them for work performed prior to the date of the agreements and to compensate them for continued involvement. The three agreements were with Stern & Company, IVC Group and FEQ Investments, Inc. The Stern & Company agreement was for advisory services through December 31, 2004 and consisted of a grant of 100,000, three-year warrants at a price per share of $1.25. The agreement with the IVC Group was for investment advisory services through December 31, 2004 with IVC receiving $2,500 per month plus a grant of 400,000, three-year warrants at a price per share of $1.00. The agreement with FEQ Investments, Inc was for investment advisory services through December 31, 2004 with FEQ receiving $5,000 per month plus a grant of 775,000, three-year warrants at an exercise price of $1.00. On April 1, 2004, we issued FEQ additional warrants to purchase 450,000 shares of common stock. The IVC Group and the FEQ Investments agreement can be terminated at any time for any cause.

      The Carmen Group, Inc. was engaged during the second quarter of 2003 as a business consultant to strategically position and represent us before the federal government and the various federal agencies affecting Cytomedix. Effective on October 1, 2003, a formal agreement was signed with The Carmen Group, Inc. for a period of one year to provide services for a flat fee of $15,000 per month plus expenses. Additionally, the agreement stipulates that we would issue to The Carmen Group, Inc. an option to purchase 100,000 shares immediately exercisable at $1.25 with an additional 100,000 shares being issuable one year from the date of agreement at an exercise price of $2.00.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

      Effective August 21, 2002, KPMG LLP was dismissed as our independent auditors. The decision to dismiss KPMG was unanimously approved by the Board. In connection with the audit of the fiscal year ended December 31, 2000, and through the subsequent interim period through August 21, 2002, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to KPMG's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report.

      The audit report of KPMG on our financial statements as of and for the year ended December 31, 2000, did not contain any adverse opinion or disclaimer of opinion, nor was the audit report qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows: KPMG's report on our financial statements as of and for the year ended December 31, 2000, contained a separate paragraph stating that "the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty."

      The Board unanimously authorized our engagement of the independent certified public accounting firm of L.J. Soldinger & Associates to audit our financial statements beginning with those from the year ended December 31, 2001. These events were reported on Forms 8-K filed with the SEC on August 21, 2002 and August 26, 2002.

                                  LEGAL MATTERS

      Williams & Anderson PLC has provided an opinion regarding the shares of common stock offered in this prospectus.

                                     EXPERTS


      L J Soldinger Associates, LLC, independent certified public accountants, have audited our financial statements as of December 31, 2003 and 2002 and for the years then ended as set forth in their report. We have included our financial statements in the prospectus and elsewhere in this registration statement in reliance on the L J Soldinger Associates, LLC reports, given their authority as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

      We have filed a registration statement on Form SB-2 with the SEC in connection with this offering. This prospectus does not contain all of the information set forth in the registration statement, as permitted by the rules and regulations of the SEC. You should refer to the registration statement and exhibits thereto for information not provided in this prospectus. You may read and copy all reports and other materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website where you can view and print the registration statement, all reports, proxy and information statements, and other information filed with the SEC. The address of this website is www.sec.gov.

                              FINANCIAL STATEMENTS


                                 CYTOMEDIX, INC.
                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

  FINANCIAL STATEMENTS AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2003 AND 2002
--------------------------------------------------------------------------------

Independent Auditor's Report                                                F-2


Balance Sheets                                                              F-3


Statements of Operations                                                    F-4


Statements of Stockholders' Equity                                          F-5


Statements of Cash Flows                                                    F-13


Notes to Financial Statements                                               F-14



INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2004 AND DECEMBER 31, 2003 AND FOR
                   THE QUARTERS ENDED MARCH 31, 2004 AND 2003
--------------------------------------------------------------------------------

Condensed Balance Sheets (Unaudited)                                        F-42


Condensed Statements of Operations (Unaudited)                              F-43


Condensed Statements of Cash Flows (Unaudited)                              F-44


Notes to Condensed Financial Statements (Unaudited)                         F-45

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Cytomedix, Inc.
Little Rock, Arkansas

We have audited the accompanying balance sheets of Cytomedix, Inc. (a development stage enterprise) as of December 31, 2003 and December 31, 2002, and the related statements of operations, stockholders' equity, and cash flows for the year ended December 31, 2003 and the six-month periods ended December 31, 2002 and June 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cytomedix, Inc. as of December 31, 2003 and December 31, 2002 and the results of its operations, and its cash flows for the year ended December 31, 2003 and the six month periods ended December 31, 2002 and June 30, 2002 in conformity with accounting principles generally accepted in the United States of America.

L J SOLDINGER ASSOCIATES, LLC


March 23, 2004
Deer Park, Illinois

                                 CYTOMEDIX, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                                 Balance Sheets
                           December 31, 2003 and 2002

                                     ASSETS
                                                                                                    Successor
                                                                                                     Company
                                                                                          ------------------------------
                                                                                              2003             2002
                                                                                          ------------      ------------
Current assets
    Cash                                                                                  $    811,385      $    945,298
    Receivables                                                                                235,741           238,273
    Prepaid expenses, other current assets and inventory                                       185,296           255,967
                                                                                          ------------      ------------
               Total current assets                                                          1,232,422         1,439,538

Cash - restricted                                                                               20,775            20,000
Property and equipment, net                                                                    235,449           312,706
Intangibles                                                                                  4,232,149         4,358,465
Other assets                                                                                    20,125            23,000
                                                                                          ------------      ------------

                                                                                          $  5,740,920      $  6,153,709
                                                                                          ============      ============



                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
    Accounts payable and accrued expenses                                                 $    629,806      $    745,124
    Deferred revenue                                                                            81,448            81,448
    Note payable                                                                                13,066            37,054
    Dividends payable on Series A and Series B preferred stock                                 120,735           110,759
                                                                                          ------------      ------------
               Total current liabilities                                                       845,055           974,385
                                                                                          ------------      ------------

Long-term liabilities
    Deferred revenue                                                                           437,783           519,230
                                                                                          ------------      ------------
               Total liabilities                                                             1,282,838         1,493,615
                                                                                          ------------      ------------

Commitments and contingencies

Stockholders' equity
  Successor Series A Convertible preferred stock; $.0001 par value, $1.00 per share
    liquidation value, authorized 5,000,000 shares; 2003 issued 1,365,923, issuable -              147               137
    109,548; at 2002 issued 759,760, issuable - 606,163 shares
  Successor Series B Convertible preferred stock; $.0001 par value, $1.00 per share liquidation value, authorized 5,000,000 shares; 2003 issued -
    1,402,650,
    issuable 112,212; at 2002 issued 1,224,034, issuable - 178,616 shares                          151               140
  Successor common stock; $.0001 par value, authorized 40,000,000 shares;
    2003 issued 13,211,453; at 2002 issued 10,070,173 shares, issuable 649,104 shares            1,323             1,073
   Additional paid-in capital                                                               12,378,878         6,942,297
   Deferred compensation                                                                    (1,438,070)         (155,833)
   Deficit accumulated in the development stage                                             (6,484,347)       (2,127,720)
                                                                                          ------------      ------------
               Total stockholders' equity                                                    4,458,082         4,660,094
                                                                                          ------------      ------------
                                                                                          $  5,740,920      $  6,153,709
                                                                                          ============      ============

              The accompanying notes are an integral part of these
                             financial statements.

                                 CYTOMEDIX, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                            Statements of Operations

                                                                             Successor                       Predecessor
                                                                              Company                          Company
                                                                   ---------------------------------         ------------
                                                                      Year              Six Months            Six Months
                                                                      Ended                Ended                 Ended
                                                                December 31, 2003    December 31, 2002       June 30, 2002
                                                                   ------------         ------------         ------------
Sales                                                              $    353,001         $    333,830         $    117,500
Royalties                                                               733,922              332,353              309,770
                                                                   ------------         ------------         ------------
Revenues                                                              1,086,923              666,183              427,270

Cost of sales                                                           159,565               62,047               16,073
Cost of royalties                                                       598,868              265,734              234,376
                                                                   ------------         ------------         ------------
Cost of revenues                                                        758,433              327,781              250,449
Gross profit                                                            328,490              338,402              176,821
                                                                   ------------         ------------         ------------

Operating expenses
   Salaries and wages                                                   954,315              396,982              285,906
   Consulting                                                         1,128,429              232,443               74,178
   Consulting - related party                                           403,731              318,552                   --
   Professional fees                                                    734,336              619,962              189,201
   Royalty expense - related party                                       76,676               37,500               37,500
   General and administrative expenses                                1,162,708              751,428              492,264
                                                                   ------------         ------------         ------------
Total operating expenses                                              4,460,195            2,356,867            1,079,049
                                                                   ------------         ------------         ------------
Loss from operations                                                 (4,131,705)          (2,018,465)            (902,228)
                                                                   ------------         ------------         ------------

Other (income) expense
   Interest expense                                                         950               22,825              355,969
   Interest income                                                       (7,766)              (6,500)              (1,352)
   Other, net                                                                --              (17,829)              (5,000)
                                                                   ------------         ------------         ------------

Total other (income) expense, net                                        (6,816)              (1,504)             349,617
                                                                   ------------         ------------         ------------
Net loss from continuing operations                                  (4,124,889)          (2,016,961)          (1,251,845)

Reorganization items:
    Professional fees                                                        --                   --              489,690
    Consulting - related party                                               --                   --              119,526
                                                                   ------------         ------------         ------------

Loss before extraordinary items                                      (4,124,889)          (2,016,961)          (1,861,061)
                                                                   ------------         ------------         ------------

Extraordinary gain on discharge of prepetition liabilities                   --                   --            9,306,192
                                                                   ------------         ------------         ------------

Net income (loss)                                                    (4,124,889)          (2,016,961)           7,445,131

Preferred dividend on Series A and Series B preferred stock             231,738              110,759                   --
                                                                   ------------         ------------         ------------
Net income (loss) to common stockholders                           $ (4,356,627)        $ (2,127,720)        $  7,445,131
                                                                   ============         ============         ============

Weighted average shares outstanding                                  11,836,435            9,578,174           12,800,598
                                                                   ============         ============         ============

Earnings per common share - basic and diluted
    Loss before extraordinary gain                                 $      (0.37)        $      (0.22)        $      (0.14)
    Extraordinary gain                                                       --                   --                 0.72
                                                                   ------------         ------------         ------------

    Net income (loss)                                              $      (0.37)        $      (0.22)        $       0.58
                                                                   ============         ============         ============

   The accompanying notes are an integral part of these financial statements.

                                 CYTOMEDIX, INC.
                          (A DEVELOPMENT STAGE ENTITY)

                        Statement of Stockholders' Equity
                     Years Ended December 31, 2003 and 2002

                                                      Common Stock            Series A Preferred        Series B Preferred
                                                -----------------------     ----------------------    -----------------------
                                                 Shares        Amount        Shares       Amount        Shares       Amount
                                                ---------   -----------     ---------  -----------    ---------   -----------
Balance at December 31, 2001
  (Predecessor)                                12,800,598   $     1,281            --  $        --    5,115,000   $       512

Stock issuable as part of the
  reorganization in June 2002                   5,452,989           545     1,365,923          137    1,402,650           140

Restructure Predecessor Company to create
  Successor Company with Fresh Start
  Accounting (see footnote #24)               (12,800,598)       (1,281)           --           --   (5,115,000)         (512)

Common stock issued to shareholders for
  new money received as part of the
  financing for Successor Company in
  July 2002                                     2,800,000           280            --           --           --            --

Warrants issued in connection with
  investor services in July 2002                       --            --            --           --           --            --

Amortization of warrants issued in
   connection with investor securities                 --            --            --           --           --            --

Options issued to BDR, Inc. in connection
   with consulting services in July 2002               --            --            --           --           --            --

Amortization of options issued to
  BDR, Inc. in July 2002 for consulting
  services                                             --            --            --           --           --            --

Conversion of Debtor in Possession notes and
  accrued interest to common stock in July
  2002 as part of reorganization                  825,290            83            --           --           --            --

Common stock issued to new investors in
  Successor Company in August 2002                332,000            33            --           --           --            --

Common stock issued to new investors in
  Successor Company in September 2002              82,252             8            --           --           --            --
                                                ---------   -----------     ---------  -----------    ---------   -----------

Balance to be brought forward                   9,492,531   $       949     1,365,923  $       137    1,402,650   $       140
                                                ---------   -----------     ---------  -----------    ---------   -----------

   The accompanying notes are an integral part of these financial statements.

                                 CYTOMEDIX, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                        Statement of Stockholders' Equity
                     Years Ended December 31, 2002 and 2001

                                                                                    Deficit
                                                                                   Accumulated
                                               Additional                           During the
                                                Paid-In           Deferred         Development
                                                Capital         Compensation          Stage
                                              ------------      ------------      ------------
Balance at December 31, 2001
  (Predecessor)                               $ 51,258,906      $         --      $(60,834,305)

Stock issuable as part of the
  reorganization in June 2002                    1,718,411                --                --

Restructure Predecessor Company to create
  Successor Company with Fresh Start
  Accounting (see footnote #24)                (51,258,906)               --        60,834,305

Common stock issued to shareholders for
  new money received as part of the
  financing for Successor Company in
  July 2002                                      2,799,720                --                --

Warrants issued in connection with
  investor services in July 2002                    60,000           (60,000)               --

Amortization of warrants issued in
  connection with investor services                     --            30,000                --

Options issued to BDR, Inc. in connection
  with consulting services in July 2002            151,000          (151,000)               --

Amortization of vested Options issued to
  BDR, Inc. in July 2002 for consulting
  services                                              --            25,167                --

Conversion of Debtor in Possession notes
  and accrued interest to common stock in
   July 2002 as part of reorganization             825,207                --                --

Common stock issued to new investors in
  Successor Company in August 2002                 331,967                --                --

Common stock issued to new investors in
  Successor Company in September 2002               82,244                --                --
                                              ------------      ------------      ------------

Balance to be brought forward                 $  5,968,549      $   (155,833)     $         --
                                              ------------      ------------      ------------

   The accompanying notes are an integral part of these financial statements.

                                 CYTOMEDIX, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                        Statement of Stockholders' Equity
                     Years Ended December 31, 2003 and 2002

                                                      Common Stock               Series A Preferred            Series B Preferred
                                              --------------------------     -------------------------     ------------------------
                                                 Shares          Amount         Shares         Amount        Shares         Amount
                                              -----------     ----------     ----------     ----------     ----------    ----------
Balance brought forward                         9,492,531     $      949      1,365,923     $      137      1,402,650    $      140

Commissions on new money raised in
  September to be paid in stock and cash               --             --             --             --             --            --

Stock issued in September 2002 for
  commissions on new money raised                 128,463             13             --             --             --            --

Common stock issued to legal counsel in
  October 2002 for legal services performed
  during the reorganization period                523,565             53             --             --             --            --

Common stock issued in October 2002 to
  BDR, Inc., K Smith and the Board of
  Directors for a reorganization bonus            487,218             49             --             --             --            --

Common stock issued for new money
  received in October through December 2002        77,500              8             --             --             --            --

Commissions on new money raised in
  October through December 2002 to be
  paid in cash and stock                               --             --             --             --             --            --

Common stock issuable in December 2002
  to consultant for reorganization
  consulting expenses                              10,000              1             --             --             --            --

Dividends accrued on Preferred Stock
  Series A and Series B                                --             --             --             --             --            --

Value of options issued to consultant for
  Services                                             --             --             --             --             --            --

Net loss                                               --             --             --             --             --            --
                                              -----------     ----------     ----------     ----------     ----------    ----------

Balance at December 31, 2002
  (Successor)                                  10,719,277     $    1,073      1,365,923     $      137      1,402,650    $      140
                                              ===========     ==========     ==========     ==========     ==========    ==========


   The accompanying notes are an integral part of these financial statements.

                                 CYTOMEDIX, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                        Statement of Stockholders' Equity
                     Years Ended December 31, 2003 and 2002

                                                                                    Deficit
                                                                                   Accumulated
                                               Additional                           During the
                                                Paid-In           Deferred         Development
                                                Capital         Compensation          Stage
                                              ------------      ------------      ------------

Balance brought forward                         $ 5,968,549      $  (155,833)     $        --

Commissions on new money raised in
  September to be paid in stock and cash           (256,926)              --               --

Stock issued in September 2002 for
  commissions on new money raised                   128,450               --               --

Common stock issued to legal counsel in
  October 2002 for legal services performed
  during the reorganization period                  523,512               --               --

Common stock issued in October 2002 to
  BDR, Inc., K Smith and the Board of
  Directors for a reorganization bonus              487,170               --               --

Common stock issued for new money
  received in October through December 2002          77,493               --               --

Commissions on new money raised in
  October through December 2002 to be
  paid in cash and stock                             (7,750)              --               --

Common stock issuable in December 2002
  to consultant for reorganization
  consulting expenses                                 9,999               --               --

Dividends accrued on Preferred Stock
  Series A and Series B                                  --               --         (110,759)

Value of options issued to consultant for
  services                                           11,800               --               --

Net loss                                                 --               --       (2,016,961)
                                                -----------      -----------      -----------

Balance at December 31, 2002
  (Successor)                                   $ 6,942,297      $  (155,833)     $(2,127,720)
                                                ===========      ===========      ===========

   The accompanying notes are an integral part of these financial statements.

                                 CYTOMEDIX, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                        Statement of Stockholders' Equity
                     Years Ended December 31, 2003 and 2002

                                                        Common Stock             Series A Preferred          Series B Preferred
                                                 -------------------------    ------------------------     -----------------------
                                                    Shares        Amount        Shares        Amount         Shares       Amount
                                                 -----------    ----------    ----------    ----------     ---------    ----------
Balance at December 31, 2002
  (Successor)                                     10,719,277    $    1,073     1,365,923    $      137     1,402,650    $      140

Common stock issued to legal counsel in
  March 2003 for legal services performed
  during 2002                                        105,076            11            --            --            --            --

Common stock issued for new money
  received in March 2003, net of offering
  costs                                              178,000            18            --            --            --            --

Common stock issued for new money
  received in May 2003                                25,000             3            --            --            --            --

Common stock issued to legal counsel
  in May 2003 for legal services performed
  during January through March 2003                   68,318             7            --            --            --            --

Common stock issued to legal counsel in
  May 2003 for legal services performed
  during 2002 and 2003                                31,037             3            --            --            --            --

Common stock issued for new money
  received in June 2003, net of offering costs       855,000            86            --            --            --            --

Common stock issued upon exercise
  warrants in July 2003                               20,345             2            --            --            --            --

Common stock issued to consultant as
  considerations for services in August 2003          40,000             4            --            --            --            --

Common stock issued for new money
  received in July, August, September 2003,
  net of offering costs                            1,169,400           116            --            --            --            --

Record the issuable shares of Series A
  preferred stock as a first year dividend
  in December 2003                                        --            --       109,548            10            --            --
                                                 -----------    ----------    ----------    ----------     ---------    ----------

Balance Brought Forward                           13,211,453    $    1,323     1,475,471    $      147     1,402,650    $      140
                                                 ===========    ==========    ==========    ==========     =========    ==========


   The accompanying notes are an integral part of these financial statements.

                                 CYTOMEDIX, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                        Statement of Stockholders' Equity
                     Years Ended December 31, 2003 and 2002

                                                                                  Deficit
                                                                                Accumulated
                                                   Additional                   During the
                                                    Paid-In       Deferred      Development
                                                    Capital     Compensation       Stage
                                                  -----------    -----------     -----------
Balance at December 31, 2002
  (Successor)                                     $ 6,942,297    $  (155,833)    $(2,127,720)

Common stock issued to legal counsel in
  March 2003 for legal services performed
  during 2002                                         165,234             --              --

Common stock issued for new money
  received in March 2003, net of offering
  costs                                               152,480             --              --

Common stock issued for new money
  received in May 2003                                 24,997             --              --

Common stock issued to legal counsel
  in May 2003 for legal services performed
  during January through March 2003                    91,168             --              --

Common stock issued to legal counsel in
  May 2003 for legal services performed
  during 2002 and 2003                                 15,537             --              --

Common stock issued for new money
  received in June 2003, net of offering costs      1,005,981             --              --

Common stock issued upon exercise of
  warrants in July 2003                                24,158             --              --

Common stock issued to consultant as
  consideration for services in August 2003            67,996             --              --

Common stock issued for money received
  in July, August and September 2003, net of
  offering costs                                    1,409,854             --              --

Record the issuable shares of Series A
  preferred stock as a first year dividend
  in December 2003                                    109,537             --              --
                                                  -----------    -----------     -----------

Balance to be brought forward                     $10,009,239    $  (155,833)    $(2,127,720)
                                                  ===========    ===========     ===========


   The accompanying notes are an integral part of these financial statements.

                                 CYTOMEDIX, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                        Statement of Stockholders' Equity
                     Years Ended December 31, 2003 and 2002


                                                      Common Stock              Series A Preferred         Series B Preferred
                                                ------------------------     -----------------------     -----------------------
                                                  Shares        Amount        Shares        Amount         Shares       Amount
                                                ----------    ----------     ---------    ----------     ---------    ----------
Balance brought forward                         13,211,453    $    1,323     1,475,471    $      147     1,402,650    $      140

Record the issuable shares of Series B
preferred stock as a first year dividend in
  December 2003                                         --            --            --            --       112,212            11

Revalue options issued to BDR, Inc.
  in connection with consulting services
  provided in July 2002 which had not yet
  vested                                                --            --            --            --            --            --

Warrants issued in connection with a general
business consulting contract with N.C
  Smith in April 2003                                   --            --            --            --            --            --

Options issued to sales representatives
    between April - August 2003                         --            --            --            --            --            --

Options issued and issuable to the Carmen
  Group in connection with a services
  contract on October 1, 2003                           --            --            --            --            --            --

Warrants issued to Investment Advisors in
  connection with investor services during
  2002 and 2003 in November 2003                        --            --            --            --            --            --

Amortization of deferred compensation
  related to options and warrants issued for
  services rendered -
        Related parties                                 --            --            --            --            --            --
        Other parties                                   --            --            --            --            --            --

Net loss                                                --            --            --            --            --            --
                                                ----------    ----------     ---------    ----------     ---------    ----------

Balance at December 31, 2003                    13,211,453    $    1,323     1,475,471    $      147     1,514,862    $      151
                                                ==========    ==========     =========    ==========     =========    ==========

   The accompanying notes are an integral part of these financial statements.

                                 CYTOMEDIX, INC.
                          (A DEVELOPMENT STAGE ENTITY)

                        Statement of Stockholders' Equity
                     Years Ended December 31, 2003 and 2002


                                                                                 Deficit
                                                                               Accumulated
                                                 Additional                     During the
                                                  Paid-In        Deferred      Development
                                                  Capital      Compensation       Stage
                                                -----------    -----------     -----------

Balance brought forward                         $10,009,239    $  (155,833)    $(2,127,720)

Record the issuable shares of Series B
  preferred stock as a first year dividend
  in December 2003                                  112,201             --              --

Revalue options issued to BDR, Inc. in
  connection with consulting services
  provided in July 2002 which had not yet
  vested                                             93,660        (93,660)             --

Warrants issued in connection with a general
  business consulting contract with N.C
  Smith in April 2003                               733,750       (733,750)             --

Options issued to sales representatives
    between April - August 2003                       3,452         (3,452)             --

Options issued and issuable to the Carmen
  Group in connection with a services
  contract on October 1, 2003                       207,490       (207,490)             --

Warrants issued to Investment Advisors in
  connection with investor services during
  2002 and 2003 in November 2003                  1,219,086     (1,219,086)             --

Amortization of deferred compensation
  related to options and warrants issued for
  services rendered -
      Related parties                                    --        149,034              --
      Other parties                                      --        826,167              --

Net loss                                                 --             --      (4,356,627)
                                                -----------    -----------     -----------

Balance at December 31, 2003                    $12,378,878    $(1,438,070)    $(6,484,347)
                                                ===========    ===========     ===========

   The accompanying notes are an integral part of these financial statements.

                                 CYTOMEDIX, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                            Statements of Cash Flows

                                                                           Successor              Predecessor
                                                                           Company                  Company
                                                                  ---------------------------     -----------
                                                                    Year           Six Months      Six Months
                                                                    Ended            Ended           Ended
                                                                  December 31,    December 31,      June 30,
                                                                     2003            2002            2002
                                                                  -----------     -----------     -----------
Cash Flows from operating activities
    Net income (loss)                                             $(4,124,889)    $(2,016,961)    $ 7,445,131
    Adjustments to reconcile net loss to net cash used in
      operating activities
    Depreciation and amortization                                     216,475          82,418          39,946
    Interest accrued on liabilities subject to compromise                  --              --         336,766
    Amortization - deferred consulting fees                           975,201          55,167              --
    Consulting/Legal expense recorded for issuance of warrants
      and options under service agreement                             102,499          11,405              --
    Stock issued for reorganization bonus                                  --         487,218              --
    Debt discharge                                                         --              --      (9,308,120)
    Other                                                             (13,738)          2,232              --
Change in assets and liabilities:
    Accounts receivables                                                2,532         (46,746)       (188,527)
    Inventory                                                          (3,678)         (7,624)         (8,796)
    Other assets                                                      173,663          73,722         102,078
    Accounts payable and accrued expenses                             (49,958)       (585,697)        942,206
                                                                  -----------     -----------     -----------
               Net cash used in operating activities               (2,721,893)     (1,944,866)       (639,316)
                                                                  -----------     -----------     -----------

Cash flows from investing activities:
   Purchase of equipment                                              (12,902)       (304,871)        (28,724)
    Increase in restricted cash                                          (775)        (20,000)             --
                                                                  -----------     -----------     -----------
               Net cash used in investing activities                  (13,677)       (324,871)        (28,724)
                                                                  -----------     -----------     -----------

Cash flows from financing activities:
   Proceeds from short-term borrowings                                     --              --         587,500
   Proceeds from sale of common stock, net                          2,677,323       3,163,289              --
   Repayment of note payable                                          (75,666)        (52,109)             --
                                                                  -----------     -----------     -----------
               Net cash provided by financing activities            2,601,657       3,111,180         587,500
                                                                  -----------     -----------     -----------

Net increase (decrease) in cash                                      (133,913)        841,443         (80,540)
Cash, beginning of period                                             945,298         103,855         184,395
                                                                  -----------     -----------     -----------
Cash, end of period                                               $   811,385     $   945,298     $   103,855
                                                                  ===========     ===========     ===========


   The accompanying notes are an integral part of these financial statements.

                                 CYTOMEDIX, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements


NOTE 1 - DESCRIPTION OF THE BUSINESS

Nature of Operations

Cytomedix, Inc. ("we," "our," the "Company") is a biotechnology company whose business model is premised upon developing, producing, and licensing autologous cellular therapies (i.e., therapies using the patient's own body products) for the treatment of chronic non-healing wounds using our propriety platelet gel and related product therapies. To create the proprietary platelet gel product, the patient's own platelets and other essential blood components for the healing process are separated through centrifugation and formed into a gel (the "AutoloGel(TM)") that is topically applied to a wound under the direction of a physician. The Company's headquarters are in Little Rock, Arkansas. The Company was incorporated in the state of Delaware on April 29, 1998.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company's financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Since the inception of the Company, management has been in the process of raising capital, hiring personnel, obtaining customers and developing and marketing the Company's product line. Accordingly, the Company is a development stage enterprise, as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, Accounting and Reporting For Development Stage Enterprises. Under SFAS No. 7, certain additional financial information pertaining to the Successor Company is required to be included in the financial statements for the period from inception of the fresh-start accounting (July 2002) to the current balance sheet date.

Upon entering Chapter 11 bankruptcy protection in August 2001, the Company began preparing its financial statements in conformity with the American Institute of Certified Public Accountants Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7") on a going concern basis, which assumes continuity of operations and realization of assets and settlement of liabilities and commitments in the normal course of business.

Pursuant to the guidance provided by SOP 90-7 the Company adopted fresh-start accounting (see Note 24) upon emergence from bankruptcy. As a result of fresh-start reporting, the Company reflected the disposition of its pre-petition debt and changes in its equity structure effected under the Company's Plan of Reorganization (the "Plan") in its balance sheet as of June 30, 2002 (the effective date of the consummation of the Plan for accounting purposes). Accordingly, all financial statements prior to July 1, 2002 (except for the June 30, 2002 balance sheet) are referred to as the "Predecessor Company" as they reflect the periods prior to the implementation of the fresh-start reporting and are not comparable to the financial statements for periods after the implementation of fresh-start reporting. The balance sheet as of December 31, 2003 and 2002 and the financial statements for periods subsequent to June 30, 2002, are referred to as the "Successor Company." Under fresh-start reporting, the Company's assets and liabilities were adjusted to their fair values, and a reorganization value for the entity was determined by the Company based upon the estimated fair value of the enterprise before considering values allocated to debt to be settled in the reorganization.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates.

                                 CYTOMEDIX, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentration of Credit Risk

The Company provides credit in the normal course of business and performs ongoing credit evaluations of its customers while maintaining a provision for potential credit losses which, when realized, have been within the range of management's expectations.

During the periods presented in these financial statements, the Company maintained cash balances at financial institutions. At December 31, 2003 and 2002, the amount of funds in accounts not covered under Federal Deposit Insurance Corporation ("FDIC") insurance was approximately $961,925 and $787,426, respectively. Management does not believe that maintaining balances of these amounts in excess of FDIC insurance resulted in a significant risk to the Company.

Concentration of Products

The Company currently has one product that is presently marketed. Significant changes in technology could lead to new products or services that compete with the product offered by the Company. These changes could materially affect the price of the Company's product or render it obsolete.

Cash Equivalents

For purposes of the cash flow statement, the Company considers all highly-liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

Restricted Cash

The Company is required to maintain a certain balance in a certificate of deposit at a bank to serve as collateral for corporate credit cards.

Allowance for Doubtful Accounts

Accounts receivable are carried at the amount owed by customers, reduced by an allowance for estimated amounts that may not be collectible in the future. The allowance for doubtful accounts is estimated based upon historical write-off percentages, known problem accounts, and current economic conditions. Accounts are written off against the allowance for doubtful accounts when the Company determines that amounts are not collectable and recoveries of previously written-off accounts are recorded when collected.

Inventory

Inventory is stated at the lower of its cost or net realizable value. Cost is determined on a first-in-first-out (FIFO) basis. The Company's primary product is a kit that is composed of multiple items that expire at different periods with the earliest item in the kit being the determining factor in its classification as a salable item. At December 31, 2003, the Company recorded an allowance of $21,242 for kits rendered unusable due to components whose lives had passed their related expiration date.

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation. Office and medical equipment are depreciated using the straight-line method over their estimated lives of four and three years, respectively.

                                 CYTOMEDIX, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Long-Lived Assets

The Company accounts for impairments under SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" and therefore reviews the recoverability of long-lived and finite-lived intangible assets when circumstances indicate that the carrying amount of assets may not be recoverable. This evaluation is based on various analyses including undiscounted cash flow projections. In the event undiscounted cash flow projections indicate an impairment, the Company would record an impairment loss, if any, based on the fair value of the assets. No impairments of long-lived assets were recorded in 2003 and 2002.

Income Taxes

Income taxes are recorded in the period in which the related transactions are recognized in the financial statements, net of valuation allowances, which have been recorded against deferred tax assets. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Net deferred tax assets and liabilities are recognized for future tax benefits such as net operating loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on the deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation reserve has been recorded against deferred tax assets because management has determined it is more likely than not that the deferred tax assets will not be realized.

Revenue Recognition

The Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"), as amended. SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) consideration is fixed and determinable; and
(4) collectibility is reasonably assured.

Revenue from the sale of disposable  supplies is recognized either upon delivery
or  upon   acknowledgement   from  a  patient's   commercial  insurance  carrier
authorizing treatment depending on the circumstances.

Additionally, the Company has contracted with several governmental agencies that require multiple layers of approval before payments are remitted. While services are performed by the Company and all costs are recognized upon treatment, no revenue is recognized until remittances are approved.

As of December 31, 2003, the Company had performed treatments to patients covered by commercial insurance carriers representing anticipated revenue of $7,430. Additionally, the Company had submitted billings of $15,200 to the Indian Health Services in Oklahoma for treatment. Neither of these amounts are reflected as revenue for the year ended December 31, 2003 as they do not meet the criteria under SAB 101.

Revenue for the licensing of technology is recognized over the life of the license agreement.

Research and Development

Research and development costs are expensed as incurred and were approximately $0 and $3,910 in 2002 and 2001, respectively.

                                 CYTOMEDIX, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock-Based Compensation Arrangements

The Company applies the intrinsic value method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting For Stock Issued To Employees", and related interpretations, in accounting for its stock-based grants to employees. Under the intrinsic value method of accounting, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. The Company provides fair value reporting disclosures for these transactions in the footnotes as required by SFAS No. 148, Accounting For Stock Based Compensation - Transition and Disclosure - an Amendment of SFAS 123. The Company applies SFAS No. 123 in accounting for stock-based grants to non-employees.

Loss Per Share

Loss per share is calculated in accordance with SFAS No. 128, Earnings Per Share. Basic loss per share is computed based upon the weighted average number of shares of common stock outstanding for the period and excludes any potential dilution. Diluted earnings per share reflects potential dilution from the exercise of securities into common stock. Outstanding options and warrants to purchase common stock are not included in the computation of diluted loss per share because the effect of these instruments would be anti-dilutive for the loss periods presented. The common shares potentially issuable upon the exercise of these instruments, which were outstanding during the periods presented in the financial statements, are as follows:


                                           2003                 2002
                                        ---------            ---------
          Options                       2,040,698            1,441,928

          Warrants                      4,572,474            2,246,818
                                        ---------            ---------

                                        6,613,172            3,688,746
                                        =========            =========


Fair Value of Financial Instruments

The carrying value of accounts receivable, accounts payable and accrued expenses
approximates   fair  value  due  to  the  relatively  short  maturity  of  these instruments.

Reclassifications

Certain  reclassifications  have been made to conform  prior  year's data to the
current  presentation.   These  reclassifications  had  no  effect  on  reported
earnings.

SFAS 148 Disclosure

The Company follows the provisions of SFAS No. 123. As permitted under SFAS No. 123, the Company has continued to utilize APB 25 in accounting for its stock-based compensation to employees. Had compensation expense for the years ended December 31, 2003 and 2002 been determined under the fair value provisions of SFAS No. 123, as amended by SFAS No. 148, the Company's net loss and net loss per share would have differed as follows:

                                 CYTOMEDIX, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

                                                                                 2003                2002
                                                                              -----------         -----------
          Net loss to common stockholders, as reported                        $(4,356,627)        $(2,127,720)
          Add:  Stock-based employee compensation expense included
               in reported net income determined under APB No. 25,
               net of related tax effects                                              --                  --
          Deduct:  Total stock-based employee compensation expense
              determined under fair-value-based method for all awards,
              net of related tax effects                                          105,413             943,120
                                                                              -----------         -----------

          Pro forma net income                                                $(4,462,040)        $(3,070,840)
                                                                              -----------         -----------

          Earnings per share:

               Basic and diluted - as reported                                $     (0.37)        $     (0.22)

               Basic and diluted - pro forma                                  $     (0.38)        $     (0.32)

These pro forma amounts may not be representative of future disclosures since the estimated fair value of stock options is amortized to expense over the vesting period and additional options may be issued in future years. The estimated fair value of each option granted was calculated using the Black-Scholes option pricing model. The following summarizes the weighted average of the assumptions used in the model.


                                                     2003         2002
                                                     ----         ----

          Risk free rate                              4.2%        1.6%
          Expected years until exercise                 9          10
          Expected stock volatility                   100%        100%
          Dividend yield                               --          --

Recent Accounting Pronouncements

In January 2003, the Financial Accounting Standards Board ("FASB") issued Financial Interpretation No. 46, "Consolidation of Variable Interest Entities - An Interpretation of ARB No. 51" (FIN 46 or Interpretation). FIN 46 is an interpretation of Accounting Research Bulletin 51, "Consolidated Financial Statements," and addresses consolidation by business enterprises of variable interest entities (VIEs). The primary objective of the Interpretation is to provide guidance on the identification of, and financial reporting for, entities over which control is achieved through means other than voting rights; such entities are known as VIEs. The Interpretation requires an enterprise to consolidate a VIE if that enterprise has a variable interest that will absorb a majority of the entity's expected losses if they occur, receive a majority of the entity's expected residual returns if they occur or both. An enterprise is required to consider the rights and obligations conveyed by its variable interests in making this determination. On October 9, 2003, the FASB issued Staff Position No. 46-6 which deferred the effective date for applying the provisions of FIN 46 for interests held by public entities in variable interest entities or potential variable interest entities created before February 1, 2003. On December 24, 2003, the FASB issued a revision to FIN 46. Under the revised interpretation, the effective date was delayed to periods ending after March 15, 2004 for all variable interest entities, other than SPEs. The adoption of FIN 46 is not expected to have an impact on the Company's financial condition, results of operations.

In April 2003, the FASB issued SFAS No. 149, Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities. This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 149 requires that contracts with comparable characteristics be accounted for similarly. The statement is effective for contracts entered

                                 CYTOMEDIX, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The provisions of SFAS No. 149 generally are to be applied prospectively only. The adoption of SFAS No. 149 did not have a material impact on the Company's results of operations or financial position.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 establishes standards for classification and measurement by an issuer of certain financial instruments with characteristics of both liabilities and equity. The statement requires that an issuer classify a financial instrument that is within its scope as a liability (or asset in some circumstances). Many of those instruments were previously classified as equity. This Statement also addresses questions about the classification of certain financial instruments that embody obligations to issue equity shares. This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except as it relates to consolidated limited-life subsidiaries. The FASB indefinitely deferred the effective date of this statement as it relates to certain mandatorily redeemable non-controlling interests in consolidated limited-life subsidiaries. The adoption of the effective provisions of SFAS No. 150 did not have a material impact on the Company's results of operations or financial position.

On December 17, 2003, the Staff of the  Securities  and Exchange  Commission (or
SEC) issued Staff Accounting Bulletin No. 104 ("SAB 104"), Revenue Recognition, which supersedes Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements ("SAB 101"). SAB 104's primary purpose is to rescind the accounting guidance contained in SAB 101 related to multiple-element revenue arrangements that was superseded as a result of the issuance of EITF 00-21,Accounting for Revenue Arrangements with Multiple Deliverables. Additionally, SAB 104 rescinds the SEC's related Revenue Recognition in Financial Statements Frequently Asked Questions and Answers issued with SAB 101 that had been codified in SEC Topic 13, Revenue Recognition. While the wording of SAB 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB 101 remain largely unchanged by the issuance of SAB 104, which was effective upon issuance. The adoption of SAB 104 did not have a material effect on the Company's financial position or results of operations.

NOTE 3 - WORKING CAPITAL

Upon emerging from bankruptcy in 2002, the Company incurred a net loss of $4,356,629 and $2,127,720 for the year ended December 31, 2003 and the six-month period ended December 31, 2002, respectively. Included in these net loss numbers were non-cash preferred stock dividends in the amounts of $231,737 and $110,759 for the year ended December 31, 2003 and the six-month period ended December 31, 2002, respectively.

Cash on hand and projected cash flows from operations are not expected to be sufficient to finance the anticipated needs for operating and capital expenditures in 2004. The Company has obtained additional equity financing in March 2004 to mitigate the expected cash shortfall.(See note 25)

Management has also implemented a network of independent manufacturer representatives with wound care experience who are focusing on niche markets in chronic wound care and has begun the execution of an aggressive business plan. The equity financing will also provide the Company with capital to undergo a prospective, randomized, blinded and controlled trial under the jurisdiction of the Food and Drug Administration ("FDA") to obtain a medical reimbursement code. The company has found that lack of a reimbursement code from third party payers is a major barrier to achieving significant market penetration for its product. While management is optimistic about the outcomes of their current activities, there can be no assurance that the Company will be successful in implementing its business plan and be able to achieve positive long-term operating cash flows.

                                 CYTOMEDIX, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements


NOTE 4 - LICENSING AGREEMENT

On March 21, 2001, Cytomedix signed an exclusive licensing agreement with DePuy AcroMed, Inc. ("DePuy"), a subsidiary of DePuy, Inc. Under this agreement, Cytomedix has granted to DePuy an exclusive, worldwide license to use certain of the U.S. and foreign issued patents relating to platelet-based growth factors that Cytomedix acquired from Curative. This license is limited to a specific field of use, which is defined as covering diagnostic and therapeutic spinal, neurosurgery and orthopedic surgery (including soft tissue damage resulting from such surgery). DePuy has no rights to use the technology embodied in Cytomedix's patents outside the defined field of use. In consideration of these rights, DePuy paid to Cytomedix a one-time up front license fee of $750,000 and agreed to pay running royalties of 6.5% on all relevant sales as defined under the terms of the agreement for the life of the patents, which is, on average, approximately nine years. Under the terms of Cytomedix's royalty agreement with Curative, Cytomedix must pay Curative 92.3% of the royalties Cytomedix collects from DePuy. Cytomedix retains the right to practice under its patents and to grant licenses to other parties to the technology embodied in its patents outside the defined field of use.

NOTE 5 - ROYALTY AGREEMENT

On December 26, 2000, the Company entered into a Royalty Agreement with Curative, whereas the Company shall pay royalties to Curative quarterly. This agreement was amended April 20, 2001 under the First Amendment to the Royalty Agreement, whereas, the Company entered into a licensing agreement with DePuy (see Note 4). The Company was to pay Curative 92.3% of the royalties payable to the Company under the licensing agreement. The agreement was further amended on December 5, 2002 under the Second Amendment to the Royalty Agreement. The agreement was modified whereas the Company shall subsequently pay Curative 10% of the total amount received by the Company in connection with upfront, milestone and other similar payments relating to the Patent. As of December 31, 2003, the Company had no new upfront payments and therefore was not indebted to Curative.

NOTE 6 - DEBTOR-IN-POSSESSION SECURED PROMISSORY NOTES

In 2001, the Company commenced the issuance of Debtor-in-Possession secured promissory notes ("DIP Notes") in the amount of $212,500. The Company had issued a total of $800,000 in DIP Notes which had accrued interest of $25,290 as of July 11, 2002. These notes were secured by a first priority and senior lien on all assets of the Company pursuant to Bankruptcy Code Section 364(d). Interest accrued on the DIP Notes at a rate of 10% per annum. Subsequent to July 11, 2002, the noteholders elected to convert their DIP Notes into New common stock and New Class A and B warrants. Each holder of a DIP Note received one share of common stock, 1/4 of a Class A warrant (exercisable for 2 years at $1.00 per share) and 3/20's of a New Class B warrant (exercisable for 3 years at $1.50 per share) for each $1.00 of principal and interest owed.

NOTE 7 - RECEIVABLES

Receivables consisted of the following at December 31:

                                                         2003            2002
                                                       --------        --------
          Trade accounts                               $ 72,553        $124,167
          Royalty receivables                           163,188         142,581
                                                       --------        --------
                                                        235,741         266,748

          Less: allowance for doubtful receivables           --          28,475
                                                       --------        --------

                                                       $235,741        $238,273
                                                       ========        ========

                                 CYTOMEDIX, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements


NOTE 8 - PREPAID EXPENSES, OTHER ASSETS AND INVENTORY

Prepaid expenses and other assets consisted of the following at December 31:

                                                                    2003            2002
                                                                  --------        --------
          Prepaid Expense
             Travel advance                                       $  9,839        $  8,566
             Prepaid fees                                           44,761          63,573
             Prepaid insurance                                      76,659          62,125
             Escrow funds                                               --          48,603
             Prepaid airpass (short and long term portion)          52,938          73,000
             Inventory                                              20,098          16,420
             Prepaid other                                           1,126           6,680
                                                                  --------        --------

                      Total                                       $205,421        $278,967
                                                                  ========        ========


NOTE 9 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31:

                                                   2003            2002
                                                 --------        --------
          Office equipment                       $ 38,994        $ 31,263
          Medical equipment                       307,503         302,333
                                                 --------        --------
                                                  346,497         333,596

          Less:  Accumulated depreciation         111,048          20,890
                                                 --------        --------

                                                 $235,449        $312,706
                                                 ========        ========


NOTE 10 - INTANGIBLE ASSETS

The Company's policy is to capitalize the costs of purchased and internally developed patents. The Company acquired Knighton patent as part of the acquisition of assets acquired from Curative with a cost of $4,111,620. The Company's policy is to capitalize direct costs related to the rights it has licensed, and amortize them on a straight-line basis over the remaining portion of the 20-year period, which commenced on May 18, 1990, the date the application was filed for the patent the Company has licensed.

Due to Fresh-Start Accounting (see Note 24), as of December 31, intangible assets consisted of:

                                                                   2003                2002
                                                                -----------         -----------
          Patent                                                $ 2,400,000         $ 2,400,000
          Reorganization value in excess of amounts
            allocable to identifiable assets                      2,021,623           2,021,623
          Less:  Accumulated amortization                          (189,474)            (63,158)
                                                                -----------         -----------

                                                                $ 4,232,149         $ 4,358,465
                                                                ===========         ===========

                                 CYTOMEDIX, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements


NOTE 11 - CAPITAL LEASE OBLIGATIONS

All leases obligations were impaired under the Plan and were rejected by the Company as of July 11, 2002, the Effective Date of the Plan.

NOTE 12 - INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities reflected on the financial statements and the amounts used for income tax purposes and net operating loss carryforwards. The tax effects of temporary differences and net operating loss carryforwards that give rise to significant portions of the deferred tax assets recognized as of December 31, 2003 and 2002 are presented below:

                                                             2003                2002
                                                          -----------         -----------
          Deferred tax assets:
             Amortization of deferred compensation        $   427,000         $        --
             Other                                             19,000                  --
                                                          -----------         -----------

                   Total deferred tax assets                  446,000                  --
                                                          -----------         -----------

          Deferred liabilities:
             Depreciation and amortization                   (718,000)            (49,500)
                                                          -----------         -----------

          Net deferred tax liabilities                       (272,000)            (49,500)

          Net operating loss carryforwards                  4,010,000           2,977,600
                                                          -----------         -----------

                                                            3,738,000           2,928,100

          Less:  valuation allowance                       (3,738,000)         (2,928,100)
                                                          -----------         -----------

                   Total deferred tax assets              $        --         $        --
                                                          ===========         ===========


Income tax (expense) benefit for the years ended December 31, 2003 and 2002 consisted of the following:

                                                                                                      Predecessor
                                                                    Successor Company                   Company
                                                            ---------------------------------         ------------
                                                               Year               Six Months          Six Months
                                                               Ended                Ended                Ended
                                                            December 31,         December 31,           June 30,
                                                               2003                  2002                 2002
                                                            ------------         ------------         ------------
     Deferred:
          Federal                                           $   (180,100)        $     (9,600)        $(14,279,000)
          State                                                  (42,000)                  --               (1,900)
          Increase (decrease) in tax benefit of net
             operating loss carryforward                       1,032,000              340,200           (2,441,600)
          (Increase) decrease in valuation allowance            (809,900)            (330,600)          16,722,500
                                                            ------------         ------------         ------------
                Total deferred tax assets                   $         --         $         --         $         --
                                                            ============         ============         ============

The Company has loss carryforwards of approximately $11,760,000 as Successor Company of December 31, 2003 that may be offset against future taxable income. The carryforwards will expire between 2018 and 2022. Utilization of these carryforwards may be subject to annual limitations based upon previous significant changes in stock ownership. Management has determined that realization of deferred tax assets is less likely than not and accordingly has established a valuation allowance of $3,738,000 and $2,928,100 at December 31, 2003 and 2002, respectively.

                                 CYTOMEDIX, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements


NOTE 12 - INCOME TAXES (Continued)

The following table presents the principal reasons for the difference between the Company's effective tax rates and the United States statutory income tax rate.


                                                                                                                   Predecessor
                                                                               Successor Company                     Company
                                                                       ----------------------------------          ------------
                                                                          Year                Six Months            Six Months
                                                                         Ended                  Ended                 Ended
                                                                       December 31,          December 31,            June 30,
                                                                           2003                  2002                  2002
                                                                       ------------          ------------          ------------
          U.S. Federal statutory income tax                                      35%                   35%                   35%

          Federal income tax (benefit) at statutory rate               $ (1,444,000)         $   (705,900)         $  2,605,800
          State and local income tax benefits, net of effect of
             federal benefit                                                (27,000)                   --              (244,100)
          Cancellation of tax benefit of options and warrants
            granted prior to 2002                                                --                    --            14,241,000
          Nondeductible expenses                                            661,100               375,300               119,800
          Increase (decrease) in valuation allowance for
            deferred income tax benefit                                     809,900               330,600           (16,722,500)
                                                                       ------------          ------------          ------------
                  Income tax expense                                   $         --          $         --          $         --
                                                                       =============         ============          ============
                  Effective income tax rate                                       0%                    0%                    0%
                                                                       =============         ============          ============


NOTE 13 - CAPITAL STOCK ACTIVITY

A summary of capital stock transactions follows:

Upon confirmation of the Plan on July 11, 2002, in accordance with the Plan, all outstanding shares of Existing common stock, Series A Preferred stock, Existing Series B Preferred stock and Existing warrants/options were cancelled on the Company's books and of no further force or effect. Under the Plan, New common stock was issued to creditors and existing stockholders in amounts approved by the Court. Under the Plan, the Company's Existing common stock was exchanged for New common stock at a rate of one New share for every five Existing shares. The New common stock succeeded to the registered status of the Existing common stock under Rule 12g-3 as explained in 3S and 5S Rule 12g-3 in the Division of Corporation Finance: Manual of Publicly Available Telephone Interpretations - March 1999 Supplement. The Company adopted Fresh-Start Accounting in accordance with SOP 90-7. Because the share exchange was part of the Plan and was required to be reflected in the Fresh-Start Accounting, it has been reflected in these financial statements. As of December 31, 2002, the Company had not yet distributed all of the shares of New common stock, New Series A Preferred stock or New Series B Preferred stock and therefore have reported some of the Common and Preferred stock as "New Common stock-Issuable," "New Series A Preferred stock-Issuable" and "New Series B Preferred stock-Issuable."

On July 11, 2002, the Successor Company filed an Amended and Restated Certificate of Designation of the Relative Rights and Preferences of New Series A Convertible Preferred, New Series B Convertible Preferred and New common stock.

The new authorized capital stock of the Successor Corporation consists of 55,000,000 shares of capital stock, of which 40,000,000 shares is New common stock, with a par value of $.0001 per share, and 15,000,000 shares are New Preferred stock, with a par value of $.0001 per share. The voting powers, designations, preferences and relative, participating, optional or other special qualifications, limitations or restrictions thereof are set forth as follows:

                                 CYTOMEDIX, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements


NOTE 13 - CAPITAL STOCK ACTIVITY (Continued)

New Common Stock

The New common stock is subordinate to both the New Series A Convertible Preferred and New Series B Convertible Preferred stock and to all other classes and series of equity securities of the Company which by their terms rank senior to the New common stock, in the event of a liquidation, dissolution, or winding up of the Company or with regard to any other rights, privileges or preferences. Each share of New common stock represents the right to one vote. Holders of New common stock are entitled to receive dividends as may be declared by the Board of Directors. The Company is prohibited from declaring and paying dividends on the New common stock as long as shares of New Series A Convertible Preferred and/or New Series B Convertible Preferred stock are outstanding.

New Series A Convertible Preferred Stock

The New Series A Convertible Preferred stock, par value $.0001 per share (the "New Series A Preferred") is limited to a maximum of 5,000,000 shares. The New Series A Preferred will have a stated liquidation preference of $1.00 per share and have preference over and rank (i) senior to the New Series B Preferred stock, (ii) senior to the New common stock, and (iii) senior to all other classes and series of equity securities of the Company which by its terms do not rank senior to the New Series A Preferred. The New Series A Preferred contains a negative covenant prohibiting the Company from granting any security interest in the Company's patents and/or future royalty streams ("Intellectual Property"). The holders of record of shares are entitled to receive cumulative dividends at the rate of 8% of the stated liquidation preference amount per share per annum, payable quarterly in arrears. These dividends are prior and in preference to any declaration or payment of any distribution on any outstanding shares of New common stock or any other equity securities of the Company ranking junior as to the payment of dividends. The dividends are to be paid annually in additional shares of New Series A Preferred. The number of shares to be paid is to be based on the fair market value of a share of New Series A Preferred. Each year thereafter dividends are to be paid in shares of New Series A Preferred or, in the sole discretion of the Board of Directors, in cash. So long as any shares of New Series A Convertible are outstanding, the Company may not declare any dividend on Junior Stock (other than dividends or distributions payable in additional shares of Junior Stock), unless at the time the Company shall have paid all accrued and unpaid dividends on the outstanding shares of New Series A Preferred. If the Company fails to pay dividends as required for six consecutive quarters, a majority of the holders of New Series A Preferred will have the power to elect one director to the Company's Board of Directors, either by filling an existing vacancy on the Board or by removing a Director of their choice. Each share of New Series A Convertible Preferred stock shall entitle the holder thereof to vote on all matters voted on by holders of the New common stock of the Company voting together as a single class with the other shares entitled to vote.

In September 2003, the Company recorded 254,155 issuable shares of this security as a first year dividend for an accrued dividend balance of $109,294. In December 2003, the language contained in the Certificate of Designation was re-evaluated and clarified; the results of which resulted in a reversal of the original transaction to record the issuable securities. Based on this clarification, the transaction was re-recorded with 109,548 issuable securities for an accrued dividend of $109,537. For the period July to December of 2003, dividends have been accrued totaling $59,643.

Limited Conversion Rights

All New Series A Convertible Preferred stock not converted into shares of New Common Stock prior to the Confirmation of the Plan cannot be converted into New common stock until the first year anniversary of the date the New Series A Preferred was issued. On this first anniversary date and every six months thereafter, the holder of the New Series A Preferred may convert up to 25% of remaining holdings of New Series A Preferred into New common stock. Preferred shares are converted based on the liquidation preference amount and the conversion price of the New common stock shall be equal to 90% of the twenty-day average closing ask price of the New common stock, but in no case shall this price be less than $3.00 per share.

                                 CYTOMEDIX, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements


NOTE 13 - CAPITAL STOCK ACTIVITY (Continued)

Redemption

The New Series A Convertible Preferred stock is not subject to redemption except as provided below:

The Company shall redeem for cash at a price per share equal to (i) 105% of the New Series A Liquidation Preference Amount plus all accrued but unpaid dividends if redeemed within one year of the date of issuance; (ii) 104% of the New Series A Liquidation Preference Amount plus all accrued but unpaid dividends if redeemed later than one year from the date of issuance (the "Corresponding Redemption Price").

The Company may redeem all of the then outstanding shares of New Series A Convertible Preferred stock at the Corresponding Redemption Price at any time as long as proper notice of not less than 10 days nor more than 60 days prior to a redemption date set by the Company.

New Series B Convertible Preferred Stock

The New Series B Convertible Preferred stock, par value $.0001 per share (the "New Series B Preferred") is limited to a maximum of 5,000,000 shares. These shares have a stated liquidation preference of $1.00 per share. They are subordinate to the New Series A Preferred, but have preference over and rank senior to (i) the New common stock, and (ii) all other classes and series of equity securities of the Company which by its terms do not rank senior to the New Series B Preferred stock. These shares contain a negative covenant prohibiting the Company from granting a security interest in the Company's Intellectual Property. The holders of record are entitled to receive cumulative dividends at the rate of 8% (the "Dividend Rate") of the stated liquidation preference amount annually. Such dividends are prior and in preference to any declaration or payment of any distribution on any outstanding shares of New common stock or any other equity securities of the Company ranking junior. The Company will initially pay dividends at the Dividend Rate in additional shares of New Series B Preferred. The number of shares to be paid is to be based on the fair market value of a share to the holder of the New Series B Preferred stock. Each year thereafter dividends are to be paid in shares or, in the sole discretion of the Board of Directors, in cash.

In September 2003, the Company recorded 260,989 issuable shares of this security as a first year dividend for an accrued dividend balance of $112,218. In December 2003, the language contained in the Certificate of Designation was re-evaluated and clarified; the results of which resulted in a reversal of the original transaction to record the issuable securities. Based on this clarification, the transaction was re-recorded with 112,212 issuable securities for an accrued dividend of $112,201. For the period July to December of 2003, dividends have been accrued totaling $61,093.

Voting Rights

Each share of New Series B Convertible Preferred stock shall entitle the holder thereof to vote on all matters voted on by holders of the New common stock of the Company voting together as a single class with the other shares entitled to vote.

Limited Conversion Rights

All New Series B Convertible Preferred stock not converted into shares of New common stock prior to the Confirmation of the Plan cannot be converted into New common stock until the first year anniversary of the date the New Series B Preferred was issued. On this first anniversary date and every six months thereafter, the holder of the New Series B Preferred may convert up to 25% of his/her/its remaining holdings of New Series B Preferred into New common stock. Preferred shares are converted based on the liquidation preference amount and the conversion price of the New common stock shall be equal to 90% of the twenty-day average closing ask price of the New common stock, but in no case shall this price be less than $3.00 per share.

                                 CYTOMEDIX, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements


NOTE 13 - CAPITAL STOCK ACTIVITY (Continued)

Redemption

The New Series B Preferred is not subject to redemption except as follows:

The Company shall redeem for cash at a price per share equal to (i) 105% of the New Series A Liquidation Preference Amount plus all accrued but unpaid dividends if redeemed within one year of the date of issuance; (ii) 104% of the New Series B Liquidation Preference Amount plus all accrued but unpaid dividends if redeemed after one year but within two years of the date of issuance; or (iii) 103% of the New Series B Liquidation Preference Amount plus all accrued but unpaid dividends if redeemed later than two years from the date of issuance (the "Corresponding Redemption Price").

The Company may redeem all of the then outstanding shares of New Series B Convertible Preferred stock at the Corresponding Redemption Price at any time as long as proper notice of not less than 10 days nor more than 60 days prior to a redemption date set by the Company.

The Company accrued $120,736 and $110,759 of Series A and Series B dividends as of December 31, 2003 and 2002, respectively.

Other

On July 11, 2002, the Company issued 2,800,000 shares of restricted common stock, 700,000 Class A Warrants (exercisable for two years at $1.00 per share), and 420,000 Class B Warrants (exercisable for three years at $1.50 per share) in exchange for the $2,800,000 it raised in its private offering commenced in connection with the Company's Plan. As of December 31, 2002, the Company had issued an additional 491,752 shares of restricted common stock, 122,938 Class A Warrants, and 73,763 Class B Warrants in exchange for additional financing totaling $491,753. For their services in the private offering, commissions of 10% of the sale price were paid to certain selling agents, with 50% of the commission amount paid in cash and 50% paid in shares of common stock (one share of common stock for each $1.00 of commission earned payable in stock). In 2002, the Company paid costs of $128,463 and issued a total of 128,463 shares of common stock to the selling agents. The Company also recorded an accrual for $7,750 for commissions on monies raised in November and December.

During bankruptcy, the Company raised $800,000 in debtor-in-possession financing ("DIP Financing"). We executed promissory notes to each of these private investors providing the DIP Financing (the "DIP Lenders"). Upon emerging from bankruptcy, the DIP Lenders agreed to accept shares of common stock and warrants in lieu of cash under the same terms as offered to the investors in the private offering (for each $1.00 loaned, the DIP Lender receives one share of common stock, 1/4th of a Class A Warrant and 3/20ths of a Class B Warrant). The Company issued an aggregate of 825,290 shares of common stock, 206,323 Class A Warrants, and 123,794 Class B Warrants.

Since July 11, 2002, the Company has continued to pay its Allowed Claims and Equity Interests under the Plan. The following amounts of stock have been issued and or are issuable under the Plan in exchange for Allowed Claims and Equity Interests.

                                 CYTOMEDIX, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements


NOTE 13 - CAPITAL STOCK ACTIVITY (Continued)

------------------------------------------------------------------- ---------------------------------------------------------------
Administrative Claims                                               513,779 Shares of New Common Stock
------------------------------------------------------------------- ---------------------------------------------------------------
Administrative Claims - BDR, Inc.                                   85,966 Shares of New Common Stock
------------------------------------------------------------------- ---------------------------------------------------------------
Class 1A - Holders of 12% Notes                                     1,086,155 Shares of New Common Stock
                                                                    1,365,923 Shares of New Series A Convertible Preferred Stock
------------------------------------------------------------------- ---------------------------------------------------------------
Class 1B - Holders of 10% Notes                                     1,402,650 Shares of New Common Stock
                                                                    1,402,650 Shares of New Series B Convertible Preferred Stock
------------------------------------------------------------------- ---------------------------------------------------------------
Class 1C - Claims of Charles Worden, Sr.                            111,381 Shares of New Common Stock
------------------------------------------------------------------- ---------------------------------------------------------------
Class 1D Claims - Claims under the Curative Royalty Agreement       No Securities
------------------------------------------------------------------- ---------------------------------------------------------------
Class 2 Claims -Priority Employee Claims                            32,730 Shares of New Common Stock
------------------------------------------------------------------- ---------------------------------------------------------------
Class 3 Claims -General Unsecured Claims                            181,576 Shares of New Common Stock
------------------------------------------------------------------- ---------------------------------------------------------------
Class 4A Claims - Existing Series A Preferred Stock                 353,356 Shares of New Common Stock (if the Company has
                                                                    revenues exceeding $10,000,000 in four consecutive quarters)
------------------------------------------------------------------- ---------------------------------------------------------------
Class 4B Claims -Existing Series B Preferred Stock                  No Securities
------------------------------------------------------------------- ---------------------------------------------------------------
Class 5 Claims - Existing Common Stock                              2,552,531 Shares of New Common Stock
------------------------------------------------------------------- ---------------------------------------------------------------
Class 6 Claims - Existing Stock Options                             No Securities
------------------------------------------------------------------- ---------------------------------------------------------------
Class 7 Claims - Other Equity Interests                             No Securities
------------------------------------------------------------------- ---------------------------------------------------------------


On July 11, 2002, the Company's Board of Directors (the "Board") reached an agreement with HMA Advisors Inc. ("HMA") to provide assistance to the Company to reach the Company's financing goals. The Financial Services Agreement is for a term of a minimum of 12 months and shall renew automatically on a month-to-month basis thereafter unless either party gives written notice of termination. The Board of Directors granted HMA 600,000 Common Stock Purchase Warrants, which vested immediately and were exercisable at $1.00 per share, with an expiration date of August 1, 2007. The warrants were valued at $60,000 and recorded as deferred compensation and was being amortized over 12 months. $60,000 and $30,000 was amortized to expense as of December 31, 2003 and 2002, respectively.

Additionally, on July 11, 2002 and upon emergence from bankruptcy, the Board reached an agreement with BDR Consulting Inc. ("BDR"), a related party, to provide management, financing, marketing and strategic consulting services as requested by the Board of Directors. In exchange, the Company compensates BDR at the rate of $108,000 per annum paid on a monthly basis at the rate of $9,000 per month. Additionally, on August 7, 2002, the Board granted BDR a stock option for 300,000 shares of common stock. The option for 100,000 shares vested immediately with another 100,000 shares to fully vest on the first anniversary of the date of grant, the remaining 100,000 shares to be fully vested on the second anniversary of the date of grant. The exercise price of $1.50 was the fair market value on the date of grant. The option was valued at $151,000 and was recorded as deferred compensation. The option will be amortized over the length of the contract. As of December 31, 2002, $25,167 was amortized and recorded as compensation. In the event that the Company terminates the Agreement with 45-day notice, and in addition to any options already vested as of the termination date, an option for an additional 50,000 shares shall immediately vest; provided that the total number of shares under this Agreement shall not exceed the 300,000 shares. The option expires 10 years from the date of grant. In 2003, the options were revalued to $244,660 with $97,162 being amortized and recorded as compensation in 2003.

On October 25, 2002, we issued shares of New common stock in lieu of cash to certain legal professionals rendering their services prior to and after July 11, 2002. The stock issued for services rendered after July 11, 2002 was issued pursuant to Section 4(2) of the Securities Act of 1933. As of December 31, 2002, the Company has issued 493,005 shares to the attorneys at Robert F. Coleman & Associates (who served as the Company's bankruptcy counsel) of

                                 CYTOMEDIX, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements


NOTE 13 - CAPITAL STOCK ACTIVITY (Continued)

which 68,014 shares were issued for services after July 11, 2002, 25,910 shares to the attorneys at Cummins & Cronin, LLC (who served as the Company's intellectual property counsel) of which 6,660 shares were issued for services after July 11, 2002 and 4,650 shares to the attorneys at Fitch Evans. Each of the above attorneys entered into an agreement with the Company subsequent to the emergence from bankruptcy, in which each attorney will be compensated 1/3 of their total billings in cash and 2/3 will be payable as common stock, with all expenses incurred being paid in cash. As a result, the Company adjusted their expense for the portion of their billings being paid in stock to the fair market value on the last day of the month in which the services are performed.

In December 2002, 10,000 shares of common stock were recorded as issuable for consulting services, valued at $10,000, incurred during the bankruptcy period.

Upon the implementation of a Board-sponsored reorganization plan, the Board resolved that Jimmy D. Swink, Jr., Robert Burkett, David Crews, and Kent Smith would receive a reorganization bonus, equal to 5% of all Plan-Issued Securities. ("Plan-Issued Securities" include all new securities to be issued under the Plan, exclusive of the following: (i) the Reorganization Bonus; (ii)the Long-Term Incentive Plan; (iii)the New Warrants; and (iv)all shares issued to new investors in the private offering in excess of the initial $1,700,000 raised. The Board approved a reorganization bonus of 4% for Jimmy D. Swink, Jr. for his efforts as reorganization manager, 1/3% for Messrs. Burkett and Crews for their services as directors, and 1/3% for Mr. Kent Smith for his services as Chief Executive Officer during the bankruptcy. On October 16, 2002, the Board determined that 5% of all Plan-Issued Securities equaled 487,218 shares of common stock. The Board resolved that 389,775 shares should be issued to Mr. Jimmy D. Swink, Jr. and that 32,481 shares each should be issued to Messrs. Burkett, Crews and Smith.

On November 26, 2002, The Board issued Lee Wilcox an option representing the right to purchase 20,000 shares under the Long-Term Incentive Plan. The option granted to Lee Wilcox was valued at $11,800 and recorded as accounting fee expense with an offset to additional paid in capital. The options to purchase shares of common stock are $1.50 per share.

For the 12 months ended December 31, 2003, the Company issued 2,492,176 shares of common stock.

The Company received $177,500 of additional monies in the original private placement commenced in connection with the Plan and issued 177,500 shares of common stock, 44,375 Class A warrants and 26,625 Class B warrants before closing the private placement in April 2003. On May 29, 2003 an additional 25,500 shares of common stock was issued for commissions earned during this placement.

On June 4, 2003, the Company initiated a new private offering at $1.25 per share to provide the Company with working capital to begin implementation of a new business plan and to initiate execution of the Company's clinical trials with the FDA. As of June 30, 2003, the Company had raised $1,050,000 and issued 840,000 shares of commons stock. From July 1 through September 30, 2003, an additional $1,449,000 was raised with an additional 1,159,200 common shares being issued. In conjunction with this private offering, the Company incurred legal expenses of $11,683 and accrued agents commissions of $101,940 payable equally in cash and stock. In June and November 2003, 15,000 and 10,200 shares, respectively were issued representing $31,500 in commissions due with $31,500 being paid in cash. As of December 31, 2003, $38,940 remains to be paid which represents an additional 15,576 shares issuable.

The Company has entered into various service agreements with it's legal counsel that provides for compensation for services split between cash and common stock. On March 5, 2003, the Company issued an aggregate 105,076 shares of common stock to it's attorneys at Robert F. Colemen & Associates representing legal expenditures incurred during the months of October, November and December 2002 of $165,234. On June 16, 2003, the Company issued an additional 68,318 shares to Coleman representing expenditures incurred during January, February and March 2003 of $91,168. On June 19, 2003, the Company issued 31,037 shares to Cummins and Cronin representing legal expenditures incurred by the Company from October 2002 through March 2003 of $15,537.

                                 CYTOMEDIX, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements


NOTE 13 - CAPITAL STOCK ACTIVITY (Continued)

On July 7, 2003, the Company issued 20,345 common shares in exchange for warrants with a total exercise price of $24,160.

On August 27, 2003, the Company entered into an agreement with The Research Works, Inc., ("Research Works"), whereby Research works would prepare an equity research report on the Company. This report was published on the Research Works website and periodically updated. The Company authorized and issued 40,000 shares at a market value of $68,000 as consideration under the agreement.

NOTE 14 - LONG-TERM INCENTIVE PLAN

On June 8, 1999, the Company adopted a Nonqualified Stock Option Plan (the "NSO Plan"), which provides for the granting of options to employees, officers, directors and consultants of the Company. The number of shares of common stock, which can be purchased under this plan is limited to 1,000,000 shares, adjustable for changes in the capital structure of the Company. The exercise prices of the options granted under the NSO Plan are to be determined by the Board of Directors or other NSO Plan administrators on the date the option is granted. The expiration date for an option granted shall be determined at the discretion of the Board of Directors and shall not expire later than ten years after date of grant.

In October 2000 the Board approved the Long-Term Incentive Plan covering its employees, directors, officers, consultants and independent contractors, which amended and restated the NSO Plan. The plan provides for the compensation committee of the Board of Directors to have authority over all aspects of the plan and for each award granted. All options and grants made under the former NSO Plan are now subject to the new plan, which provides for awards of stock appreciation rights, options and incentive options, unit grants, dividend equivalents and restricted stock. The plan is limited to making awards up to 15% of the fully diluted common stock of the Company as of the effective date of Board approval of the Plan. 6,000,000 shares of common stock have been reserved for issuance under the Plan, including 3,471,894 shares available for future grants.

Any options, which have not been exercised, or vested prior to termination of services will be deemed canceled immediately as a result of resignation or dismissal and after 180 days subsequent to death or disability. The Company will incur compensation expense to the extent that the market value of the stock at the date of grant to employees exceeds the amount the grantee is required to pay for the options.

As of July 11, 2002, all options granted by the Predecessor Company were void.

The Company's adoption of its new Long-Term Incentive Plan became effective with the effectiveness of the Company's Plan. The new Long-Term Incentive Plan permits incentive awards of options, SARs, restricted stock awards, phantom stock awards, performance unit awards, dividend equivalent awards or other stock-based awards. It provides that the Company is authorized to make awards of up to 15% of the fully diluted stock of the Company on the Effective Date. On October 16, 2002, the Board reserved and allocated 2,336,523 shares of common stock to the new plan, such number determined to be 15% of the Company's fully diluted stock. The term of the following options granted is 10 years.

On August 7, 2002, in accordance with the Company's 2002 Long-Term Incentive Plan, the Company's Board of Directors (the "Board") granted the following stock options:

      o Robert Burkett, an option for 100,000 shares of common stock to vest immediately and with an exercise price at fair market value on date of grant of $1.50 per share.

      o David Crews, an option for 100,000 shares of common stock to vest immediately and with an exercise price at fair market value on date of grant of $1.50 per share.

                                 CYTOMEDIX, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements


NOTE 14 - LONG-TERM INCENTIVE PLAN (Continued)

      o Kent T. Smith, an option for 521,928 shares of common stock with 70,000 shares vested immediately and 1/24th of the remaining amount vests on each monthly anniversary of the date of grant over a two-year period. The exercise price is the fair market value on date of grant of $1.50 per share.

      o Carelyn P. Fylling, an option for 250,000 shares of common stock with 80,000 shares vested immediately and 1/24th of the remaining amount vests on each monthly anniversary of the date of grant over a two-year period. The exercise price is the fair market value on date of grant of $1.50 per share.

      o BDR, Inc. an option for 300,000 shares of common stock with 100,000 shares vested immediately, and 100,000 shares to vest on the following two annual anniversaries at the date of grant. The exercise price is the fair market value on the date of grant of $1.50 per share.

On August 16, 2002, in accordance with the Company's 2002 Long Term Incentive Compensation Plan and as compensation for participation on the Company's Board of Directors, the Board granted Stephen Holden an option to purchase 33,000 shares of common stock at $1.50 per share to vest and become exercisable on August 16, 2003.

On November 26, 2002, the Board resolved to issue the following stock options under the Company's Long-Term Incentive Plan.

      o Judy Beriou, an option for 20,000 shares of common stock to vest immediately with an exercise price less than fair market value on date of grant of $1.50 per share.

      o Mike Chunn, an option for 15,000 shares of common stock to vest immediately with an exercise price less than fair market value on date of grant of $1.50 per share.

      o Dennis Dees, an option for 50,000 shares of common stock to vest immediately with an exercise price less than fair market value on date of grant of $1.50 per share. Pat Justice, an option for 12,000 shares of common stock to vest immediately with an exercise price less than fair market value on date of grant of $1.50 per share. Ladye Schanley, an option for 20,000 shares of common stock to vest immediately with an exercise price less than fair market value on date of grant of $1.50 per share.

      o Lee Wilcox, an option for 20,000 shares of common stock to vest immediately with an exercise price less than fair market value on date of grant of $1.50 per share.

On February 4, 2003, the Board resolved to grant to two employees a total of 50,000 options. The options to purchase common stock of the Company vested at the date of the grant. The exercise price of $1.50 per share exceeded the market value at the date of the grant.

On October 21, 2003, the Board resolved in accordance with the employment contracts of two individuals to grant the following stock options under the Company's Long Term Incentive Plan.

      o Kent Smith, an option for 47,693 shares of common stock to vest in accordance with his employment agreement as if issued on August 7, 2002 at an exercise price at the fair market value of $1.25 per share. In accordance with his agreement, 27,821 became vested immediately.

      o Carelyn Fylling, an option for 19,077 shares of common stock to vest in accordance with her employment agreement as if issued on August 7,2002 at an exercise price at the fair market value of $ 1.25 per share. In accordance with her agreement, 11,128 shares became vested immediately.

On November 15, 2003, the Board resolved to grant the following stock options under the Company's Long Term Incentive Plan.

      o Mark Cline, an option for 175,000 shares of common stock to vest in one year following the issuance of the grant with an exercise price greater than the fair market value on the date of grant of $1.50 per share.

      o Bill Allender, an option for 175,000 shares of common stock to vest in one year following the issuance of the grant with an exercise price greater than the fair market value on the date of grant of $1.50 per share.

                                 CYTOMEDIX, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements


NOTE 14 - LONG-TERM INCENTIVE PLAN (Continued)

All options and warrants of the Company are deemed to be cancelled as of the Effective Date. Stock option activity during the periods indicated is as follows:

                                             Number of      Weighted-Average
                                               Shares        Exercise Price
                                              ---------        ---------
          Balance at December 31, 2001        4,425,046        $    4.52

          Cancelled                           4,425,046             4.52
          Exercised                                  --               --
                                              ---------        ---------

          Balance at June 30, 2002                   --               --



          Granted                             1,441,928             1.50
                                              ---------        ---------

          Balance at December 31, 2002        1,441,928        $    1.50

          Granted                               713,770             1.50
          Cancelled                             115,000             1.50
          Exercised                                  --               --
                                              ---------        ---------

          Balance at December 31, 2003        2,040,698        $    1.50
                                              =========        =========


At December 31, 2003 and 2002, the number of fixed stock options issued and outstanding in conjunction with the long-term incentive plan totaled 1,840,698 and 1,441,928, respectively.

The following table summarizes information about fixed stock options outstanding as of December 31, 2003:

                                                 OPTIONS OUTSTANDING                                      OPTIONS EXERCISABLE
                        --------------------------------------------------------------------    ------------------------------------
                             Number of                  Weighted               Weighted              Number              Weighted
        Range of         Outstanding Shares              Average               Average           Exercisable at          Average
        Exercise          at December 31,               Remaining              Exercise           December 31,           Exercise
         Prices                 2003                  Contract Life             Price                 2003                Price
---------------------   -----------------------   ---------------------    -----------------    -----------------    ---------------
     $1.25 - $2.00          2,040,698                       8.5                  1.50               1,261,131             1.47


The following table summarizes information about fixed stock options outstanding as of December 31, 2002:

                                                 OPTIONS OUTSTANDING                                      OPTIONS EXERCISABLE
                        --------------------------------------------------------------------    ------------------------------------
                             Number of                  Weighted               Weighted              Number              Weighted
        Range of         Outstanding Shares              Average               Average           Exercisable at          Average
        Exercise          at December 31,               Remaining              Exercise           December 31,           Exercise
         Prices                 2001                  Contract Life             Price                 2001                Price
---------------------   -----------------------   ---------------------    -----------------    -----------------    ---------------

       $1.50                 1,441,928                     9.6                   1.50                1,441,928             1.50

                                 CYTOMEDIX, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements



NOTE 15 - DEFERRED COMPENSATION

The components of deferred compensation for the options granted are as follows at December 31:

                                                             2003                2002
                                                          -----------         -----------
          Beginning balance                               $   155,833         $        --
          Deferred compensation recorded                    2,257,438             211,000
          Amortization to stock-based compensation           (975,201)            (55,167)
                                                          -----------         -----------

                                                          $ 1,438,070         $   155,833
                                                          ===========         ===========


On April 1, 2003, the Company entered into a consulting agreement with Nadine C. Smith (the "Consultant") to provide general business and financial consulting services for a period of twelve months. The consultant would receive $125,000 per annum paid monthly as compensation for providing services to the Company. Additionally, the Consultant was also issued a warrant to purchase 1,000,000 shares of the Company's common stock at an exercise price of $1.00 with an expiration date of 7 years. The first 500,000 shares vested and were exercisable immediately with the remaining 500,000 vested and exercisable at the one year anniversary upon signing the consulting agreement. For the year ending 12/31/03 the Company has recorded deferred compensation of $733,750 relating to this agreement of which 550,312 has been amortized as a non-cash charge to the Company.

During the period between April through August 2003, the Company granted options to various independent sales representatives upon signing the agreement to represent the Company's products in their respective territories. Three of the sales representative received a total of 4,500, 3 year options at an exercise price of $1.50 with one of the representatives receiving 500, 3 year options with an exercise price of $1.90, which represented the fair market value at the date of agreement. On a cumulative basis for this group, the Company has recorded deferred compensation of $3,452 relating to these agreements of which $2,038 has been amortized as a non-cash charge to the Company.

On January 14, 2004 an agreement was formally signed with an effective date of October 1, 2003 between the Company and the Carmen Group, Inc. to provide advisory services when dealing with the federal government. This involves issues relating to the FDA testing in addition to other issues. The agreement specifies a fixed monthly fee of $15,000 plus expenses and an irrevocable grant of 100,000 options at a price per share of $1.25 per share. The Company will also issue an additional 100,000 options at a price of $2.00 per share no later than September 30, 2004. For the year ending December 31, 2003, the Company recorded deferred compensation of $207,490 relating to this agreement of which $51,872 has been amortized as a non-cash charge to the Company. (See Note 18 relating to the Carmen Group).

On October 21, 2003, the Company entered into 3 agreements with various investment and financial advisory companies to compensate them for work performed prior to the date of the agreements and to compensate them for continued involvement with the Company. The three agreements were with Stern and Company, IVC Group and FEQ Investments, Inc. The Stern and Company agreement was for advisory services through December 31, 2004 and consisted of a grant of 100,000, 3 year warrants at a price per share of $1.25. The agreement with the IVC Group was for investment advisory services through December 31, 2004 with IVC receiving $2,500 per month plus a grant of 400,000, 3 year warrants at a price per share of $1.00. The agreement with FEQ Investments, Inc was for investment advisory services through December 31, 2004 with FEQ receiving $5,000 per month plus a grant of 775,000, 3 year warrants at an exercise price of $1.00. The IVC Group and the FEQ Investments agreement can be terminated at any time for any cause. For the year ending December 31, 2003, the Company has recorded deferred compensation of $1,219,086 relating to these agreements of which $243,817 has been amortized as a non-cash charge to the Company.

                                 CYTOMEDIX, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements


NOTE 15 - DEFERRED COMPENSATION (Continued)

On July 11, 2002, the Company's Board of Directors (the "Board") reached an agreement with HMA Advisors Inc. ("HMA") to provide assistance to the Company to reach the Company's financing goals. The Financial Services Agreement is for a term of a minimum of 12 months and shall renew automatically on a month-to-month basis thereafter unless either party gives written notice of termination. The Board of Directors granted HMA 600,000 Common Stock Purchase Warrants, which vested immediately and were exercisable at $1.00 per share, with an expiration date of August 1, 2007. The warrants were valued at $60,000 and recorded as deferred compensation and was being amortized over 12 months. $60,000 and $30,000 was amortized to expense as of December 31, 2003 and 2002, respectively.

Additionally, on July 11, 2002 and upon emergence from bankruptcy, the Board reached an agreement with BDR Consulting Inc. ("BDR"), a related party, to provide management, financing, marketing and strategic consulting services as requested by the Board of Directors. In exchange, the Company compensates BDR at the rate of $108,000 per annum paid on a monthly basis at the rate of $9,000 per month. Additionally, on August 7, 2002, the Board granted BDR a stock option for 300,000 shares of common stock. The option for 100,000 shares vested immediately with another 100,000 shares to fully vest on the first anniversary of the date of grant, the remaining 100,000 shares to be fully vested on the second anniversary of the date of grant. The exercise price of $1.50 was the fair market value on the date of grant. The option was valued at $151,000 and was recorded as deferred compensation. The option will be amortized over the length of the contract. As of December 31, 2002, $25,167 was amortized and recorded as compensation. In the event that the Company terminates the Agreement with 45-day notice, and in addition to any options already vested as of the termination date, an option for an additional 50,000 shares shall immediately vest; provided that the total number of shares under this Agreement shall not exceed the 300,000 shares. The option expires 10 years from the date of grant. In 2003, the options were revalued to $244,660 with $97,162 being amortized and recorded as compensation in 2003.


NOTE 16 - EMPLOYEE BENEFIT PLAN

The Company maintained a 401(K) plan, in which all employees are eligible to participate. The maximum compensation a participant may elect to defer is 15%. The employer may, at its sole discretion, contribute and allocate to each eligible participant's account a percentage of the participant's elective deferral contribution. For the year ended December 31, 2003, the Company did not contribute to the plan.

                                 CYTOMEDIX, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements



NOTE 17 - SUPPLEMENTAL CASH FLOW DISCLOSURES - NONCASH TRANSACTIONS

Non-cash transactions for years ended December 31 include:

                                                                                                        Predecessor
                                                                           Successor Company              Company
                                                                        -------------------------        ---------
                                                                          Year         Six Months        Six Months
                                                                          Ended          Ended             Ended
                                                                       December 31,    December 31,       June 30,
                                                                          2003            2002             2002
                                                                        --------        ---------        ---------
          Commissions paid in stock                                     $     --       $ 128,463         $    --
          Commissions withheld from monies raised                             --          71,250              --
          Accrued dividends on 6% preferred stock                        231,738         110,759              --
          Commissions accrued for at year end                             47,940              --              --
          Stock issued for reorganization bonus                               --         487,219              --
          Reduction in prepetition liabilities issuable in stock              --             355              --
          Financing of insurance premiums                                 51,678          89,163              --
          Legal fees paid in                                             181,013         523,565              --
          stock
          Conversion of debt                                                  --         825,290          30,940
          Stock issued or  issuable for consulting                        68,000          10,000              --
          Dividends paid by issuance of stock                            221,759              --              --


NOTE 18 - RELATED PARTY TRANSACTIONS

BDR Consulting Inc. ("BDR") is affiliated with BDR Investment LLC through common ownership. The principal in both entities, Jimmy D. Swink, Jr., provided consulting services to the Company amounting to $205,162 and $318,552 for the periods ended December 31, 2003 and 2002, respectively.

On February 23, 1999, the Company and BDR entered into a consulting agreement which was amended on October 29, 1999. The agreement provided for BDR to receive compensation based on the annualized gross revenues. The amended agreement was amended again in September 2000, had a term of five years from the date of amendment, and provided for the monthly consulting fee to be capped at $10,000, based on meeting certain revenue targets.

The agreement was further amended on July 11, 2002 continuing until June 30, 2005. Under the agreement currently in place, BDR receives compensation of $108,000 per annum for services rendered to the Company. The successor Company granted stock options to BDR representing the right to purchase 300,000 shares of the Company's common stock at $1.50 per share, of which 100,000 became fully vested and exercisable on August 7, 2002, the date of grant, with the remaining 200,000 vesting over the next two years. The options expire 10 years from the date they become exercisable. As of the 12 month ended December 31, 2003, the Company revalued the options to $244,660, an increase of $93,660 from the prior year valuation of $151,000, with $97,162 being amortized and recorded as compensation.

In 1999, the Founder and then sole stockholder of the Company, Charles Worden, and the Company entered into an agreement where the Company was to pay the Founder a royalty of five percent of the gross profit derived from the sale, license or other exploitation of the intellectual property of the Company, payable thirty days after the end of each quarter, in exchange for the Founder delivering fifty-one percent of the issued and outstanding common stock of the Company held by the Founder to Quasar Investments, LLC and the assignment of certain intellectual property rights to the Company.

                                 CYTOMEDIX, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements


NOTE 18 - RELATED PARTY TRANSACTIONS (Continued)

However, Worden and the Company entered into a substitute royalty agreement on November 14, 2001, which superceded the agreement dated October 29, 1999. The Company agreed to pay the Founder a royalty of five percent of the gross profit from the sale, licensing or other exploitation of the Worden patent. The royalty payment during any calendar year was limited to $600,000. The Company was to pay the Founder a minimum royalty of $6,250 per month in advance. For the year ended December 31, 2003, the total royalty expense was$75,000. For the six-month period ended December 31, 2002, the total royalty expense paid to Worden was $37,500. The Company granted a security interest and lien in the Worden patent. In addition, the Company granted a reversionary interest in the patent if the Company discontinues substantially all efforts to commercialize the Worden patent.

In July 2002,  the Company  paid Crews &  Associates  $40,625 in cash and issued
6,500 shares of common stock to David Crews for commissions earned in the private offering. David Crews is one of the directors of the Company's Board of Directors.

On October 16, 2001, the Company's Board of Directors reached an agreement with Mr. Jimmy D. Swink, Jr. providing that in exchange for his full-time commitment to the Company's reorganization efforts as the Company's reorganization manager, the Board would provide in any Board-sponsored plan of reorganization for payment of a reorganization bonus to Mr. Swink, upon the effectiveness of that plan, equal to 4% of all Plan-Issued Securities. The Board also approved a reorganization bonus of 1/3% for Messrs. Burkett and Crews for their services as Board members and for Mr. Smith as president. The Plan defines "Plan-Issued Securities" as all New Securities to be issued under the Plan, exclusive of the following: (i) the Reorganization Bonus; (ii) the Long Term Incentive Plan;
(iii) New Warrants; and (iv) all shares issued to New Investors in excess of $1.7 million raised pursuant to the Private Placement offering. On October 16, 2002, the Company issued 389,775 shares to BDR for this reorganization bonus.

The Carmen Group, Inc. was engaged during the second quarter of 2003 as a business consultant to strategically position and represent the Company before the federal government. A director of the Company is also a senior consultant with the Carmen Group, Inc. Effective on October 1, 2003, a formal agreement was signed with the Carmen Group, Inc. for a period of one year to provide services for the Company for a flat fee of $15,000 per month plus expenses. Additionally, the agreement stipulates that the Company would issue to the Carmen Group, Inc. an option to purchase 100,000 shares immediately exercisable at $1.25 with an additional 100,000 shares being issuable one year from the date of agreement at an exercise price of $2.00. In 2003, the Carmen Group, Inc. had provided services to the Company amounting to $198,569, which includes amortization expense relating to the options of $51,872.

NOTE 19 - OPERATING LEASES

For the years ended December 31, 2003 and 2002, the Company incurred rent expense of $30,008 and $15,021, respectively.

NOTE 20 - COMMITMENTS AND CONTINGENCIES

Post-Bankruptcy Commitments and Contingencies

Under the Plan the predecessor Company's Existing Series A Preferred stock and the dividends accrued on the Series A Preferred stock are exchanged into one share of New common stock for every five shares of Existing Series A Preferred shares held as of the Effective Date. This exchange is contingent on the successor Company's attaining aggregate gross revenues for four consecutive quarters of at least $10,000,000.

                                 CYTOMEDIX, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements


NOTE 20 - COMMITMENTS AND CONTINGENCIES (Continued)

We outsource the manufacturing of AutoloGel process kits to Tri-State Hospital Supply Corporation. Under a purchase agreement dated August 1, 2002, Cytomedix agreed to purchase kits in pre-established usage levels. Should the Company terminate the 36-month agreement, it is required to purchase unique components and finished goods inventory up to a maximum amount of approximately $50,000.

NOTE 21 - EXTRAORDINARY GAIN

A summary of the principal categories of claims classified as liabilities subject to compromise at June 30, 2002 which were settled under the plan of reorganization were as follows:

          12% secured debt                                          $2,442,912
          10% secured debt                                           2,794,243
          Note payable and accrued interest - related party            107,774
          Accrued expenses - related party                              99,825
          Accounts payable and accrued expenses                      1,640,699
          Accrued employee claims                                      679,367
          Series A Preferred Stock and accrued dividends             1,766,780
                                                                    ----------

                  Total Liabilities Subject to Compromise            9,531,600
                                                                    ----------

          Less consideration exchanged:

             Cash payments                                             219,088
             Par value of Predecessor common stock                         543
             Par value of Predecessor preferred stock                      277
             Related party receivable                                    5,500
                                                                    ----------

                  Extraordinary Gain on Discharge of
                  Prepetition Liabilities                           $9,306,192
                                                                    ==========



NOTE 22 - REORGANIZATION ITEMS

In accordance with SOP 90-7, the Company has recorded all transactions incurred as a result of the bankruptcy filings as reorganization items. A summary of the principal categories of reorganization items follows:


                                           Predecessor
                                             Company
                                          -------------
                                           Six Months
                                              Ended
                                          June 30, 2002
                                          -------------

          Professional fees                 $489,690
          Consulting - related party         119,526
                                            --------

                                            $609,216
                                            ========

                                 CYTOMEDIX, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements


NOTE 23 - PROCEEDINGS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

The Company filed a voluntary petition for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court of the Northern District of Illinois, Eastern Division (the "Court") on August 7, 2001 (the "Petition Date").

The Company emerged from Bankruptcy on July 11, 2002, pursuant to the terms of the Plan as approved by the Court. In connection with the Plan, the Company completed the initial phase of its financing plan by raising $2.8 million through a private offering of common stock with warrants. During 2002, an additional $491,752 was raised in the private offering.

Securities outstanding prior to the effective date of the Plan (the "Effective Date") are identified as "Existing" or Predecessor Company securities. Securities issued upon or after the Effective Date are identified as "New" or Successor Company securities. The Plan provides that upon receipt of shares of New common stock under the Plan, the recipient shall be deemed to have affirmatively covenanted to the "Short-Selling Bar Representation," which requires the recipient of the New common stock to refrain from engaging in short sales for a period of five years following the Effective Date.

NOTE 24 - FRESH-START ACCOUNTING

In accordance with the provisions of AICPA SOP 90-7, the Company adopted fresh-start reporting upon confirmation of the Plan. For financial reporting purposes, the effective date of the adoption of fresh-start reporting was considered to be June 30, 2002, although the Company's confirmation date was July 11, 2002. The results of operations from July 1 to July 11, 2002 were not significant. The financial statements for the Company for the periods subsequent to June 30, 2002 are referred to as the "Successor Company" and are not comparable to those for the periods prior to June 30, 2002, which are referred to as the "Predecessor Company." The Company adopted fresh-start reporting because, as a result of implementation of the Plan, holders of the Company's Existing common stock immediately before filing for bankruptcy and confirmation of the Plan retained less than 50% of the common stock of the emerging entity and the Company's reorganization value at emergence was less than its post-petition liabilities and allowed claims as shown below:

          Post-petition liabilities                                                $ 1,524,973
          Liabilities deferred pursuant to Chapter 11 proceedings                    9,705,520
                                                                                   -----------
                         Total post petition liabilities and allowed claims         11,230,493
          Less:  reorganization value                                                5,000,000
                                                                                   -----------

                         Excess of liabilities over reorganization value           $ 6,230,493
                                                                                   ===========


Under fresh-start reporting, the Company's assets and liabilities were adjusted to fair values and the effects of the plan of reorganization were recorded. A reorganization value for the total assets was determined by the Company based upon the estimated fair value of the enterprise before considering values allocated to debt settled in the reorganization. The portion of the reorganization value which was not attributed to specific tangible or identified intangible assets for the Successor Company was referred to as reorganization value in excess of amounts allocable to identifiable assets in the financial statements and will be treated similar to goodwill. The adjustment of assets and liabilities to fair values was included in net reorganization expense in the financial statements at June 30, 2002.

Consequently, the Successor Company had no accumulated deficit as of July 1, 2002. The reorganization value in excess of amounts allocable to identifiable assets recognized in fresh-start reporting will not be amortized, but will be reviewed annually for impairment in accordance with Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Tangible Assets." Future impairment of the excess reorganization value may result if actual results of operations or changes in economic or industry conditions differ significantly from assumptions used to derive the reorganization value.

                                 CYTOMEDIX, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements



NOTE 24 - FRESH-START ACCOUNTING (Continued)

The reorganization value of the Company on the effective date was established at $5,000,000 based upon a calculation of discounted cash flows under the Company's financial projections and trading multiples of comparable companies. The valuation was based upon a number of estimates and assumptions, which are inherently subject to significant uncertainties and contingencies beyond the Company's control. Accordingly, there can be no assurance that the values reflected in the valuation will be realized, and actual results could vary materially. Moreover, the value of our New common stock, as traded in the over-the-counter market and quoted on the OTC Bulletin Board, may differ materially from the reorganization valuation.

The following reconciliation of the Predecessor Company's consolidated balance sheet as of June 30, 2002 to that of the Successor Company as of June 30, 2002 was prepared to present the adjustments that give effect to the reorganization and fresh-start reporting.

The adjustments entitled "Reorganization Plan" and "Conversion of Liabilities Not Subject to Compromise" reflect the consummation of the Plan, including the elimination of existing liabilities subject to compromise, liabilities not subject to compromise, Existing Series A Preferred Stock, Existing Common Stock and Existing Series B Preferred. Also recorded was the New common and preferred stock which was issuable.

The adjustments entitled "Fresh-Start Adjustments" reflect the adoption of fresh-start reporting, including the adjustments to record property and equipment and identifiable intangible assets at their fair values and to reflect the aforementioned $5,000,000 reorganization value, which includes the establishment of approximately $2,000,000 of reorganization value in excess of amounts allocable to net identifiable assets. The assets and liabilities have been recorded at their fair values based on a preliminary allocation. Management estimated the fair values of the Company's assets and liabilities by utilizing both independent appraisals and commonly used discounted cash flow valuation methods. A reconciliation of fresh-start accounting recorded as of June 30, 2002, is as follows:

                                 CYTOMEDIX, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements


NOTE 24 - FRESH-START ACCOUNTING (Continued)

                                                                                           Conversion of
                                            Predecessor                                     Liabilities          Successor
                                               Company       Reorgani-                          not               Company
                                            --------------     zation        Fresh-Start     Subject to        -------------
                                            June 30, 2002       Plan         Adjustments     Compromise        June 30, 2002
                                            -------------   ------------    ------------    ------------       -------------
Current assets:
  Cash and cash equivalents                 $    103,855    $         --    $         --    $         --        $    103,855
  Receivables and prepaid expenses and
   other current assets                          375,631              --              --              --             375,631
  Note receivable - related party                  5,500          (5,500)             --              --  (a)             --
  Inventory                                        8,796              --              --              --               8,796
                                            ------------    ------------    ------------    ------------        ------------

            Total current assets                 493,782          (5,500)             --              --             488,282

Property and equipment, net                       27,095              --              --              --              27,095
Intangibles                                      603,488              --       1,796,512              --  (b)      2,400,000
Prepaid expenses and deposits                     63,000              --              --              --              63,000
Reorganization value in excess of
 amounts allocable to identifiable assets             --              --       2,021,623              --  (c)      2,021,623
                                            ------------    ------------    ------------    ------------        ------------

                                            $  1,187,365    $     (5,500)   $  3,818,135              --        $  5,000,000
                                            ============    ============    ============    ============        ============
Current liabilities
  Short-term borrowings and current
   portion of long-term debt                     800,000              --              --              --             800,000
  Accounts payable and accrued expenses        1,471,357         220,880              --         142,979  (d)      1,835,216
  Deferred revenue                                85,198              --              --              --              85,198
                                            ------------    ------------    ------------    ------------        ------------

            Total current liabilities          2,356,555         220,880              --         142,979           2,720,414

Long-term liabilities
  Liabilities not subject to compromise          173,920              --              --        (173,920) (e)             --
  Liabilities subject to compromise            7,906,600      (7,906,600)             --              --  (f)             --
  Deferred revenue                               559,956              --              --              --             559,956
                                            ------------    ------------    ------------    ------------        ------------

            Total long-term liabilities        8,640,476      (7,906,600)             --        (173,920)            559,956
                                            ------------    ------------    ------------    ------------        ------------

            Total liabilities                 10,997,031      (7,685,720)             --         (30,941)          3,280,370
                                            ------------    ------------    ------------    ------------        ------------

Mandatorily Series A Preferred stock           1,625,000      (1,625,000)             --              --                  --
Stockholders' equity (deficit):
  Successor company Series A Preferred
   Stock                                              --             137              --              --  (g)            137
  Successor company Series B Preferred
   Stock                                              --             140              --              --  (g)            140
  Predecessor company Series B
   Preferred stock                                   512            (512)             --              --                  --
  Successor company common stock                      --             543              --               3  (g)            546
  Predecessor company common stock                 1,281          (1,281)             --              --  (g)             --
  Additional paid-in capital                  51,258,907              --     (49,571,038)         30,938  (g)      1,718,807
  Accumulated deficit                        (62,695,366)      9,306,193      53,389,173              --  (g)             --
                                            ------------    ------------    ------------    ------------        ------------
Total stockholders equity (deficit)           (9,809,666)      7,680,220       3,818,135          30,941  (g)      1,719,630
                                            ------------    ------------    ------------    ------------        ------------

                                            $  1,187,365    $     (5,500)   $  3,818,135    $         --        $  5,000,000
                                            ============    ============    ============    ============        ============

                                 CYTOMEDIX, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements


NOTE 24 - FRESH-START ACCOUNTING (Continued)

Explanation of Adjustments

      (a) Reflects the reclassification of note receivable - related party which was used to offset a portion of the liabilities subject to compromise

      (b) Reflects the adjustment to the intangible to fair value which was determined by an independent valuation

      (c)   Reflects  the  establishment  of  reorganization  value in excess of
            amounts   allocable  to   identifiable   assets   determined  by  an
            independent valuation

      (d) Reflects the liability set up by the Company to pay the liabilities subject to compromise and the liabilities not subject to compromise at the determined amounts

      (e) Reflects the reclassification of the liabilities not subject to compromise to the new liability and a portion of the liabilities not subject to compromise to be paid in stock

      (f) Reflects the reclassification of the liabilities subject to compromise to either the new liability for the portion to be paid in cash or to the new common stock and new preferred stock for the portion to be paid by the issuance of stock

      (g) Reflects the cancellation of the Predecessor Company's Existing common stock, Existing options and warrants, Existing Preferred stock, accumulated deficit as of June 30, 2002, and the New common stock and New Series A Preferred stock and New Series B Preferred stock which was issuable.

NOTE 25 - SUBSEQUENT EVENTS

Effective January 2, 2004, the Company entered into a termination agreement with Kent Smith that granted him 175,000 warrants to purchase the Company's common stock at $1.50 per share in exchange for all previously issued and vested stock options granted to him plus other considerations. The warrants vested immediately and expire in three years. The options that were cancelled under the agreement totaled 569,621 of which 403,080 were fully vested.

Effective February 24, 2004, the Company granted to BDR Consulting, Inc., a related party, 200,000 warrants to purchase the Company's common stock at $1.50 per share. The warrants expire 10 years from the date they were granted. These warrants were granted in connection with the consulting agreement dated July 16, 2002, with BDR Consulting, Inc.

On March 23, 2004, the Company granted to David Crews and Robert Burkett, stock options of 100,000 each in consideration for past services provided to the Company. These options were granted pursuant to the Company's Long-Term Incentive plan, vest immediately and allow for purchase of the Company's common stock at $1.50 per share. The options expire 10 years from the grant date.

On March 26, 2004, the Company completed a $2,800,000 private placement of preferred stock with attachable warrants. Under the terms of the financing, the company issued 280 shares of Series C convertible preferred stock at $10,000 per share which are convertible into 10,000 shares of common stock. The company also issued warrants to investors to purchase an additional 2.8 million shares of common stock at an exercise price of $1.50 per share with a five year term. The total net proceeds to the company from this private placement after payment of broker commissions of $282,100 and legal fees of $43,511 was $2,474,389.

The Company also commenced a separate private placement in which the Company has offered for sale 4,500 units in return for an anticipated total of $4,500,000, consisting of cash and negotiable term promissory notes. Each unit consists of 1,000 shares of common stock and a five year warrant to purchase an additional 1,000 shares at $1.50. As of March 30, 2004, the Company has received subscriptions of $3,800,000 with cash commitments of $2,012,500 and notes of $1,787,500 due in three equal payments in June, September and December of 2004. The Company has received $1,050,000 in cash related to this transaction as of March 30, 2004.

                          INTERIM FINANCIAL STATEMENTS

                                 CYTOMEDIX, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                            Condensed Balance Sheets


                                     ASSETS

                                                                                           March 31,            December 31,
                                                                                             2004                   2003
                                                                                      --------------------  ---------------------
                                                                                          (Unaudited)
Current assets
   Cash                                                                               $      4,906,276            $   811,385
   Receivables, net                                                                            263,850                235,741
   Prepaid expenses, other current assets and inventory                                        135,764                185,296
                                                                                      --------------------  ---------------------
Total current assets                                                                         5,305,890              1,232,422

Cash - restricted                                                                               20,933                 20,775
Property and equipment, net                                                                    210,477                235,449
Intangibles, net                                                                             4,200,571              4,232,149
Other assets                                                                                    23,485                 20,125
                                                                                      --------------------  ---------------------
Total assets                                                                          $      9,761,356           $  5,740,920
                                                                                      ====================  =====================


                       LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
   Accounts payable and accrued expenses                                              $      1,390,439           $    629,806
    Deferred revenue                                                                            81,448                 81,448
   Note payable                                                                                  6,522                 13,066
   Dividends payable on Series A, Series B and Series C preferred stock                        182,747                120,735
                                                                                      -------------------- ----------------------
Total current liabilities                                                                    1,661,156                845,055
                                                                                      -------------------- ----------------------

Long-term liabilities
   Deferred revenue                                                                            417,421                437,783
                                                                                      -------------------- ----------------------
Total liabilities                                                                            2,078,577              1,282,838
                                                                                      -------------------- ----------------------

Commitments and contingencies

Stockholders' equity
  Series A Convertible preferred stock; $.0001 par value, $1.00 liquidation value, authorized 5,000,000 shares; at March 31, 2004 issued - 1,475,471 shares; at December 31, 2003 issued - 1,365,923 shares, issuable -
   109,548 shares                                                                                  147                    147
  Series B Convertible preferred stock; $.0001 par value, $1.00 liquidation value, authorized 5,000,000 shares; at March 31, 2004 issued - 1,514,862 shares; at December 31, 2003 issued - 1,402,650 shares, issuable -
   112,212 shares                                                                                  151                    151
  Series C Convertible preferred stock: $.0001 par value, $10,000 liquidation
    value, authorized 1,000 shares; at March 31, 2004 issued - 280 shares                          280                      -
  Common stock; $.0001 par value, authorized 40,000,000 shares; at                               1,784                  1,323
   March 31, 2004 issued - 13,328,753 shares, issuable - 4,500,000 shares; at
   December 31, 2003 issued - 13,211,453 shares
  Additional paid-in capital                                                                23,176,799             12,378,878
  Deferred compensation                                                                     (1,381,538)            (1,438,070)
  Subscriptions Receivable                                                                  (2,312,500)                     -
  Deficit accumulated in the development stage                                             (11,802,344)            (6,484,347)
                                                                                      -------------------- ----------------------
           Total stockholders' equity                                                        7,682,779              4,458,082
                                                                                      -------------------- ----------------------
               Total liabilities and stockholders' equity                             $      9,761,356           $  5,740,920
                                                                                      ==================== ======================

              The accompanying notes are an integral part of these
                        condensed financial statements.

                                 CYTOMEDIX, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                 Condensed Statements of Operations - Unaudited

                                                                                   Three Months Ended            July 1, 2002
                                                                                        March 31,                (Inception)
                                                                             ------------------------------        Through
                                                                                 2004             2003          March 31, 2004
                                                                             ------------      ------------      ------------
Revenues
      Sales                                                                  $    124,715      $     43,975      $    811,546
      Royalties                                                                   181,635           200,808         1,247,910
                                                                             ------------      ------------      ------------

Total Revenues                                                                    306,350           244,783         2,059,456
                                                                             ------------      ------------      ------------

Cost of revenues
      Cost of sales                                                                56,777            26,560           278,389
      Cost of royalties                                                           148,867           165,712         1,013,469
                                                                             ------------      ------------      ------------

Total cost of revenues                                                            205,644           192,272         1,291,858
                                                                             ------------      ------------      ------------

Gross profit                                                                      100,706            52,511           767,598
                                                                             ------------      ------------      ------------

Operating expenses
      Salaries and wages                                                          375,511           227,392         1,726,808
      Consulting expense                                                        1,156,795            52,835         2,517,667
      Consulting expense - related party                                          300,451            42,000         1,022,734
      Professional fees                                                           168,589           180,105         1,522,887
      Royalty expenses - related party                                             18,750            20,550           132,926
      Clinical Trial related expenses                                             264,981                --           472,346
      General and administrative expenses and rent                                267,693           206,243         1,974,464
                                                                             ------------      ------------      ------------
Total operating expenses                                                        2,552,770           729,125         9,369,832
                                                                             ------------      ------------      ------------
Loss from operations                                                           (2,452,064)         (676,614)       (8,602,234)
Other (income) expense
      Interest expense                                                                 25                19            23,800
      Interest and other (income) expense                                           3,896            (1,368)          (28,199)
                                                                             ------------      ------------      ------------
Total other (income) expense, net                                                   3,921            (1,349)           (4,399)
                                                                             ------------      ------------      ------------
Net loss from operations                                                       (2,455,985)         (675,265)       (8,597,835)
                                                                             ------------      ------------      ------------
Preferred dividend on Series A and B preferred stock                               59,711            55,379           402,208
Preferred dividend on Series C preferred stock                                  2,802,301                --         2,802,301
                                                                             ------------      ------------      ------------
Net loss to common stockholders                                              $ (5,317,997)     $   (730,644)     $(11,802,344)
                                                                             ============      ============      ============

Basic and diluted loss per common share                                      $      (0.40)     $      (0.07)     $      (1.03)
                                                                             ============      ============      ============

Weighted average shares outstanding                                            13,307,164        10,848,911        11,401,322
                                                                             ============      ============      ============

                 The accompanying notes are an integral part of
                     these condensed financial statements.

                                 CYTOMEDIX, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                 Condensed Statements of Cash Flows - Unaudited

                                                                      Three Months Ended           July 1, 2002
                                                                           March 31,                (Inception)
                                                                ------------------------------        Through
                                                                    2004              2003         March 31, 2004
                                                                ------------      ------------      ------------
Cash Flows from operating activities:
   Net loss                                                     $ (2,455,985)     $   (675,265)     $ (8,597,835)
   Adjustments to reconcile net loss to net cash used in
     operating activities:
        Depreciation and amortization                                 53,938            53,081           352,831
        Amortization - deferred consulting fees                    1,429,119            27,585         2,459,487
        Consulting/legal expense for issuance of securities               --                --           113,904
        Stock issued for reorganization bonus                             --                --           487,218
        Loss on disposal of assets                                     4,655                --             4,655
        Other                                                             --                --           (11,506)
        Change in assets                                              18,062            85,262           209,931
        Change in liabilities                                        242,270           (55,701)         (393,385)
                                                                ------------      ------------      ------------

Cash flows used in operating activities                             (707,941)         (565,038)       (5,374,700)
                                                                ------------      ------------      ------------

Cash flows from investing activities:
   Purchase of equipment                                              (2,042)               --          (319,815)
   Increase in restricted cash                                          (158)               --           (20,933)
                                                                ------------      ------------      ------------
Net cash used in investing activities                                 (2,200)               --          (340,748)
                                                                ------------      ------------      ------------

Cash flows from financing activities:
   Proceeds from sale of common and preferred stock, net           4,811,576           144,875        10,652,188
   Repayment of note payable                                          (6,544)          (30,217)         (134,319)
                                                                ------------      ------------      ------------
Net cash provided by financing activities                          4,805,032           114,658        10,517,869
                                                                ------------      ------------      ------------

Net increase (decrease) in cash                                    4,094,891          (450,380)        4,802,421
Cash, beginning of period                                            811,385           965,298           103,855
                                                                ------------      ------------      ------------

Cash, end of period                                                4,906,276      $    514,918      $  4,906,276
                                                                ============      ============      ============

                 The accompanying notes are an integral part of
                     these condensed financial statements.

                                 CYTOMEDIX, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements

NOTE 1 - BASIS OF PRESENTATION

The unaudited condensed financial statements included herein have been prepared by Cytomedix. Inc. (the "Company" and "Cytomedix"), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements reflect all adjustments that are, in the opinion of management, necessary to fairly present such information. All such adjustments are of a normal recurring nature. Although the Company believes that the disclosures are adequate to make the information presented not misleading, certain information and footnote disclosures, including a description of significant accounting policies normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America, have been condensed or omitted pursuant to such rules and regulations.

These financial statements should be read in conjunction with the financial statements and the notes thereto included in the Company's 2003 Annual Report on Form 10-KSB filed with the Securities and Exchange Commission. The results of operations for interim periods are not necessarily indicative of the results for any subsequent quarter or the entire fiscal year ending December 31, 2004.

Cytomedix is a development stage enterprise, and accordingly, certain additional financial information is required to be included in the condensed financial statements from the adoption of fresh-start accounting to the date of this balance sheet.

Basic and diluted net loss per share was calculated based upon the net loss available to common shareholders divided by the weighted average number of shares of common stock outstanding during the period. Basic and diluted net losses per common share are presented in accordance with Statement of Financial Accounting Standards ("FAS") No. 128, Earnings Per Share ("FAS 128"), for all periods presented. In accordance with FAS 128, basic and diluted net losses per common share have been computed using the weighted-average number of shares of common stock outstanding during the period. Shares associated with stock options, stock warrants, and convertible preferred stock are not included because the inclusion would be anti-dilutive (i.e., reduce the net loss per share). The total numbers of such shares excluded from diluted net loss per common share are 18,338,551 and 3,829,746 at March 31, 2004 and 2003,
respectively.

The Company follows the provisions of FAS No. 123 "Accounting for Stock Based Compensation ("FAS 123"). As permitted under FAS No. 123, the Company has continued to utilize APB 25 "Accounting for Stock Issued to Employees" in accounting for its stock-based compensation to employees. Had compensation expense for the quarters ended March 31, 2004 and 2003 been determined under the fair value provisions of SFAS No. 123, as amended by SFAS 148 "Accounting for Stock-Based Compensation - Transition and Disclosure, an Amendment of FASB Statement No. 123", the Company's net loss and net loss per share would have differed as follows:

                                                                                       Three Months Ended
                                                                                           March 31,
                                                                           -------------------------------------------
                                                                                  2004                    2003
                                                                           --------------------     ------------------
      Net loss to common stockholders, as reported                             $ (5,317,997)        $     (730,644)
      Add:  Stock-based employee compensation expense included
           in reported net loss determined under APB No. 25,
           net of related tax effects                                                     -                      -
      Total stock-based employee compensation expense adjustment determined under fair-value-based method for all awards,
          net of related tax effects                                                 16,648                (42,461)
                                                                           --------------------     ------------------

      Pro forma net loss                                                       $ (5,301,349)        $     (773,105)
                                                                           --------------------     ------------------
      Earnings per share:
           Basic - as reported                                                 $      (0.40)        $        (0.07)
           Basic - pro forma                                                   $      (0.40)        $        (0.07)

                                 CYTOMEDIX, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements


NOTE 1 - BASIS OF PRESENTATION (CONTINUED)

These pro forma amounts may not be representative of future disclosures since the estimated fair value of stock options is amortized to expense over the vesting period and additional options may be issued in future years. The estimated fair value of each option granted was calculated using the Black-Scholes option pricing model. The following summarizes the weighted average of the assumptions used in the model.


                                                       Three Months Ended
                                                           March 31,
                                              -------------------------------
                                                  2004              2003
                                              -------------     -------------
            Risk free rate                        3.78%             3.83%
            Expected years until exercise          9.7               10
            Expected stock volatility              100%              100%
            Dividend yield                          -                 -


NOTE 2 - DESCRIPTION OF BUSINESS

Cytomedix, Inc. is a biotechnology company whose business model is premised upon developing, producing, and licensing autologous cellular therapies (i.e., therapies using the patient's own body products) for the treatment of chronic non-healing wounds using propriety platelet gel and related product therapies. To create the proprietary platelet gel product, the patient's own platelets and other essential blood components for the healing process are separated through centrifugation and formed into a gel (the "AutoloGel(TM)") that is topically applied to a wound under the direction of a physician. The Company's headquarters are in Little Rock, Arkansas.

NOTE 3 - CAPITAL STOCK ACTIVITY

The following stock activity took place in the first quarter of 2004:

o We initiated two private placements of securities that provided immediate cash net of accrued commissions and expenses to the Company of $4,661,888 and will provide additional funds of $2,312,500 throughout the remainder of the year.

      On March 26, 2004, the Company entered into a Series C Convertible Preferred Stock Purchase Agreement with several accredited investors providing for the sale and issuance of $2.8 million of Series C Convertible Preferred Stock representing 280 shares of preferred stock which are convertible into 2.8 million shares of common stock. The Company also issued Series C-1 and Series C-2 Warrants allowing the holders thereof to purchase an aggregate of approximately 2.8 million shares of common stock at an exercise price of $1.50 per share. In connection with this purchase agreement, the Company entered into a registration rights agreement, whereby the Company agreed to register the resale of the common stock issuable upon conversion of the Series C Convertible Preferred Stock and the common stock issuable upon exercise of the Series C-1 and Series C-2 Warrants. Upon effectiveness of the Company's registration statement, one half of the Series C convertible preferred stock will automatically convert into common stock. Commencing one year following the effective date of the registration statement the remaining outstanding shares of Series C convertible preferred stock will automatically convert if (i) commencing on the date the closing bid price of the common stock is equal to or exceeds $3.00 for a period of 10 consecutive days, provided that
      (ii) the registration statement is effective for a period of 60 consecutive calendar days. The Company received proceeds, net of commissions and expenses of

                                 CYTOMEDIX, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements


NOTE 3 - CAPITAL STOCK ACTIVITY (CONTINUED)

      $325,612, from this placement of $2,474,388. In addition to the commissions, the placement agent also received 5-year warrants to purchase 280,000 shares of the Company's common stock at an exercise price of $1.00 per share and was awarded a six month consulting agreement to provide future financing services in return for $5,000 per month and additional warrants to purchase 100,000 shares of common stock at an exercise price of $1.00 per share.

      The Company's stock price on March 26, 2004 was $2.06; consequently, pursuant to the requirements of Emerging Issues Task Force ("EITF") 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" ("EITF 98-5"), as amended by EITF 00-27 "Application of Issue No. 98-5 to Certain Convertible Instruments," the issuance of the Series C Preferred, with a conversion price initially at $1.00 per share which was below the market price on the date of issue, resulted in a beneficial conversion feature (the difference between the market price and the conversion price) recorded as a preferred stock dividend in the amount of $2,800,000.

      The Series C preferred stock ranks junior to the Series A preferred stock regarding distributions upon liquidation of the Company. Series C preferred stock ranks junior to the Series B Preferred Stock solely with respect to the priority security interest in the Company's intellectual property. The shares accrue dividends at 6% of the stated liquidation preference amount from the date of issuance and increase to 8% commencing on September 25, 2005, are payable annually in cash or shares of stock at the option of the Company. The Series C preferred stock ranks pari passu with Series A preferred stock and Series B preferred stock with respect to payment of dividends. The Series C preferred stock have no voting rights except with respect to transactions upon which they are entitled to vote as a class. The Series C preferred stock is convertible, and the Series C-1 and Series C-2 warrants are exercisable by the holder at any time, however a conversion by a warrant holder cannot result in the individual owning in excess of 9.999% of the outstanding shares of the Company's common stock. Each dollar of liquidation preference amount is initially converted into one share of common stock (subject to certain anti-dilution privileges).

      The holders of Series C preferred stock can require the Company to redeem the stock plus accrued dividends at 125% of the liquidation price upon the
      (i) consolidation, merger or business combination of the Company, (ii) sale of more than 50% of the Company's assets or (iii) a sale of more than 50% of the outstanding shares of the Company's outstanding shares of common stock. However, the Company has the option to pay in cash or shares of common stock.

      The C-1 and C-2 warrants provide for a cashless exercise at the option of the warrant holder commencing one year following issuance at the option of the warrant holder provided that (i) the per share market price of one share of common stock is greater than the warrant price and (ii) a registration statement for the resale of warrant stock is not in effect. The Company has the option to call up to 100% of the C-1 and C-2 warrants commencing 12 months and 36 months, respectively, from the effective date of a registration statement registering the common stock that would result from the exercise of the warrant. However, in order to exercise the call option, the Company's common stock must have been trading at a price greater than $3.00 for 10 consecutive trading days prior to the call notice and a registration statement is then in effect and has been effective without lapse for a period of 60 consecutive days and trading in the Company's stock shall not have been suspended. The Company, upon calling the warrant, will remit to the holder of the warrant $.01 per called warrant and issue a new warrant representing the number of warrants not subject to the call.

                                 CYTOMEDIX, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements


NOTE 3 - CAPITAL STOCK ACTIVITY (CONTINUED)

      The Company commenced a separate private placement in which the Company has offered for sale 4,500 units in return for an anticipated total of $4,500,000, consisting of cash and negotiable subscription promissory notes receivable. Each unit consists of 1,000 shares of common stock and a five-year warrant to purchase an additional 1,000 shares of common stock at $1.50 per share. As of March 31, 2004, the Company had received subscriptions of $4,500,000 with cash commitments of $2,612,500 and notes for the remaining $1,887,500 which were due in three equal payments in June, September and December 2004. The Company has received $2,187,500 in cash related to this transaction as of March 31, 2004. As compensation for their services, certain broker-dealers received cash commissions in the amount of 10% of the gross proceeds. At March 31, 2004, the Company has accrued $450,000 representing the commission due in addition to legal expenses incurred relating to this placement of in the amount of $38,375. See discussion below at Note 8 - Subsequent Events.

      The warrants provide for a cashless exercise price at the option of the warrant holder. The warrants are exercisable by the holder at any time; however, exercise by a warrant holder can not result in the individual owning in excess of 9.999% of the outstanding shares Company's common stock. This option commences one year following the original issue date if
      (i) the per share market price of one share of common stock is greater than the warrant price and (ii) a registration statement for the resale of the common stock resulting from the exercise of the warrant is not in effect.

      The warrants provide an option for the Company to call up to fifty percent of the outstanding warrants commencing twenty-four months following the effective date of a registration statement registering the common stock which would result from the exercise of the warrant. However, in order for the Company to call the warrants the per share market price of the common stock must be greater than $3.00 (as may be adjusted for any stock splits or combinations of the common stock) for a period of 10 consecutive trading days prior to the notice of the call. The Company upon calling the warrant will remit to holder of the warrant $.01 per called warrant and issue a new warrant representing the number of warrants not subject to the call.

o On January 27 and January 28, 2004, 12,300 shares were issued to agents relating to the commissions earned during the private placement undertaken by the Company in the second and third quarters of 2003 representing accrued commissions of $15,375.

o On February 27, 2004, 100,000 shares of the Company's common stock were issued to a corporation upon exercise of 62,500 Class A and 37,500 Class B warrants. On March 5, 2004, an additional 5,000 shares were issued to an individual in exchange for 3,125 Class A and 1,875 Class B warrants. The Company issued 105,000 shares of common stock and received cash proceeds of $124,688 upon the exercise of the above warrants.

o In March 2004, the Company issued 109,548 shares of Series A Preferred Stock and 112,212 shares of Series B Preferred Stock in payment of the first year dividends due on such shares. For the quarter ended March 31, 2004, the Company accrued dividends in the amount of $30,214, $29,497 and $2,301 for the Series A, B and C preferred stock.

o The Company issued 375,000 warrants to purchase the Company's common stock to the former CEO of the Company and a related party consulting firm. On January 2, 2004, the Company issued three-year warrants to purchase 175,000 shares of common stock at an exercise price of $1.50 to Mr. Kent Smith in connection with a confidential release and settlement agreement. As part of this agreement, Mr. Smith agreed to the nullification of all options and other stock-based incentives awarded to him under the Long-Term Incentive Plan amounting to 569,621 options of which 403,080 were fully exercisable. On February 25, 2004, the Company issued 10-year warrants to purchase 200,000 shares of common stock at $1.50 to BDR Consulting, Inc., a related party. These warrants were granted in connection with the Consulting Agreement dated July 16, 2002.

                                 CYTOMEDIX, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements


NOTE 4 - LONG-TERM INCENTIVE PLAN

In accordance with the Company's 2002 Long-Term Incentive Plan, the Company's Board of Directors (the "Board") granted 210,000 ten-year options to purchase common stock that vested immediately and had an exercise price on the date of grant of $1.50 per share to the following individuals. On January 10, 2004, the Company issued 10,000 options to Dr. Charles Baxter in accordance with an agreement entered into by the Company in which Dr. Baxter would become Chairman of the Company's Medical Advisory Board. On March 23, 2004, the Company issued 200,000 options to Mr. David Crews and to Mr. Robert Burkett, 100,000 options each, as consideration for their services as Board members during 2003.

NOTE 5 - RELATED PARTY TRANSACTIONS

BDR CONSULTING, INC.

BDR Consulting, Inc. ("BDR") is a consulting firm owned solely by Jimmy D. Swink, Jr. The Company entered into a consulting agreement with BDR, dated July 11, 2002 (the "Effective Date") continuing until June 30, 2005. Under this agreement, BDR is to receive compensation of $108,000 per annum for services rendered to the Company. In addition, the Company granted BDR stock options representing the right to purchase 300,000 shares of the Company's common stock at $1.50 per share (the fair market value on the date of grant). An option representing the right to purchase 100,000 shares vested immediately on the date of grant with the remaining 200,000 shares vesting annually over the next two years. Additionally, on February 25, 2004, the Company issued 10-year warrants to purchase an additional 200,000 shares of common stock at $1.50 to BDR, in connection with the consulting agreement. For the three months ending March 31, 2004, the Company incurred expenses of $144,571 pertaining to this agreement of which, $27,000 was paid in cash with the remaining $117,571 being non-cash charges relating to the value of options granted to BDR, valued in accordance with FAS 123.

THE CARMEN GROUP

The Carmen Group, Inc. was engaged during the second quarter of 2003 as a business consultant to strategically position and represent the Company before the federal government and the various federal agencies affecting the Company. A director of the Company, Robert Burkett, is also a consultant with The Carmen Group, Inc. Effective on October 1, 2003, a formal agreement was signed with The Carmen Group, Inc. for a period of one year to provide services for the Company for a flat fee of $15,000 per month plus expenses. Additionally, the agreement stipulates that the Company would issue to The Carmen Group, Inc. an option to purchase 100,000 shares of common stock immediately exercisable at $1.25 with an additional option to purchase 100,000 shares of common stock being issuable one year from the date of agreement at an exercise price of $2.00. For the three months ending March 31, 2004, the Company incurred expenses of $155,880 pertaining to this agreement of which, $45,577 was paid in cash with the remaining $110,303 being non-cash charges relating to the value of options granted to The Carmen Group, Inc., in accordance with FAS 123.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

The nature of the operations of the Company exposes it to risk of claims and litigation in the normal course of its business and the Company has several legal proceedings pending resolution. Although the outcome of such matters cannot be determined, management believes the ultimate resolution of these matters will not have a material adverse effect on the financial position or operations of the Company.

The Company emerged from bankruptcy on July 11, 2002. Under the Bankruptcy (the "Plan"), the predecessor Company's Existing Series A Preferred stock and the dividends accrued on the Series A Preferred stock held as of the effective date of the Plan may be exchanged into one share of the Company's common stock for every five

                                 CYTOMEDIX, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                          Notes to Financial Statements


NOTE 6 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

shares of Existing Series A Preferred shares. This exchange is contingent on the successor Company attaining aggregate gross revenues for four consecutive quarters of at least $10,000,000.

We outsource the manufacturing of AutoloGel(TM) system kits to Tri-State Hospital Supply Corporation. Under a purchase agreement dated August 1, 2002, Cytomedix agreed to purchase kits in pre-established usage levels. Should the Company terminate the 36-month agreement, it is required to purchase unique components and finished goods inventory up to a maximum amount of approximately $50,000.

NOTE 7 - RECLASSIFICATION

For comparability purposes, certain figures for the 2003 and cumulative periods have been reclassified where appropriate to conform with the financial statement presentation used in 2004. These reclassifications had no effect on the reported net loss.

NOTE 8 - SUBSEQUENT EVENTS

On April 1, 2004, the 2004 Unit Offering was oversubscribed, and the Company announced that the offering was closed to new investors. Although issuable, the common stock and warrants representing the purchase price paid for with promissory notes are being held by the Company as security for the notes. As the scheduled payments are made by the purchasers, the Company will deliver the corresponding number of shares of common stock and warrants to the purchasers.

On April 2, 2004, FEQ Investments, LLC was granted an option to purchase 450,000 shares of common stock of the Company with an exercise price of $1.00 expiring 5-years from the grant date for consulting services related to the 2004 unit offering.

On April 20, 2004, the Company entered into an employment agreement with Dr. Kshitij Mohan to serve as the Company's Chief Executive Officer. An inducement award was granted to Dr. Mohan in the form of options to acquire 1,000,000 shares of the Company's common stock at an exercise price of $1.50 per share. One half of the options vested on the date of employment. Assuming continuing employment, 250,000 options vest one year from the date of employment, and the remaining 250,000 options vest two years from the date of employment.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

      Generally speaking, Section 145 of the Delaware General General Corporation Law permits a corporation to indemnify any person might be a party to an action by reason of the fact that the person is or was a director, officer, employee or agent of the corporation if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      Article 10 of our Restated Certificate of Incorporation provides that our directors shall not be personally liable to Cytomedix or our stockholders for monetary damages for breach of fiduciary duty as a director except for liability
(i) for any breach of the director's duty of loyalty to Cytomedix or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

      Further, Article VIII of our Restated Bylaws provides generally that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Cytomedix) by reason of the fact that he is or was a director, officer, employee or agent of Cytomedix, or is or was serving at the request of Cytomedix as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Cytomedix, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. To the extent that a director, officer, employee or agent of Cytomedix has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Cytomedix unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. The indemnification and advancement of expenses provided by, or granted pursuant to, our Bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

      Furthermore, our Restated Bylaws provide that we have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Cytomedix, or is or was serving at the request of Cytomedix as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Cytomedix would have the power to indemnify him against such liability under the provisions of the Restated Bylaws.


      We also include indemnification provisions in our employment contracts with our executive officers. Generally speaking, these provisions provide that we shall indemnify our officers against, and shall pay and advance, all reasonable expenses, including attorney's fees and disbursements, and any judgments, fines, and amounts paid in settlement incurred by our officers in connection with a claim, action, suit, proceeding, or appeal therefrom, in the event our directors' and officers' insurance lapses, to the fullest extent permitted under our Restated Certificate of Incorporation, Restated Bylaws, or applicable law.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      We will pay all of the costs and fees associated with the registering of the shares, but the selling shareholders will pay any brokerage commissions or underwriting discounts relating to the sale of the shares.

      The following table sets forth the estimated expenses in connection with this Registration Statement. The expenses are merely estimates, other than the filing fees payable to the Securities and Exchange Commission.

-------------------------------------------------------------------------------
Securities and Exchange Commission Filing Fee           $ 6,716.10
-------------------------------------------------------------------------------
Printing Fees and Expenses                              $10,000.00
-------------------------------------------------------------------------------
Accounting Fees and Expenses                            $15,000.00
-------------------------------------------------------------------------------
Blue Sky Fees and Expenses                              $ 5,000.00
-------------------------------------------------------------------------------
Trustees' and Transfer Agents' Fees                     $ 2,500.00
-------------------------------------------------------------------------------
Legal Fees                                              $30,000.00
-------------------------------------------------------------------------------
Miscellaneous                                           $17,000.00
-------------------------------------------------------------------------------
TOTAL                                                   $86,216.10
-------------------------------------------------------------------------------


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

BANKRUPTCY

      During bankruptcy, we raised $800,000 in debtor-in-possession financing. We executed promissory notes to each of these private investors providing the debtor-in-possession financing. Upon emerging from bankruptcy, these private investors agreed to accept shares of common stock and warrants in lieu of cash under the same terms as offered to the investors in the private offering (for each $1.00 loaned, the debtor-in-possession lenders receive one share of common stock, 1/4th of a Class A Warrant and 3/20ths of a Class B Warrant). We issued an aggregate of 825,290 shares of common stock, 206,323 Class A Warrants and 123,794 Class B Warrants to the debtor-in-possession lenders.

      Under the bankruptcy plan, all our securities or other instruments or documentation representing a claim against us or an equity interest in Cytomedix were canceled and of no further force or effect after July 11, 2002. Holders of certain claims or securities were entitled to receive new securities in exchange for their claims or equity interests prior to bankruptcy. The bankruptcy plan divided all allowed claims and equity interests into classes according to their relative seniority and other criteria. A "claim" is any claim against us, whether or not asserted, as defined in Section 101(5) of the Bankruptcy Code. An "equity interest" is defined as any ownership interest evidenced by any share certificate or other instrument, or similar security, and any warrant or right to purchase or subscribe to any such ownership interest. The term "allowed" means that the claim or equity interest has been approved by final order of the bankruptcy court or authorized by the plan.

      The classes of claims and equity interests, the treatment of those classes under the plan, and the securities and other property to be distributed under the bankruptcy plan are described below. The bankruptcy plan separates the classified claims and equity interests into the following classes:

"Class 1A Claims"          Secured Claims under the 12% Notes

"Class 1B Secured Claims"  Secured Claims under the 10% Notes

"Class 1C Claims"          Secured Claims of Charles Worden, Sr.

"Class 1D Claims"          Secured Claims Under the Curative Royalty Agreement

"Class 2 Claims"           Priority Employee Claims

"Class 3 Claims"           General Unsecured Claims

"Class 4A Claims"          Existing Series A Preferred Stock

"Class 4B Claims"          Existing Series B Preferred Stock

"Class 5 Claims"           Existing Common Stock

"Class 6 Claims"           Existing Stock Options

"Class 7 Claims"           Other Equity Interests

      Pursuant to the bankruptcy reorganization plan and Section 1145 of the U.S. Bankruptcy Code, we exchanged new securities for allowed claims and allowed equity interests as defined in the reorganization plan. The following table sets forth the issuance of new securities in exchange for allowed claims and allowed equity interests. All known allowed claims and allowed equity interests have been satisfied and resolved.



-------------------------------------------------------------------------------------------------------------
Administrative Claims                             513,779 Shares of New Common Stock
-------------------------------------------------------------------------------------------------------------
Administrative Claims - BDR Consulting, Inc.      85,966 Shares of New Common Stock
-------------------------------------------------------------------------------------------------------------
Class 1A - Holders of 12% Notes                   1,086,155 Shares of New Common Stock
                                                  1,365,923 Shares of New Series A Convertible Preferred
                                                  Stock
                                                  (assuming 50% election of New Common Stock)
-------------------------------------------------------------------------------------------------------------
Class 1B - Holders of 10% Notes                   1,402,650 Shares of New Common Stock
                                                  1,402,650, Shares of New Series B Convertible Preferred
                                                  Stock
                                                  (assuming 50% election of New Common Stock)
-------------------------------------------------------------------------------------------------------------
Class 1C - Claims of Charles Worden, Sr.          111,381 Shares of New Common Stock
-------------------------------------------------------------------------------------------------------------
Class 1D Claims - Claims under the Curative       No Securities
Royalty Agreement
-------------------------------------------------------------------------------------------------------------
Class 2 Claims -Priority Employee Claims          32,730 Shares of New Common Stock
-------------------------------------------------------------------------------------------------------------
Class 3 Claims -General Unsecured Claims          181,576 Shares of New Common Stock
-------------------------------------------------------------------------------------------------------------
Class 4A Claims - Existing Series A Preferred     353,356 Shares of New Common Stock
(if the Company                                   has Stock revenues exceeding $10,000,000 in four consecutive quarters)

-------------------------------------------------------------------------------------------------------------
Class 4B Claims -Existing Series B Preferred      No Securities
Stock
-------------------------------------------------------------------------------------------------------------
Class 5 Claims - Existing Common Stock            2,552,531 Shares of New Common Stock
-------------------------------------------------------------------------------------------------------------
Class 6 Claims - Existing Stock Options           No Securities
-------------------------------------------------------------------------------------------------------------
Class 7 Claims - Other Equity Interests           No Securities
-------------------------------------------------------------------------------------------------------------



      The bankruptcy reorganization plan included an issuance of a reorganization bonus to certain persons contingent on those persons' success in having a plan of reorganization confirmed. On October 16, 2001, our Board reached an agreement with Mr. Jimmy D. Swink, Jr. providing that in exchange for his full-time commitment to our reorganization efforts as our reorganization manager, the Board would provide a reorganization bonus to Mr. Swink in any Board-sponsored plan of reorganization. Upon the effectiveness of a Board-sponsored plan, the Board resolved that Mr. Swink would receive 4% of all Plan-Issued Securities. ("Plan-Issued Securities" include all new securities to be issued under the Plan, exclusive of the following: (i) the Reorganization Bonus; (ii)the Long-Term Incentive Plan; (iii)the New Warrants; and (iv)all shares issued to new investors in the private offering in excess of the initial $1,700,000 raised. ) The Board also approved a reorganization bonus of 1/3% each for Messrs. Burkett and Crews for their services as directors and for Mr. Kent Smith for his services as Chief Executive Officer during the bankruptcy. On October 16, 2002, the Board determined that 5% of all Plan-Issued Securities equaled 487,218 shares of common stock. The Board resolved that 389,775 shares should be issued to Mr. Jimmy D. Swink, Jr. and that 32,481 shares each should be issued to Messrs. Burkett, Crews and Smith.

IN PAYMENT OF PROFESSIONAL FEES

      Following our emergence from bankruptcy, we issued common stock in lieu of cash to certain legal professionals rendering their services to Cytomedix. The following table lists the recipient, date, number of shares, and amount of professional fees paid through such issuances:

--------------------------------------------------------------------------------
Name of Recipient          Date           Number of Shares     Amount of
                                          issued               Professional Fees
--------------------------------------------------------------------------------
Robert F. Coleman &
Associates               12/31/02         493,005              $493,005
                          3/3/03           68,318                68,318
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Cummins and Cronin,
LLC                      12/31/02          25,910              $ 25,910
                          3/3/03           31,037                31,037
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Fitch, Even, Tabim &
Flannery                 12/31/02           6,660              $  6,660
--------------------------------------------------------------------------------


2002 OFFERING

      For each $1.00 invested in the private offering, investors received one share of common stock, 1/4th of a Class A Warrant (exercisable for two years at $1.00 per share) and 3/20ths of a Class B Warrant (exercisable for three years at $1.50 per share). During 2003, we sold $177,500 of securities in this private offering for total aggregate proceeds of $3,469,252 since this offering was initiated.

      In connection with our bankruptcy reorganization, we initiated a private offering of our common stock and warrants to purchase our common stock to accredited investors only. The private offering was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder. For each $1.00 invested in the 2002 Offering, investors received one share of common stock, 1/4 of a Series A Warrant (exercisable for two years at $1.00 per share of common stock) and 3/20 of a Series B Warrant (exercisable for three years at $1.50 per share of common stock). In connection with the 2002 Offering, we issued to investors 3,469,252 shares of common stock, Series A Warrants to purchase 867,313 shares of common stock, and Series B Warrants to purchase 520,388 shares of common stock.

      For their services in the private offering, commissions of 10% of the sale price were paid to the selling agents, with 50% of the commission amount paid in cash and 50% paid in shares of common stock (one share of common stock for each $1.00 of commission earned and payable in stock for an aggregate amount of 128,463 shares of restricted common stock issued to selling agents). R.M. Duncan Securities of Little Rock, Arkansas, Founder's Equity of Dallas, Texas, Crews & Associates of Little Rock, Arkansas, and Frederick & Company, Inc. of Milwaukee, Wisconsin, serve or served as the selling agents in this offering. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933.

2003 OFFERING

      On June 4, 2003, we initiated a private offering of our common stock to accredited investors only. The 2003 offering was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act of 1933 and Rule 505 of Regulation D promulgated thereunder. In the 2003 Offering, we issued to investors 1,999,200 shares of common stock at a price of $1.25 per share. We incurred legal expenses associated with the 2003 Offering of $11,683 and accrued commissions of $101,940. Up to 50% of the commissions were payable in cash; the remainder was payable in shares of common stock. In accordance therewith, we issued 40,776 shares of common stock to broker-dealers as compensation in connection with the 2003 private placement.

2004 SERIES C OFFERING

      On March 26, 2004, we completed a private offering to accredited investors only of Series C Preferred Stock, Series C-1 Warrants, and Series C-2 Warrants raising gross proceeds of $2.8 million. The 2004 Series C Offering, and certain documents material to the 2004 Series C Offering, were disclosed in the Form 8-K filed with the SEC on March 29, 2004. In the 2004 Series C Offering, we issued and sold 280 shares of our new Series C convertible preferred stock, accompanied by Series C-1 Warrants to purchase a total of 1.4 million shares of our common stock and Series C-2 Warrants to purchase 1.4 million shares of our common stock. The Series C-1 Warrants and Series C-2 Warrants had an exercise price of $1.50 and a term of five years. The purchase price of each share of Series C preferred stock was $10,000 and included a Series C-1 Warrant and a Series C-2 Warrant to purchase 5,000 shares each of common stock.

      Each share of Series C convertible preferred stock is convertible into 10,000 shares of our common stock based on an initial conversion price of $1.00 per share. However, as is provided in the Certificate of Designation of the Relative Rights and Preferences of the Series C Convertible Preferred Stock, the holders of the Series C convertible preferred stock are prohibited from converting their Series C convertible preferred stock if the number of shares of common stock to be issued upon such conversion, when added to all other shares of our common stock owned by the holder at that time, would result in the holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 9.999% of the then-issued and outstanding shares of common stock. Similarly, holders of the Series C-1 Warrants and the Series C-2 Warrants may not exercise their warrants if such exercise would result in the holder beneficially owning more that 9.999% of the then-issued and outstanding shares of common stock, including the shares issuable upon exercise of the warrant.

      Two business days after the effective date of the registration statement of which this prospectus is a part, 50% of the outstanding Series C convertible preferred stock will automatically convert into common stock.

      In connection with the 2004 Series C Offering, we paid cash commissions of 10% to the placement agent, Burnham Hill Partners, a division of Pali Capital, Inc. We issued placement agent warrants to purchase 280,000 shares of common stock at an exercise price of $1.00 per share to Burnham Hill Partners and to certain designees of Burnham Hill Partners. The placement agent warrants are immediately exercisable and expire on March 25, 2009.

      The Series C convertible preferred stock, the Series C-1 Warrants, Series C-2 warrants, and the placement agent warrants, were issued pursuant to exemptions afforded by Section 4(2) of the Securities Act of 1933.

2004 UNIT OFFERING

      On April 1, 2004, we completed a private placement to accredited investors only of 4,500 Units for gross proceeds of $4,500,000 consisting of cash and negotiable term promissory notes. Each Unit consisted of 1,000 shares of common stock and a five-year warrant to purchase an additional 1,000 shares of common stock at an exercise price of $1.50 per share. We received commitments for $2,612,500 in cash proceeds, and negotiable promissory notes for an additional $1,887,500.

      The holders of warrants issued in the Series 2004 Unit Offering may not exercise such warrants if the exercise would result in the holder beneficially owning more than 9.999% of the issued and outstanding common stock, including the shares issuable upon exercise of the warrants. The common stock and the warrants were issued pursuant to exemptions afforded by Section 4(2) of the Securities Act.

      As of May 1, 2004, we have issued and delivered 2,612.5 Units to investors in the 2004 Unit Offering. The remaining 1,887.5 Units issued are held in escrow and will be delivered as payments are received under the promissory notes received from certain investors in the 2004 Unit Offering.

DIVIDENDS

      In March 2004, the Company issued 109,548 shares of Series A convertible preferred stock and 112,212 shares of Series B convertible preferred stock in payment of the first year dividends due on such shares. For the quarter ended March 31, 2004, the Company accrued dividends in the amount of 30,214, 29,497 and 2,301 for the Series A, B and C preferred stock.

OTHER ISSUANCES

      On July 29, 2002, we entered into a Financial Services Agreement with HMA Advisors, Inc. Under the terms of the Financial Services Agreement, as partial consideration for the services provided by HMA Advisors, we issued warrants to purchase 600,000 shares of common stock at an exercise price of $1.00 per share. The warrants expire on August 1, 2007. The warrants were issued pursuant to exemptions afforded by Section 4(2) of the Securities Act.

      Effective October 1, 2003, we entered into a consulting agreement with The Carmen Group, Inc., to expire on October 1, 2004. Upon the signing of the consulting agreement, and as partial consideration for the services to be provided by The Carmen Group, we agreed to issue a fully-vested and irrevocable warrant to purchase 100,000 shares of common stock at an exercise price of $1.25. No later than September 30, 2004, we are obligated to issue The Carmen Group an additional warrant to purchase 100,000 shares of common stock exercisable at $2.00 per share. In the event the consulting agreement is terminated prior to October 1, 2004, we have the option of paying The Carmen Group a lump sum equal to $10,000 for each month that the consulting agreement has been in effect, or immediately issuing the additional warrant to purchase 100,000 shares of common stock at $2.00 per share. The warrants were issued pursuant to exemptions afforded by Section 4(2) of the Securities Act.

      On April 1, 2003, we entered into a consulting agreement with Ms. Nadine Smith. Under the terms of the agreement, as partial consideration for the services provided by Ms. Smith, we issued warrants to purchase 1,000,000 shares of common stock at an exercise price of $1.00 per share. The warrants expire on April 1, 2010. The warrants were issued pursuant to exemptions afforded by
Section 4(2) of the Securities Act.

      In October 2003, we entered into a Services Agreement with IVC Group. Under the terms of the Services Agreement, as partial consideration for the consulting services provided by IVC Group, we issued warrants to purchase 400,000 shares of common stock at an exercise price of $1.00 per share. The warrants expire on October 1, 2006. The warrants were issued pursuant to exemptions afforded by Section 4(2) of the Securities Act.

      In October 2003, we entered into a Services Agreement with Stern & Co. Under the terms of the Services Agreement, as partial consideration for the consulting services provided by Stern & Co., we issued warrants to purchase 100,000 shares of common stock at an exercise price of $1.25 per share. The warrants expire on October 1, 2006. The warrants were issued pursuant to exemptions afforded by Section 4(2) of the Securities Act.

      In October 2003, we entered into a Services Agreement with FEQ Investments, Inc. In accordance with the Services Agreement, and as partial consideration for the services provided by FEQ Investments, we issued warrants to purchase 775,000 shares of common stock at an exercise price of $1.00 per share. In connection with consulting services provided regarding the 2004 Unit Offering, we issued FEQ Investments additional consulting warrants to purchase 450,000 shares of common stock at an exercise price of $1.00 per share. The initial warrants issued to FEQ Investment expire on October 1, 2006. The subsequent consulting warrants issued to FEQ Investments expire on April 1, 2009. The warrants were issued pursuant to exemptions afforded by Section 4(2) of the Securities Act.

      On August 27, 2003, we entered into an agreement with The Research Works, Inc., whereby The Research Works prepared an equity report on the company. This report is published on the Research Works website and is updated periodically. We authorized and issued 40,000 shares of common stock to The Research Works as partial consideration for services rendered. These shares were issued pursuant to Section 4(2) of the Securities Act.

      In connection with the 2004 Series C Offering, we entered into a consulting agreement with Burnham Hill Partners, pursuant to which Burnham Hill Partners agreed to act as consultant to us for six months in return for consideration of $5,000 per month and consulting warrants to purchase 100,000 shares of our common stock. The consulting warrants have an exercise price of $1.00 and a term of five years. The warrants were issued pursuant to exemptions afforded by Section 4(2) of the Securities Act.


      On May 18, 2004, we entered into a letter agreement with Maier & Company with an effective date of May 1, 2004. Pursuant to the letter agreement, Maier & Company will provide corporate communications and investor relations services to Cytomedix for a six-month period ending on October 31, 2004. Maier & Company is to receive a monthly retainer of $3,500 and is entitled to receive options to purchase 12,000 shares of our common stock. The exercise price of the options shall be equal to the closing price of our common stock on the date the grant is approved and the options issued. The options are to vest monthly in equal installments.


LONG-TERM INCENTIVE PLAN


      The following table summarizes the currently outstanding awards under our Long-Term Incentive Plan as of June 17, 2004. All issuances were made pursuant to exemptions afforded by Section 4(2) of the Securities Act.

-------------------------------------------------------------------------------------------------------------
RECIPIENT               DATE                 NUMBER OF SHARES OF   DATE                  EXPIRATION
                                             COMMON STOCK          VESTED/EXERCISABLE
                                             UNDERLYING
                                             OPTIONS/EXERCISE
                                             PRICE
-------------------------------------------------------------------------------------------------------------
Robert Burkett          August 7, 2002       100,000/$1.50.        August 7, 2002        August 7, 2012


-------------------------------------------------------------------------------------------------------------
                        March 23, 2004       100,000/$1.50         March 23, 2004        March 23, 2014
-------------------------------------------------------------------------------------------------------------
David Crews             August 7, 2002       100,000/$1.50         August 7, 2002        August 7, 2012



-------------------------------------------------------------------------------------------------------------
                        March 23, 2004       100,000/$1.50         March 23, 2004        March 23, 2014

-------------------------------------------------------------------------------------------------------------
Kent T. Smith           August 7, 2002       521,928/$1.50         (1)


-------------------------------------------------------------------------------------------------------------
                        November 30, 2003    47,693/$1.25
-------------------------------------------------------------------------------------------------------------
Carelyn P. Fylling      August 7, 2002       250,000/$1.50         Options to purchase   August 7, 2012
                                                                   100,000 shares
                                                                   vested on date of
                                                                   grant.  Options to
                                                                   purchase 100,000
                                                                   shares vested on
                                                                   August 7, 2003.
                                                                   Options to purchase
                                                                   100,000 shares will
                                                                   vest on August 7,
                                                                   2004.

-------------------------------------------------------------------------------------------------------------
                        November 30, 2003    19,077/$1.25          Vesting               November 30, 2013
                                                                   commencement date
                                                                   is September 4,
                                                                   2002.  1/24th of
                                                                   the options vest on
                                                                   each monthly
                                                                   anniversary of the
                                                                   vesting
                                                                   commencement date

-------------------------------------------------------------------------------------------------------------
BDR Consulting, Inc.    August 7, 2002       300,000/$1.50         Options to purchase   August 7, 2012
(2)                                                                100,000 shares
                                                                   vested on
                                                                   date of
                                                                   grant.
                                                                   Options to
                                                                   purchase
                                                                   100,000


                                      II-7

                                                                   shares vested
                                                                   on August 7,
                                                                   2003. Options
                                                                   to purchase
                                                                   100,000
                                                                   shares will
                                                                   vest on
                                                                   August 7,
                                                                   2004.
-------------------------------------------------------------------------------------------------------------
Lance Jones             February 4, 2003     40,000/$1.50          February 4, 2003      February 4, 2013
-------------------------------------------------------------------------------------------------------------
Marilyn Mathews         February 4, 2003     10,000/$1.50          February 4, 2003      February 4, 2013
-------------------------------------------------------------------------------------------------------------
Dennis Dees             November 26, 2002    50,000/$1.50          November 26, 2002    November 26, 2012
-------------------------------------------------------------------------------------------------------------
Judy Beriou             November 26, 2002    20,000/$1.50          November 26, 2002    November 26, 2012
-------------------------------------------------------------------------------------------------------------
Mike Chunn              November 26, 2002    15,000/$1.50          November 26, 2002    November 26, 2012
-------------------------------------------------------------------------------------------------------------
Pat Justice             November 26, 2002    12,000/$1.50          November 26, 2002    November 26, 2012
-------------------------------------------------------------------------------------------------------------
Ladey Schanley          November 26, 2002    20,000/$1.50          November 26, 2002    November 26, 2012
-------------------------------------------------------------------------------------------------------------
Catherine Rinne         November 17, 2003    12,000/$1.50          November 17, 2003     November 17, 2013
-------------------------------------------------------------------------------------------------------------
Dennis E. Dees, Jr.     August 1, 2003       500/$1.90             August 1, 2003        August 1, 2006
-------------------------------------------------------------------------------------------------------------
JSC II LLC              April 1, 2003        2,500/$1.50           April 1, 2003         April 1, 2006
-------------------------------------------------------------------------------------------------------------
Brad Wicklas            June 1, 2003         1,000/$1.50           June 1, 2003          June 1, 2006
-------------------------------------------------------------------------------------------------------------
Dave Champion           June 1, 2003         1,000/$1.50           June 1, 2003          June 1, 2006
-------------------------------------------------------------------------------------------------------------
Mark Cline              November 15, 2003    150,000/$1.50         (3)

-------------------------------------------------------------------------------------------------------------
Bill Allender           November 15, 2003    175,000/$1.50         Option vests on       November 15, 2013
                                                                   November 15, 2004,
                                                                   unless Cytomedix
                                                                   terminates the
                                                                   employees without
                                                                   cause prior to that
                                                                   date in which event
                                                                   1/12th of the
                                                                   option will be
                                                                   deemed to have
                                                                   vested on each
                                                                   monthly anniversary
                                                                   of the date of
                                                                   grant.
-------------------------------------------------------------------------------------------------------------
Dr. Charles Baxter      January 10, 2004     10,000/$1.50          January 10, 2004      January 10, 2014
-------------------------------------------------------------------------------------------------------------


(1): Effective January 2, 2004, we entered into a Confidential Release and Settlement Agreement with Mr. Kent Smith, former president of the company. Mr. Smith consented to the expiration of all vested and unvested options or other stock-based incentives that had been awarded to him. In return, we granted Mr. Smith warrants to purchase 175,000 shares of common stock at an exercise price of $1.50. The warrants expire on January 2, 2007. The common stock underlying the warrants is expected to be issued pursuant to exemptions afforded by Section 4(2) of the Securities Act.

(2): Effective February 24, 2004, we issued to BDR Consulting, Inc., a related party, warrants to purchase 200,000 shares of our common stock outside of the Long-Term Incentive Plan. The warrants have a ten-year term and an exercise price of $1.50 per share of common stock. These warrants were issued as partial consideration for the services provided by BDR Consulting under its consulting agreement dated July 16, 2002. The common stock underlying the warrants is expected to be issued pursuant to exemptions afforded by Section 4(2) of the Securities Act.

(3) Pursuant to the employment agreement between Cytomedix and Mr. Cline, Mr. Cline received options to purchase 175,000 shares of the Company's common stock at a price of $1.50 per share. These options were to vest on November 15, 2004, unless the Company terminated Mr. Cline without cause prior to such date, in which case 1/12th of the options vested on the 15th day of each month beginning on November 15, 2003, and continuing until the date of termination. Pursuant to the Confidential Separation and Release Agreement executed in connection with Mr. Cline's resignation, 25,000 options of the 175,000 originally awarded to Mr. Cline expired upon the execution of the agreement. The remaining 150,000 shall continue to vest as per the original vesting schedule. As of June 15, 2003, 87,500 options have vested. The options shall remain exercisable for a period of five years from the date of original grant, so that the options awarded to Mr. Cline shall expire on November 15, 2008.



      On April 20, 2004, we entered into an employment agreement with Dr. Kshitij Mohan under which Dr. Mohan will serve as our Chief Executive Officer. In conjuction with the employment agreement, we granted Dr. Mohan an inducement award consisting of stock options for 1,000,000 shares of our common stock at an exercise price of $1.50 per share. Options for 500,000 shares vested immediately.

ITEM 27.  EXHIBITS

2.1 First Amended Plan of Reorganization with All Technical Amendments (Previously filed on June 28, 2002, on Form 8-K, File No. 000-28443).

2.2 Amended and Restated Official Exhibits to the First Amended Plan of Reorganization of Cytomedix, Inc. with All Technical Amendments (Previously filed on May 10, 2004, on Form 10-QSB for the quarter ended March 31, 2004, File No. 000-28443).

3.1 Restated Certificate of Incorporation of Cytomedix, Inc. (Previously filed on November 7, 2002, on Form 10-QSB for quarter ended June 30, 2001, File No. 000-28443).

3.2 Restated Bylaws of Cytomedix, Inc. (Previously filed on November 7, 2002, on Form 10-QSB for quarter ended June 30, 2001, File No. 000-28443).

4.1 Amended and Restated Certificate of Designation of the Relative Rights and Preferences of Series A Preferred, Series B Preferred and common stock of Cytomedix, Inc. (Previously filed on March 31, 2004, on Form 10-KSB for year ended December 31, 2003, File No. 000-28443).

4.2 Form of Class A Warrant issued to New Investors and DIP Lenders (Previously filed on December 5, 2002, on Form 10-QSB for quarter ended September 30, 2001, File No. 000-28443).

4.3 Form of Class B Warrant issued to New Investors and DIP Lenders (Previously filed on December 5, 2002, on Form 10-QSB for quarter ended September 30, 2001, File No. 000-28443).

4.4 Form of Series C-1 Warrant to Purchase Shares of common stock of Cytomedix, Inc. (Previously filed on March 29, 2004 on Form 8-K, File No. 000-28443.)

4.5 Form of Series C-2 Warrant to Purchase Shares of common stock of Cytomedix, Inc. (Previously filed on March 29, 2004 on Form 8-K, File No. 000-28443).

4.6 Certificate of Designation of the Relative Rights and Preferences of the Series C Convertible Stock of Cytomedix, Inc. as filed with the Delaware Secretary of State on March 25, 2004 (Previously filed on March 29, 2004 on Form 8-K, File No. 000-28443).

4.7 Form of Registration Rights Agreement, dated as of March 25, 2004, between Cytomedix, Inc., and the purchasers named therein (Previously filed on March 29, 2004 on Form 8-K, File No. 000-28443).



4.8 Form of Registration Rights Agreement, dated June 4, 2003, between Cytomedix, Inc. and the investors in the 2003 offering (Previously filed on May 11, 2004, on Form SB-2, File No. 333-115364).

4.9 Form of placement agent warrant dated March 25, 2004, issued to Burnham Hill Partners or its designees in connection with the 2004 Series C Offering (Previously filed on May 11, 2004, on Form SB-2, File No. 333-115364).

4.10 Form of Registration Rights Agreement dated March 31, 2004, between Cytomedix, Inc. and the investors in the 2004 Unit Offering (Previously filed on May 11, 2004, on Form SB-2, File No. 333-115364).

4.11 Form of Investment Rights Agreement dated March 31, 2004 between Cytomedix, Inc. and investors in the 2004 Unit Offering (Previously filed on May 11, 2004, on Form SB-2, File No. 333-115364).

4.12 Form of warrant issued to investors in the 2004 Unit Offering (Previously filed on May 11, 2004, on Form SB-2, File No. 333-115364).

4.13 Form of consulting warrant issued to Burnham Hill Partners or its designees (Previously filed on May 11, 2004, on Form SB-2, File No. 333-115364).

4.14 Form of warrant issued to FEQ Investments, Inc., dated October 1, 2003 (Previously filed on May 11, 2004, on Form SB-2, File No. 333-115364).

4.15 Form of Registration Rights Agreement between Cytomedix, Inc., and FEQ Investments (Previously filed on May 11, 2004, on Form SB-2, File No. 333-115364).

4.16 Form of warrant issued to FEQ Investments, Inc., dated April 1, 2004 (Previously filed on May 11, 2004, on Form SB-2, File No. 333-115364).

4.17 Form of warrant issued to BDR Consulting, Inc., dated February 24, 2004(Previously filed on May 11, 2004, on Form SB-2, File No. 333-115364) .

4.18 Form of warrant issued to Mr. Kent Smith, dated January 2, 2004 (Previously filed on May 11, 2004, on Form SB-2, File No. 333-115364).

4.19 Form of warrant issued to The Carmen Group, Inc., dated October 1, 2003 (Previously filed on May 11, 2004, on Form SB-2, File No. 333-115364).

4.20 Form of warrant issued to IVC Group, dated October 1, 2003 (Previously filed on May 11, 2004, on Form SB-2, File No. 333-115364).

4.21 Form of Registration Rights Agreement between Cytomedix, Inc. and IVC Group (Previously filed on May 11, 2004, on Form SB-2, File No. 333-115364).

4.22 Form of warrant issued to Stern & Co., dated October 1, 2003 (Previously filed on May 11, 2004, on Form SB-2, File No. 333-115364).

4.23 Form of Registration Rights Agreement between Cytomedix, Inc. and Stern & Co. (Previously filed on May 11, 2004, on Form SB-2, File No. 333-115364).

4.24 Form of warrant issued to Ms. Nadine Smith, dated April 1, 2003 (Previously filed on May 11, 2004, on Form SB-2, File No. 333-115364).

4.25 Form of Registration Rights Agreement between Cytomedix, Inc. and Ms. Nadine Smith, dated April 1, 2003 (Previously filed on May 11, 2004, on Form SB-2, File No. 333-115364).

4.26 Form of warrant issued to HMA Advisors, dated July 29, 2002 (Previously filed on May 11, 2004, on Form SB-2, File No. 333-115364).

5.1 Opinion of Williams & Anderson PLC (Previously filed on May 11, 2004, on Form SB-2, File No. 333-115364).

10.1 Royalty Agreement, dated as of December 26, 2000, by and between Cytomedix, Inc. and Curative Health Services, Inc. (Previously filed on January 17, 2001, on Form 8-K, File No. 000-28443).

10.2 First Amendment to Royalty Agreement, dated as of April 20, 2001, by and between Cytomedix, Inc. and Curative Health Services, Inc. (Previously filed on May 25, 2001, on SB-2/A, File No. 333-55818).

10.3 Second Amendment to Royalty Agreement, dated as of December 5, 2002, by and between Cytomedix, Inc. and Curative Health Services, Inc. (Previously filed on March 31, 2003, on Form 10-KSB for year ended December 31, 2002, File No. 000-28443).

10.4 Cytomedix, Inc. Long-Term Incentive Plan (Previously filed on November 7, 2002, on Form 10-QSB for quarter ended June 30, 2001, File No. 000-28443).

10.5 License Agreement dated March 21, 2001, by and between Cytomedix, Inc. and DePuy AcroMed, Inc. (Previously filed on April 16, 2001, on Form 10-KSB for year ended December 31, 2000, File No. 000-28443).

10.6 Employment Agreement with Mr. Kent T. Smith (Previously filed on December 5, 2002, on Form 10-QSB for quarter ended September 30, 2001, File No. 000-28443).

10.7 Employment Agreement with Ms. Carelyn P. Fylling (Previously filed on December 5, 2002, on Form 10-QSB for quarter ended September 30, 2001, File No. 000-28443).

10.8 Registration Rights Agreement by and between Cytomedix, Inc. and the New Investors and Cytomedix, Inc. and the DIP Lenders (Previously filed on December 5, 2002, on Form 10-QSB for quarter ended September 30, 2001, File No. 000-28443).

10.9 BDR/Cytomedix Consulting Arrangement (Previously filed on December 5, 2002, on Form 10-QSB for quarter ended September 30, 2001, File No. 000-28443).

10.10 Form of Series C Convertible Stock Purchase Agreement, dated as of March 25, 2004, between Cytomedix, Inc., and the purchasers named therein (Previously filed on March 29, 2004 on Form 8-K, File No. 000-28443).

10.11 Employment Agreement with Mr. Mark E. Cline (Previously filed on March 31, 2004, on Form 10-KSB for year ended December 31, 2003, File No. 000-28443).

10.12 Employment Agreement with Mr. William L. Allender (Previously filed on March 31, 2004, on Form 10-KSB for year ended December 31, 2003, File No. 000-28443).

10.13 The Carmen Group/Cytomedix Consulting Agreement dated October 1, 2003 (Previously filed on May 10, 2004, on Form 10-QSB for the quarter ended March 31, 2004).

10.14 Employment Agreement with Kshitij Mohan, Ph.D., dated April 20, 2004 (previously filed on May 7, 2004, on Form 8-K, File No. 00028443).

10.15 Termination Agreement between Cytomedix, Inc., and Kshitij Mohan, dated April 20, 2004 (previously filed on May 7, 2004, on Form 8-K, File No. 000-28443).


10.16 Amended and Restated Agreement between Cytomedix, Inc. and Burnham Hill Partners dated March 19, 2004 (Previously filed on May 11, 2004, on Form SB-2, File No. 333-115364).

10.17 Form of Services Agreement between Cytomedix, Inc. and Stern & Co. (Previously filed on May 11, 2004, on Form SB-2, File No. 333-115364).

10.18 Form of Services Agreement between Cytomedix, Inc. and IVC Group (Previously filed on May 11, 2004, on Form SB-2, File No. 333-115364).

10.19 Form of Services Agreement between Cytomedix, Inc. and FEQ Investments, Inc., dated October 1, 2003 (Previously filed on May 11, 2004, on Form SB-2, File No. 333-115364).

10.20 Consulting Agreement between Cytomedix, Inc. and Ms. Nadine C. Smith, dated April 1, 2003 (Previously filed on May 11, 2004, on Form SB-2, File No. 333-115364).

10.21 Confidential Release and Settlement Agreement between Cytomedix, Inc. and Mr. Kent Smith, dated January 2, 2004 (Previously filed on May 11, 2004, on Form SB-2, File No. 333-115364).

10.22 Financial Services Agreement between Cytomedix, Inc. and HMA Advisors, Inc., dated July 29, 2002(Previously filed on May 11, 2004, on Form SB-2, File No. 333-115364).

10.23 Letter Agreement between Cytomedix, Inc. and The Research Works, Inc., dated August 20, 2003 (Previously filed on May 11, 2004, on Form SB-2, File No. 333-115364).

10.24 Form of Selling Agent Agreement between Cytomedix, Inc. and selling agents in the 2002 Offering (Previously filed on May 11, 2004, on Form SB-2, File No. 333-115364).

10.25 Form of Selling Agent Agreement between Cytomedix, Inc. and selling agents in the 2003 Offering (Previously filed on May 11, 2004, on Form SB-2, File No. 333-115364).

10.26 Form of Selling Agent Agreement between Cytomedix, Inc. and selling agents in the 2004 Unit Offering (Previously filed on May 11, 2004, on Form SB-2, File No. 333-115364).

10.27 Confidential Separation Agreement and Release Agreement between Cytomedix, Inc., and Mr. Mark E. Cline, dated June 28, 2004.


16.1 Letter from KPMG dated August 22, 2002 (Previously filed on August 26, 2002, on Form 8-K, File No. 000-28443).

20.1 Notice to Shareholders of Cytomedix, Inc. dated October 17, 2001 (Previously filed on November 12, 2002, on Form 10-QSB, File No. 000-28443).

23.1 Consent of Williams & Anderson PLC (included in Exhibit 5.1).

23.2 Consent of LJ Soldinger Associates LLC

ITEM 28.  UNDERTAKINGS

(A) Rule 415 Offering. The undersigned registrant hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

Include any prospectus required by section 10(a)(3) of the Securities Act;

      (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


(B) Request for acceleration of effective date.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Little Rock in the State of Arkansas on July _____, 2004.

CYTOMEDIX, INC.

/s/Kshitij Mohan
----------------------------------------
Kshitij Mohan, Chief Executive Officer

      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

/s/Kshitij Mohan
----------------------------------------
Kshitij Mohan, as Chief Executive Officer and as a Director


/s/William Allender
----------------------------------------
William Allender, Chief Financial Officer, the chief accounting officer


/s/Carelyn P. Fylling
----------------------------------------
Carelyn P. Fylling, Vice President of Professional Services

/s/ Lance Jones
----------------------------------------
Lance Jones, Controller

/s/Robert Burkett
----------------------------------------
Robert Burkett, Chairman of the Board

/s/David P. Crews
----------------------------------------
David Crews, Director


Date:  July ___, 2004